Filed Pursuant to Rule 424(h)
Registration No. 333-228964

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, February 25, 2021

$1,009,220,000

(Approximate)

John Deere Owner Trust 2021

Issuing Entity (CIK: 0001845709)

Aggregate Principal Amount(1)	Class of Notes
$257,200,000	Class A-1	% Asset Backed Notes
$337,500,000	Class A-2	% Asset Backed Notes
$337,500,000	Class A-3	% Asset Backed Notes
$ 77,020,000	Class A-4	% Asset Backed Notes

(1)

This amount is based on an assumed discount rate used to calculate the assumed initial note value. The aggregate principal amount of the notes offered hereby will be determined based on the discount rate set at the time the interest rates on the notes are determined. The final aggregate principal amount of the notes at the time of issuance will be an amount that is no more than 5% in excess of, or less than, the amounts stated herein.

John Deere Receivables LLC, Seller and Depositor (CIK: 0001762590)

John Deere Capital Corporation, Sponsor and Servicer (CIK: 0000027673)

The notes represent obligations of the issuing entity only and do not represent obligations of or interests in John Deere Receivables LLC, John Deere Capital Corporation, Deere & Company or any of their affiliates.

The trust will own receivables consisting of agricultural and construction equipment retail installment sale and loan contracts secured by new and used agricultural and construction equipment, the security interests in the equipment financed thereby and the proceeds thereof.

Investing in the notes involves risks. See “Risk Factors” on page 9 of this prospectus.

	Interest Rate		Price		Underwriting Discounts and Commissions		Proceeds to Depositor		Final Payment Date
Class A-1 Notes		%		%		%		%	March 15, 2022
Class A-2 Notes		%		%		%		%	December 15, 2023
Class A-3 Notes		%		%		%		%	September 15, 2025
Class A-4 Notes		%		%		%		%	December 15, 2027
Total			$		$		$

The trust will pay interest and principal on the notes on the 15th day of each month or, if the 15th day is not a business day, on the next business day. The first distribution date will be April 15, 2021.

The issuing entity will have a reserve account in the initial amount of $                 (equal to 1.00% of the initial note value) that will provide credit enhancement for the notes to the extent described in this prospectus. Additionally, the certificate is subordinated to the notes to the extent described in this prospectus.

Delivery of the notes in book entry form only will be made on or about March     , 2021.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Citigroup	HSBC	RBC Capital Markets	TD Securities

Barclays	MUFG

The date of this prospectus is March    , 2021

i

You should rely only on the information contained in this document or on information to which we have referred you. We have not authorized anyone to provide you with different or additional information. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Content of Prospectus

This prospectus only relates to the notes. The certificate is not offered under this document.

We include cross-references in this prospectus to captions in this document where you can find further related discussions. The table of contents beginning on page i of this prospectus provides the pages on which these captions are located.

This prospectus provides information regarding the pool of receivables held by the issuing entity and the terms of your notes.

You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption “Index of Terms” beginning on page 109 in this prospectus.

In this prospectus, “we” refers to John Deere Receivables LLC.

Dealer Prospectus Delivery Obligation

Until                 , 2021, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to its unsold allotments or subscriptions. Such delivery obligations may be satisfied by filing the prospectus with the Securities and Exchange Commission (the “SEC”).

If you have received an electronic prospectus from an underwriter within the period during which there is an obligation to deliver a prospectus, the depositor or the underwriter will promptly deliver, or cause to be delivered, without charge, to you a paper copy of the prospectus upon receipt of a request by you or your representative.

SUMMARY OF TERMS

The following summary is a short description of the main terms of the notes. To fully understand the offering of the offered notes (as defined below), you will need to read this prospectus in its entirety. You will find a detailed description of the terms of the notes following this summary.

OFFERED SECURITIES

Class of Notes	Aggregate Principal Amount(1)	Interest Rate
A-1	$257,200,000	%
A-2	$337,500,000	%
A-3	$337,500,000	%
A-4	$77,020,000	%

(1)

This amount is based on an assumed discount rate used to calculate the assumed initial note value. The aggregate principal amount of the notes offered hereby will be determined based on the discount rate set at the time the interest rates on the notes are determined. The final aggregate principal amount of the notes at the time of issuance will be an amount that is no more than 5% in excess of, or less than, the amounts stated herein.

The interest rate for each class of notes will be a fixed rate.

The class A-1, class A-2, class A-3 and class A-4 notes are sometimes referred to herein collectively as the “offered notes”.

The notes will be in book entry form clearing through the facilities of The Depository Trust Company for the account of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, in minimum denominations of $1,000 and integral multiples of $1,000. See “Description of the Notes—Book Entry, Delivery and Form” in this prospectus.

Issuing Entity

John Deere Owner Trust 2021 (the “trust” or the “issuing entity”).

Seller and Depositor

John Deere Receivables LLC (“JDRL” or the “depositor”).

Sponsor and Servicer

John Deere Capital Corporation (“JDCC” or the “sponsor” or the “servicer”).

Sub-servicer

The servicer will designate Deere Credit Services, Inc. (“Deere Credit Services”), a Delaware corporation and indirect wholly owned subsidiary of Deere & Company (“Deere” and, with its wholly owned subsidiaries, “John Deere”), as its agent to service the receivables.

Indenture Trustee

U.S. Bank National Association (the “indenture trustee”).

Owner Trustee

Wells Fargo Delaware Trust Company, N.A. (the “owner trustee”).

Asset Representations Reviewer

Clayton Fixed Income Services LLC (the “asset representations reviewer”).

Closing Date

March     , 2021.

Payment Dates

Payments on the notes will be made on the 15th day of each calendar month (or, if not a business day, the next business day), beginning April 15, 2021.

Interest Payments

The interest rate for each class of notes is specified above. Interest on the class A-1 notes will be calculated on the basis of the actual number of days in the applicable interest period divided by 360. Interest on the class A-2 notes, the class A-3 notes and the class A-4 notes will be calculated on the basis of a 360-day year of twelve 30-day months.

Principal Payments

The aggregate amount of principal payable on the notes on each payment date will generally be equal to the reduction in the note value of the receivables during a collection period. The note value of the receivables on any payment date is the present value of the unpaid scheduled payments on the

receivables, discounted at    %. The discount rate will be established based on, among other things, market interest rates at the time the interest rates on the notes are determined. As of January 31, 2021 (the “cut-off date”), the initial note value is $                (the “initial note value”). For purposes of calculating the initial aggregate principal amount of the notes in this prospectus the assumed initial note value is approximately $1,035,107,475.60 based on a discount rate of 3.70% (the “assumed discount rate”).

Amounts allocated to payment of the principal of the notes will be applied in the following order of priority:

•	first, to payment in full of the class A-1 notes;

•	second, to payment in full of the class A-2 notes;

•	third, to payment in full of the class A-3 notes; and

•	fourth, to payment in full of the class A-4 notes.

Following an event of default and acceleration of the notes, payments (including payments funded from proceeds from the sale of the receivables in connection with an event of default as described in this prospectus under the heading “Description of the Notes—The Indenture—Events of Default; Rights upon Event of Default”) will be made, after payment of fees, ratably to the noteholders first based on the amount of interest due on each note (in the case of payments of interest) and then based on the outstanding principal amount (in the case of payments of principal) until the principal amount of all of the notes is reduced to zero.

See “Description of the Notes” and “Description of the Transfer and Servicing Agreements—Distributions” for additional detail on some of the calculations described above and for special priority rules that would apply under certain circumstances. A collection period for a payment date is the fiscal month specified in the sale and servicing agreement, which will end prior to that payment date; however, with respect to the first payment date, the collection period will be the period from and excluding the cut-off date through and including March 28, 2021.

Final Payment Dates

The principal amount of each class of notes, to the extent not previously repaid, will be payable in full on the payment date specified below:

Class of Notes	Final Payment Date
A-1	March 15, 2022
A-2	December 15, 2023
A-3	September 15, 2025
A-4	December 15, 2027

Optional Redemption

The servicer has the right to purchase the remaining receivables on any payment date when the note value of the receivables becomes equal to or less than 10% of the initial note value of the receivables as of the cut-off date. If the servicer exercises this right, the notes outstanding at that time will be redeemed in full at a price equal to their unpaid principal amount plus accrued and unpaid interest thereon.

Priority of Payments

In general, the collections received in respect of the receivables in a collection period and any net investment earnings on the trust’s short term investments from amounts deposited in the collection account and the reserve account will be applied on the next payment date in the following amounts and in the following order of priority:

1.	administration fee to the administrator;

2.	review fees to the asset representations reviewer, in an aggregate amount not to exceed $200,000 in any calendar year;

3.	interest on the notes;

4.	principal on the notes in the priority described under “Description of the Notes—Payments of Principal”;

5.	amount, if any, required to be deposited into the reserve account;

6.

servicing fee to the servicer; provided that if JDCC or an affiliate of JDCC is not the servicer, the servicing fee will be paid prior to any other application of funds on deposit in the collection account;

7.	any unpaid fees, expenses and indemnification amounts due to the indenture trustee, to the indenture trustee;

8.	any unpaid fees, expenses and indemnification amounts due to the owner trustee, to the owner trustee;

9.

any unpaid fees, expenses and indemnification amounts due to the asset representations reviewer (including as a result of the cap set forth in clause (2) above), to the asset representations reviewer; and

10. remaining	amounts, if any, to the certificate distribution account.

See “Description of the Notes” and “Description of the Transfer and Servicing Agreements—Distributions” for additional details, including the amount of principal to be distributed, the priority of payments of principal on the notes and special priority rules that apply under certain circumstances.

Events of Default

The indenture will provide that if an “Event of Default” occurs and is continuing, then the indenture trustee or the holders of notes representing a majority of the outstanding amount of notes may declare the unpaid principal amount of the notes and any accrued and unpaid interest thereon immediately due and payable. Such “Events of Default” include:

(i)	default in the payment of interest on any note which continues for a period of five days;

(ii)	default in the payment of the principal of or any installment of the principal of any note when due and payable;

(iii)	default in the observance and performance of certain covenants or representations which default is not cured or otherwise eliminated within a specified grace period; and

(iv)	the occurrence of certain bankruptcy events with respect to the trust or a substantial part of the trust estate.

Servicing Fee

The servicer will be entitled to receive a servicing fee for each collection period in an amount equal to 1.00% per annum of the pool balance as of the first day of the collection period; provided that in the case of the first payment date, the servicing fee will be an amount equal to the sum of (a) 1.00% per annum of the pool balance as of the cut-off date (for the February collection period) and (b) 1.00% per annum of the pool balance as of February 28, 2021 (for the March collection period).

So long as JDCC or an affiliate of JDCC is the servicer, the servicing fee will be paid after payments are made to the noteholders and to the reserve account as set forth in this prospectus. If JDCC or an affiliate of JDCC ceases to be the servicer, the servicing fee will be paid prior to any other application of funds on deposit in the collection account. See “Description of the Transfer and Servicing Agreements—Servicing Compensation” in this prospectus.

Certificate

On the closing date, the trust will also issue a certificate representing an undivided equity interest in the trust. The certificate will not have a principal balance and will not bear interest. On each payment date, the holder of the certificate will be entitled only to amounts remaining after payment of interest and principal due on the notes, payment of certain fees and expenses of the trust and any required deposit to the reserve account on such payment date. The certificate is not being offered hereby and will be retained by the depositor. The depositor’s retention of the certificate is intended to satisfy a portion of the sponsor’s risk retention obligation. See “Credit Risk Retention” in this prospectus for more information.

TRUST PROPERTY

The trust will own only the following property:

•	the receivables and all monies due under the receivables after the cut-off date;

•	the rights of the depositor under the purchase agreement;

•	bank accounts into which collections on the receivables are deposited and the short term investments made from those collections;

•	security interests in the equipment financed under the receivables;

•	the reserve account;

•	any proceeds of repossessed equipment;

•	rights to proceeds from certain insurance policies covering equipment financed under the receivables or obligors on the receivables; and

•	any proceeds of the foregoing.

Receivables

The receivables will consist of agricultural and construction equipment retail installment sale and loan contracts secured by new and used agricultural and construction equipment, the security interests in the equipment financed thereby and the proceeds thereof. See “The Receivables Pool” for additional information regarding the receivables. On or prior to the closing date, the trust will purchase receivables having an aggregate principal balance plus accrued interest of approximately $1,065,546,241.78 as of the cut-off date. As of the cut-off date, the receivables had the following characteristics:

Number of Receivables: 18,848

Aggregate Balance: $1,065,546,241.78

Weighted Average Remaining Term: 44.89 months

Weighted Average Original Term: 55.63 months

Weighted Average Credit Score: 761(1)

(1)

Credit scores relate to the FICO® score of the obligors, which is a credit score derived from a scoring system created by the Fair Isaac Corporation. A FICO® score is used to evaluate creditworthiness on the basis of, among other things, information that a credit bureau keeps about the applicant for credit and the debt service-to-income ratio of the applicant. The highest FICO® score a person can receive is 850 and the lowest 300. 20.06% of the aggregate balance of the receivables pool did not contain a FICO® score and thus was excluded from the calculation.

See “The Receivables Pool” for additional information regarding the receivables.

No receivables in the pool of receivables constitute exceptions to the underwriting criteria of JDCC, as described in “The Receivables Pool—Underwriting Criteria for Receivables” and “—Origination” in this prospectus.

Any receivable that had been granted a payment extension or modification as of the cut-off date was excluded from the receivables pool.

Repurchases of Receivables; Asset Representations Review

The depositor will be obligated to repurchase any receivable from the trust if:

•	the interest of the trust or the noteholders is materially adversely affected by a breach of any representation or warranty made by the depositor or JDCC with respect to the receivable; and
•	the breach has not been cured following the discovery by or notice to the depositor of the breach.

JDCC will be obligated to repurchase the receivable from the depositor under the purchase agreement contemporaneously with the depositor’s repurchase from the trust. The obligation of the depositor to repurchase any receivable with respect to which JDCC has breached a representation or warranty is subject to JDCC’s repurchase of the receivable. Except for the dispute resolution mechanisms as described under “The Receivables Pool—Dispute Resolution,” this repurchase obligation will constitute the sole remedy available to the noteholders, the indenture trustee, the owner trustee or the certificateholder in respect of the trust for any uncured breach. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

In addition, consistent with its normal procedures, the servicer or the sub-servicer may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule for such receivable. Some of such arrangements may result in the servicer purchasing the receivable from the trust for the purchase amount. See “Description of the Transfer and Servicing Agreements—Servicing Procedures” in this prospectus.

In addition, if the delinquency trigger is met or exceeded for a collection period and noteholders holding a majority of the outstanding principal amount of the notes of voting noteholders vote to direct an asset representations review as described under “The Receivables Pool—Asset Representations Review,” the asset representations reviewer will review all 60 day or more delinquent receivables to determine if certain representations and warranties made by the sponsor with respect to the receivables in the purchase agreement were satisfied. For a description of the asset representations review process, see “The Receivables Pool—Asset Representations Review” in this prospectus.

CREDIT ENHANCEMENT

Subordination of the Certificate

The certificate, representing overcollateralization, will serve as credit enhancement for the notes, because on each payment date the certificate will only be entitled to receive excess cashflow, if any, remaining after payment of interest and principal due on the notes, payment of certain fees and expenses of the trust and any required deposit to the reserve account.

On the closing date, the initial note value will exceed the initial principal amount of the notes by approximately 2.50%, which represents the amount of initial overcollateralization. On each payment date, the amount of principal required to be paid on the notes will be an amount equal to the reduction in the note value of the receivables during the related collection period (plus any principal shortfalls from prior payment dates), which is intended to maintain the amount of initial overcollateralization.

Reserve Account

The trust will have a reserve account. Funds in the reserve account will be used to cover shortfalls in required payments on the notes.

•	On the closing date, $ (equal to 1.00% of the initial note value) will be on deposit in the reserve account.

•	As of any payment date, the amount on deposit in the reserve account will be required to equal 1.00% of the initial note value.

•	On each payment date, any collections on the receivables that remain after all payments having a higher priority of payment have been made will be applied, to the extent necessary, to increase the funds in the reserve account to the required amount.

See “Description of the Transfer and Servicing Agreements—Credit and Cash Flow Enhancement—Reserve Account and the Certificate” for a description of the required amount for the reserve account.

The reserve account is expected to constitute an “eligible horizontal cash reserve account” under Regulation RR, and the sponsor intends (by itself or through a majority-owned affiliate) to establish and fund the reserve account in partial satisfaction of its risk retention obligations. See “Credit Risk Retention” in this prospectus for more information.

TAX STATUS

In the opinion of Kirkland & Ellis LLP, special U.S. federal tax counsel for the trust, the offered notes will be characterized as debt for U.S. federal income tax purposes, to the extent the offered notes are treated as beneficially owned by a person other than the sponsor or its affiliates for such purposes, and the trust will not be characterized as a separate entity that is an association or a publicly traded partnership, in either case, taxable as a corporation. See “U.S. Federal Income Tax Considerations” and “Certain Iowa Tax Considerations” in this prospectus for information regarding the application of federal and certain state tax laws to the notes and the trust.

ERISA CONSIDERATIONS

Subject to the considerations discussed under “ERISA Considerations” in this prospectus, the offered notes are eligible for purchase by employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, and other plans and arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended.

LEGAL INVESTMENT

On the closing date, the class A-1 notes will be eligible securities for purchase by money market funds under paragraph (a)(11) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including additional requirements relating to portfolio maturity, liquidity and risk diversification. A money market fund purchasing class A-1 notes should consult its counsel before making a purchase.

CUSIP NUMBERS

Each class of notes will have the following CUSIP number:

Class of Notes	CUSIP
A-1	47788U AA0
A-2	47788U AB8
A-3	47788U AC6
A-4	47788U AD4

CERTAIN INVESTMENT COMPANY ACT CONSIDERATIONS

The trust is not a “covered fund” under the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the “Volcker Rule,” and is not registered or required to be registered as an “investment company” under the Investment

Company Act. In determining that the trust is not a “covered fund,” the trust is entitled to rely on the exception to the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act, although other exclusions or exemptions may also be available to the trust.

RATING OF THE SECURITIES

The depositor expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to rate the notes (the “hired NRSROs”). There can be no assurance that these ratings will not be lowered or withdrawn by a hired NRSRO if, in the opinion of the hired NRSRO, circumstances so warrant. JDCC has requested that each hired NRSRO maintain ongoing surveillance of its ratings assigned to the notes in accordance with the hired NRSRO’s policy, but we cannot assure you that a hired NRSRO will continue its surveillance of the ratings assigned to the notes. See “Risk Factors—Risks Related to the Characteristics of the Notes—Ratings of the notes may be lowered or withdrawn, or the notes may receive an unsolicited rating, which would adversely affect the value of the affected notes” in this prospectus.

SUMMARY OF THE FLOW OF FUNDS

The following diagram summarizes the flow of funds relating to the transactions contemplated in this prospectus. Carefully read this prospectus for a complete description of the flow of funds.

Obligors on Receivables
Deposit of collections
Collection on receivables
Servicer
Collection Account
Earnings on Reserve Account
Reserve Account
Application of collections and other available funds
Amounts to cover shortfalls
Amounts to cover shortfalls
Administration Fee
Asset Representations Reviewer Review Fee
Note Interest
Note Principal
Replenish Reserve Account
Servicing Fee (if JDCC or an affiliate of JDCC is the servicer)
Any unpaid compensation, fees and indemnification of the indenture trustee to indenture trustee
Any unpaid compensation, fees and indemnification of the owner trustee to owner trustee
Any unpaid compensation, fees and indemnification of the asset representations reviewer to the asset representation reviewer
Remaining amounts to certificateholder

RISK FACTORS

You should consider the following risk factors in deciding whether to purchase any of the offered notes.

Risks Related to the Characteristics of the Notes

The notes may suffer losses because the trust’s only sources of funds are the receivables and the reserve account
The trust’s only sources of funds for making payments on the notes are collections on the receivables and funds in the reserve account. The notes will represent obligations solely of the trust and are not guaranteed or otherwise insured by the depositor, JDCC, Deere, any of their affiliates or any other entity. Consequently, noteholders must rely for repayment upon payments on the receivables and, if and to the extent available, amounts on deposit in the reserve account.

Subordination may cause some classes of notes to bear additional credit risk
Principal of each class of notes will be paid sequentially (so long as the notes have not been accelerated following an event of default). Therefore, classes of notes that have a higher (i.e., 2 being higher than 1) sequential numerical designation will be outstanding longer and therefore will be exposed to risk of losses on the receivables during periods after other classes of notes have received all amounts payable on their notes and after credit enhancement may have been applied and not replenished.

Ratings of the notes may be lowered or withdrawn, or the notes may receive an unsolicited rating, which would adversely affect the value of the affected notes

A rating is not a recommendation to purchase, hold or sell securities, inasmuch as the rating does not comment as to market price or suitability for a particular investor.

The ratings of the notes address the likelihood of the timely payment of interest on and the ultimate repayment of principal of the notes pursuant to their terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. Additionally, we note that a hired NRSRO may have a conflict of interest where, as is the case with the ratings of the notes, the sponsor or the issuer of a note pays the fees charged by the hired NRSRO for its rating services.

The sponsor has retained the hired NRSROs to assign ratings on the notes. The sponsor has not hired any other nationally recognized statistical rating organization, or “NRSRO,” to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes. However, under Rule 17g-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), information provided to a hired NRSRO for the purpose of assigning or monitoring the ratings on the notes is required to be made available to any qualified NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus. NRSROs, including the hired NRSROs, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired NRSROs, which could adversely affect the market value of your notes and/or limit your ability to resell your notes and, for regulated entities, could affect the status of the notes as a legal investment or the capital treatment of the notes. Investors in the notes should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the ratings issued by the hired NRSROs. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired NRSRO for the purpose of assigning or monitoring the ratings on the notes, a hired NRSRO could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

Additionally, if a rating is subsequently lowered or withdrawn, the value of the affected notes would be adversely affected. In that event, no person or entity will be obligated to provide any additional credit enhancement. The rating of the notes is based primarily on the credit quality of the receivables, the subordination provided by the certificate and the availability of funds in the reserve account.

This prospectus sets forth certain circumstances in which the hired NRSROs are requested to confirm in writing that a proposed action will not result in a reduction or withdrawal of the then current rating of any class of notes. This prospectus also sets forth that if notice is received from a hired NRSRO that a proposed amendment to a transaction document would result in a reduction or withdrawal of the then current rating of any class of notes, the amendment will require the consent of a majority of the noteholders. In this transaction, one of the hired NRSROs is only required to receive 10 business days’ prior notice of a proposed action or a proposed amendment and the reduction or withdrawal by such hired NRSRO of the then current rating of any class of notes because of the proposed action or the proposed amendment would not prevent the action or require noteholder approval, as the case may be.

The proceeds from the sale of any receivable may not cover the principal and interest payments on the notes
The net proceeds of any sale of the receivables or the related financed equipment following an event of default may not cover the principal and interest due on the notes. In addition, until the final payment date for a class of notes, the amount of principal required to be paid on the notes of that class is limited to the amount available for the payment. Consequently, the failure to pay principal on a class of notes will not be an event of default until the final payment date for that class of notes.

Yield on the notes could be lower than you anticipate
In the case of notes purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield and, in the case of any notes purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

Risks Related to the Characteristics and Performance of the Receivables and the

related Financed Equipment

Losses on the receivables may cause losses on the notes

Delinquencies, repossessions and net losses on the receivables are affected by economic or credit conditions generally. Economic conditions, such as unemployment, interest rates, inflation rates and consumer perceptions of the economy and disruptions caused by directives (such as stay-at-home orders) intended to limit the spread of COVID-19, may adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables and may consequently adversely affect the delinquency, default, loss and repossession experience of the issuing entity with respect to the receivables. In addition, adverse economic conditions, extreme weather events, natural disasters or civil unrest affecting any particular state or region could increase the delinquency, credit loss or repossession experience of the receivables originated in that state or region. As a result, you may experience payment delays and losses on your notes.

Delinquencies, repossessions and net losses on agricultural equipment receivables may be affected by:

•  government farm programs and policies, commodity market prices (which may be adversely affected by tariff and trade restrictions), harvest yields and real estate values;

•  weather conditions such as flood, drought and early frost, or natural disasters; and

•  the level of farmers’ income and/or cash flow.

Delinquencies, repossessions and net losses on construction equipment receivables may be affected by:

•  real estate values, the level of housing starts and interest rates; and

•  the level of nonresidential construction.

Public health concerns (including without limitation the COVID-19 pandemic), instances of civil unrest, and travel restrictions and disruptions caused by the implementation of governmental directives (such as stay-at-home requirements) intended to limit the spread of the COVID-19 pandemic have caused and, in some cases, could continue to cause substantial business disruptions, economic losses, increased unemployment, and have contributed to the current economic recession. As a result of one or more of the foregoing factors, the ability of obligors to make timely payments could be adversely affected which could, in turn, adversely affect the issuing entity’s ability to make payments on the notes.

Sustained negative economic conditions and outlook, like those currently being experienced in the U.S., could affect the U.S. housing market and other construction activities and may negatively impact one or more of the receivables and may otherwise continue to affect delinquencies, repossessions and net losses. Further, in response to the spread of COVID-19, certain companies, including JDCC, temporarily suspended certain involuntary repossession activities. In accordance with state specific guidelines and other applicable law, JDCC has recently reinitiated certain repossession activities. As a result of the foregoing, the delinquency, repossession and credit loss figures, shown in the tables appearing under “JDCC’s Historical Delinquencies, Repossessions and Net Losses” in this prospectus, may be a less reliable indicator of the rates of delinquencies, repossessions and losses that could occur on the receivables in the receivables pool than would otherwise be the case. If losses are incurred on the receivables and the funds in the reserve account are not sufficient to cover the resulting shortfalls in payments due on the notes, the noteholders may incur losses on their notes. If an event of default occurs in respect of the notes, the receivables may be sold to repay the notes.

Generally, when an account becomes 90 days delinquent, accrual of finance income is suspended. Generally, when an account becomes 120 days delinquent, the collateral is repossessed or the account is designated for litigation. There can be no assurance that the delinquency, repossession and net loss experience on the receivables will be comparable to JDCC’s prior experience or that new factors, including the COVID-19 pandemic, will not materially affect this experience in the future.

Potential early payment of notes due to prepayment of receivables

All the receivables will be repayable at any time. Each prepayment will shorten the weighted average life of the receivables and the weighted average lives of the notes. Prepayments include:

•  voluntary prepayments, including voluntary prepayments in connection with a refinancing due to trade-ins and issuance of a new note;

•  liquidations due to default; and

•  receipts of proceeds from insurance policies.

The rate of prepayments on the receivables may be influenced by a variety of economic, financial, climatic and other factors. In particular, the amount of prepayments on agricultural equipment receivables has historically tended to increase during periods in which farmers have strong cash flows.

Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the noteholders. Also, see “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” and “—Servicing Procedures” regarding JDCC’s obligation to repurchase the receivables under certain circumstances, “Description of the Transfer and Servicing Agreements—Termination” regarding the servicer’s option to purchase the receivables and “Certain Legal Aspects of the Receivables” regarding the sale of the receivables if an insolvency event with respect to the depositor occurs.

JDCC or the depositor may have to repurchase receivables

JDCC will make representations and warranties with respect to the characteristics of the receivables in the pool. In certain circumstances, JDCC and the depositor may be obligated to repurchase these receivables if these representations and warranties have been breached. Except for the dispute resolution mechanisms as described under “The Receivables Pool—Dispute Resolution,” the repurchase obligation will constitute the sole remedy available to noteholders, the certificateholder, the indenture trustee or the owner trustee in respect of the trust for any uncured breach. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” and “The Receivables Pool—Asset Representations Review” in this prospectus.

Federal and state laws impose requirements upon creditors in connection with extensions of retail credit and collections and certain of these laws make an assignee of a contract liable to the obligor of the contract for any violation by the lender. JDCC will make representations and warranties relating to the receivables’ compliance with law and the enforceability of the related contracts. In certain circumstances, JDCC and the depositor may be required to repurchase these receivables if these representations and warranties have been breached. Except for the dispute resolution mechanisms as described under “The Receivables Pool—Dispute Resolution,” the repurchase obligation will constitute the sole remedy available to noteholders, the certificateholder, the indenture trustee or the owner trustee in respect of the trust for any uncured breach. See “Certain Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.

Consistent with its normal procedures, the servicer or sub-servicer may, in its discretion and on a case-by-case basis, arrange with the obligor on a receivable to extend or modify the payment schedule on a receivable. In connection with a federal disaster declaration, such as the declarations made in connection with the COVID-19 outbreak, disaster relief may be provided by the servicer or sub-servicer consistent with its normal procedures to qualifying obligors on a case-by-case basis. Disaster relief allows the obligor to extend or modify its payment schedule on the receivable with no additional fees to the obligor. In connection with the COVID-19 outbreak, disaster relief was put in place nationwide on March 16, 2020. Receivables that were granted payment extensions or modifications as of the cut-off date have been excluded from the receivable pool. Some of these arrangements as described in this prospectus will result in the servicer purchasing the receivable from the trust for the purchase amount. See “Description of the Transfer and Servicing Agreements—Servicing Procedures” in this prospectus.

Risks Related to Certain Transaction Parties and Their Obligations Under the Transaction Documents

Bankruptcy or insolvency of JDCC could result in delays or reductions in payments on the notes

The depositor has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by JDCC under the U.S. Bankruptcy Code or other insolvency laws will not result in legal consolidation of the assets and liabilities of the depositor with those of JDCC. These steps include:

•  the creation of the depositor as a separate, limited-purpose limited liability company pursuant to articles of organization containing certain limitations, including restrictions on the nature of the depositor’s business; and

•  a restriction on the depositor’s ability to commence a voluntary case or proceeding under any insolvency law without the prior unanimous affirmative vote of all the depositor’s directors.

However, there can be no assurance that the activities of the depositor would not result in a court’s concluding that the assets and liabilities of the depositor should be consolidated with those of JDCC in a proceeding under any insolvency law.

JDCC will warrant to the depositor in the purchase agreement that the sale of the receivables by it to the depositor is a valid legal sale of the receivables to the depositor. In addition, JDCC and the depositor will treat the transactions described in this prospectus as a legal sale of the receivables to the depositor, and the depositor will take all actions that are required to perfect the depositor’s ownership interest in the receivables.

Notwithstanding the foregoing, if JDCC were to become a debtor in a bankruptcy case, and a creditor or trustee-in-bankruptcy of the debtor or the debtor itself were to take the position that a sale of receivables to the depositor should be recharacterized as a pledge of those receivables to secure a borrowing of the debtor, then delays in payments of collections of receivables to the depositor could occur, or should the court rule in favor of the creditor, trustee or debtor, reductions in the amount of the payments could result.

If any transfer of receivables to the depositor is recharacterized as a pledge, a tax or government lien on the property of JDCC arising before the transfer of a receivable to the depositor may have priority over the depositor’s interest in the receivable. If the transactions contemplated in this prospectus are treated as a sale, for legal purposes the receivables would not be part of JDCC’s bankruptcy estate and would not be available to JDCC’s creditors.

In addition, while JDCC is the servicer, cash collections held by JDCC may, subject to certain conditions, be commingled and used for the benefit of JDCC prior to each payment date and, in the event of the bankruptcy of JDCC, the trust may not have a perfected interest in these collections.

JDCC may commingle collections on the receivables with its own funds and invest the collections for its own benefit

The servicer will deposit all payments on receivables and all proceeds of receivables collected during each collection period into the collection account within two business days of receipt and identification thereof. However, if JDCC satisfies certain requirements for monthly or less frequent remittances as described in this prospectus, then so long as JDCC is the servicer and provided that:

•  there exists no servicer default; and

•  each other condition to making monthly or less frequent deposits that may be specified by each hired NRSRO is satisfied,

JDCC will not be required to deposit such amounts into the collection account until on or before the business day preceding the payment date. Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit, and will not be segregated from funds of the servicer. If the servicer were unable to remit these funds, noteholders might incur a loss.

Delays in processing payments or distributions on the notes could occur if JDCC ceases to act as servicer or Deere Credit Services ceases to act as sub-servicer
If JDCC were to cease acting as servicer or if Deere Credit Services were to cease acting as sub-servicer, delays in processing payments on the receivables and information in respect thereof could occur and result in delays in payments to the noteholders.

Risks Related to the General Economic Environment

Adverse events arising from the global Coronavirus pandemic could result in delays in payments or losses on your notes

An outbreak of a new strain of coronavirus (“COVID-19”) was identified in late 2019 and has spread globally. The pandemic has resulted in governments and other authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter-in-place orders and business closures. These measures have impacted and may further impact all or portions of the sponsor’s workforce and operations and the operations of its customers. The United States and countries around the world have been affected by the pandemic and have taken varying containment measures. Considerable uncertainty exists regarding such measures and potential future measures that may be implemented as a result of the COVID-19 outbreak. Restrictions on the access of JDCC’s workforce to its facilities could limit JDCC’s ability to meet customer servicing expectations and could have a material adverse effect on JDCC’s financial condition, cash flows and results of operations. There is no certainty that measures taken by governmental authorities will be sufficient to mitigate the risks posed by COVID-19, and JDCC’s ability to perform critical functions could be harmed. The COVID-19 outbreak has caused substantial disruption and volatility in the credit markets which may continue for an extended period or indefinitely and may adversely affect the performance and value of the notes. These circumstances may also have an adverse effect on the ability of obligors to make timely payments which may increase the losses related to defaulted receivables and result in losses on the notes.

Uncertainties related to the magnitude and duration of the COVID-19 outbreak may significantly adversely affect JDCC’s business and outlook and could result in servicing disruptions or affect the performance or market value of your notes and your ability to sell your notes in the secondary market. These uncertainties include: prolonged reduction or closure of operations, or a delayed recovery in such operations; additional closures as mandated or otherwise made necessary by governmental authorities; additional operating costs at facilities that remain open due to remote working arrangements, adherence to social distancing guidelines and other COVID-19 related challenges; increased risk of cyber attacks on network connections used in remote working arrangements; increased privacy-related risks due to processing health-related personal information; absence of employees due to illness; requests by customers or dealers for payment deferrals and contract modifications; the impact of disruptions in the credit markets and continued declines in JDCC’s financial performance, outlook or credit ratings, and the impact of the pandemic on demand for JDCC’s products and services. On June 8, 2020, the National Bureau of Economic Research declared that the United States economy entered into a recession in February 2020, and it is unclear when a sustained economic recovery could occur and what a recovery may look like. All of these factors could materially and adversely affect JDCC’s business, liquidity, results of operations and financial position. In addition, these events could affect the value of the equipment financed or leased, the demand for financings and the financial condition and credit risk of our dealers and customers.

The COVID-19 outbreak and the current economic recession have resulted and may further result in increased financial hardship for obligors, and the servicer has implemented, and may continue to implement, a range of actions with respect to affected obligors and the related receivables to extend or modify the related payment schedule consistent with the servicer’s customary servicing practices.

The ultimate magnitude of the effects of the COVID-19 outbreak, including the extent of its impact on JDCC’s financial and operational results, which could be material, will be determined by the length of time that the pandemic continues, its effect on the demand for JDCC’s products and services, as well as the effect of governmental regulations imposed in response to the pandemic. Because a pandemic such as COVID-19 has not occurred in recent years, historical loss experience may not accurately predict the performance of the receivables. All of the foregoing could have a negative effect on the performance of the receivables and, as a result, you may experience delays in payments or losses on your notes.

To the extent the COVID-19 pandemic adversely affects the United States economy (including the ability of obligors to make timely payments on the receivables), financial markets, or the business or operations of the sponsor or the servicer, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those related to the ability of obligors to make timely payments on the receivables, used equipment values, the risks of geographic concentration of the obligors, and the performance, market value, credit ratings and secondary market liquidity of your notes.

You will have limited ability to resell notes

There is currently no secondary market for the notes. The underwriters currently intend to make a market in the offered notes, but they are not required to do so, and they may stop making a market at any time. A secondary market may not develop.

Additionally, the global economic effects of the COVID-19 pandemic have created disruptions and uncertainty in global financial markets and have recently caused a reduction in liquidity in the secondary market for asset-backed securities and could adversely affect the development or liquidity of any secondary market for your notes.

If a secondary market does develop, it may not give you sufficient liquidity to allow you to resell your notes when you want to or at the price that you wish to sell.

Lack of liquidity in the secondary market could limit your ability to resell the notes

Events in the global financial markets, including the weakened financial condition of several major financial institutions, problems related to the housing market and securities backed directly or indirectly by mortgages and other financial assets, the depressed value of various assets in secondary markets, the forced sale of asset-backed and other securities by certain investors, the lowering of ratings on certain asset-backed securities, and uncertainty surrounding the consequences of the United Kingdom’s exit from the European Union caused, and may in the future cause, a significant reduction in liquidity in the secondary market for asset-backed securities, which could limit your ability to resell your notes and/or adversely affect the price of your notes.

Additionally, the COVID-19 pandemic has recently reduced secondary market liquidity for asset-backed securities such as the notes, and if the effects of the COVID-19 pandemic worsen, there can be no assurance that you will be able to sell your notes at favorable prices or at all.

Your ability to resell your notes may also be adversely affected if economic conditions result in increases in delinquencies by obligors on the receivables and such increases in delinquencies cause potential purchasers of your notes to become concerned about possible defaults by obligors. The COVID-19 outbreak is impacting obligors nationwide and may have a materially more significant impact on portfolio performance (including the performance of the receivables pool) than even the most severe historical natural disasters during the years reflected in the historical loss and delinquency information set forth in this prospectus. As a result, investors should expect increased delinquencies on the receivables and potentially higher losses on the receivables, and such increases could be substantial. Consequently, payments on the notes could be adversely affected. In addition, general economic concerns about the servicer or the sponsor, as well as general concerns about financial stability in the agricultural and construction industries, may also lead to decreased liquidity for the notes. See “—Adverse events arising from the global Coronavirus pandemic could result in delays in payments or losses on your notes.”

For more information about how a lack of liquidity may impact your ability to resell your notes, see “—You will have limited ability to resell notes.”

Risks Related to Legal and Regulatory Matters that Impact the Transaction

JDCC and its affiliates must comply with governmental laws and regulations that are subject to change and involve significant costs
JDCC and its affiliates are governed by numerous laws and are subject to the supervision and examination of various regulatory agencies. In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) was signed into law, which significantly affects the financial services industry, including equipment financing and securitizations. The financial services industry is subject to increasing regulation, such as additional disclosure requirements and other obligations, as well as restrictions on pricing and enforcement proceedings. The Dodd-Frank Act also created the Consumer Financial Protection Bureau, which has rulemaking and enforcement authority over consumer finance businesses.

In addition, the Dodd-Frank Act gives the Federal Deposit Insurance Corporation (“FDIC”) authority to act as receiver of certain financial companies and their affiliates in specific situations under the Dodd-Frank Act’s Orderly Liquidation Authority (“OLA”) provisions. No assurances can be given that OLA would not apply to JDCC or its affiliates, including the depositor and the trust, or, if it were to apply, would not result in a repudiation of any contract to which the entity in receivership was a party, or in the recovery of any receivables transferred under any such contract. Application of the OLA provisions (including regulations relating to OLA which the FDIC may adopt in the future) could result in delays in payments on the notes or in reductions of amounts available to make payments on the notes. See “Certain Legal Aspects of the Receivables—Dodd-Frank Act Orderly Liquidation Authority Provisions” in this prospectus.

Compliance with applicable laws and regulations may be costly because new processes, forms, controls and additional infrastructure may be required to comply with new requirements. Any failure to comply with these laws and regulations could result in significant statutory civil and criminal penalties, monetary damages, attorneys’ fees and costs, possible revocation of licenses and damage to reputation, brand and valued customer relationships. Although many provisions of the Dodd-Frank Act have been implemented through rulemaking by the applicable federal regulatory agencies, some provisions of the Dodd-Frank Act remain subject to ongoing rulemaking by such federal regulatory agencies. Therefore, the full impact of the Dodd-Frank Act on the financial markets and its participants, and on the securitization market in particular, will not be known until such rulemaking has been completed and implemented.

No assurances can be given that the Dodd-Frank Act and its implementing regulations, or the imposition of additional regulations including OLA, will not have a significant adverse impact on the trust, the depositor, the sponsor, or the servicer, including on the servicing of the receivables, or the price that a subsequent purchaser would be willing to pay for the notes.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was signed into law. The CARES Act is extensive and significant legislation, and the majority of implementing regulations have not yet been issued. The potential impact of the CARES Act on JDCC and its affiliates or on the obligors for the receivables is not yet known. It is possible that compliance with the implementing regulations under the CARES Act may impose costs on, or create operational constraints for, JDCC and may have an adverse impact on the ability of the servicer or the sub-servicer to effectively service the receivables. Further, certain governmental authorities, including Federal, state or local governments, could enact, and in some cases already have enacted, laws, regulations, executive orders or other guidance that allow obligors to forgo making scheduled payments for some period of time, require modifications to the receivables (e.g., waiving accrued interest), preclude creditors from exercising certain rights or taking certain actions with respect to collateral, including repossession or liquidation of the receivables or mandate limited operations or temporary closures of the servicer or its vendors as “non-essential businesses” or otherwise.

The notes may suffer losses if the interests of other persons in the receivables are superior to the trust’s interest

To facilitate servicing and to minimize administrative burden and expense, the servicer will be appointed as custodian for the receivables by the trust, but will not stamp the receivables to reflect the sale and assignment of the receivables to the trust, nor amend the financing statements, if any, filed to perfect the security interest in the equipment financed thereby (the “financed equipment”) or the certificates of title, if applicable, of the financed equipment.

Financing statements under the Uniform Commercial Code (the “UCC”) will be filed reflecting the sale of the receivables by JDCC to the depositor and by the depositor to the trust. However, because the servicer will maintain possession of the receivables and not segregate or mark the receivables as belonging to the trust, another person could acquire an interest in a receivable evidenced by a tangible contract that is superior to the trust’s interest by obtaining physical possession of the document representing that receivable without knowledge of the assignment of the receivable to the trust. Additionally, another person could acquire an interest in a receivable evidenced by an electronic contract that is superior to the trust’s interest in the receivable if the servicer loses control over the authoritative copy of the contract and another party purchases the receivable evidenced by the contract without knowledge of the trust’s interest. If the servicer loses control over the contract through fraud, forgery, negligence or error, or as a result of a computer virus or a hacker’s actions or otherwise, a person other than the trust may be able to modify or duplicate the authoritative copy of the contract. If another person acquires an interest in a receivable that is superior to the trust’s interest in the receivable, some or all of the collections on that receivable may not be available to make payment on the notes. For more information about the security interest in the receivables, see “Certain Legal Aspects of the Receivables” in this prospectus.

In the absence of amendments to the certificates of title, the trust may not have perfected security interests in the financed equipment securing the receivables originated in some states. The trust’s not having first priority perfected security interests or perfected purchase money security interests in some of the financed equipment securing the receivables may adversely affect the trust’s ability to realize on the collateral securing those receivables, and thus may reduce the proceeds available to make payments on the notes.

In addition, the depositor will be obligated to repurchase any receivable (and JDCC will be obligated to purchase the receivable from the depositor contemporaneously with the depositor’s repurchase from the trust) sold to the trust as to which a perfected security interest in the name of JDCC in the financed equipment securing the receivable does not exist as of the date the trust purchased that receivable if:

•  the failure to have a perfected security interest materially adversely affects the interest of the trust or the noteholders in the receivable; and

•  the failure has not been cured by the last day of the second, or, if the depositor elects, the first, month following the discovery by or notice to the depositor of the breach.

If the security interest in the financed equipment is not perfected, the rights of the depositor, the trust and the indenture trustee to enforce that security interest to obtain payment on the related receivable may be impaired. To the extent the security interest in the financed equipment is perfected, the trust will have a prior claim over subsequent purchasers of the financed equipment and holders of subsequently perfected security interests. However, as against mechanics’ liens or liens for taxes unpaid by an obligor under a receivable, or through fraud or negligence, the trust could lose the priority of its security interest or its security interest in the financed equipment. Neither the depositor nor the servicer will have any obligation to repurchase a receivable as to which any of the aforementioned occurrences result in the trust’s losing the priority of its security interest or its security interest in the financed equipment after the date the trust purchased the receivable.

In some states the trust may not have a perfected security interest in the financed equipment securing the receivables
To facilitate servicing and to minimize administrative burden and expense, the servicer will be appointed custodian for the receivables by the trust, but will not stamp the receivables to reflect the sale and assignment of receivables to the trust, nor amend the financing statements filed to perfect the security interest in the financed equipment or the related certificates of title, if applicable, of the financed equipment. In the absence of amendments to the certificates of title, in some states the trust may not have perfected security interests in the financed equipment securing the receivables. See “—The notes may suffer losses if the interests of other persons in the receivables are superior to the trust’s interest” and “Certain Legal Aspects of the Receivables.”

If the protection provided to the investment of the noteholders by the subordination of the certificate and by the availability of the funds in the reserve account is insufficient, the trust must rely solely on the payments from the obligors on the receivables, and the proceeds from the repossession and sale of financed equipment that secures defaulted receivables. In that event, certain factors, such as the trust’s not having first perfected security interests in some of the financed equipment, may affect the trust’s ability to realize on the collateral securing the receivables, and may reduce the proceeds to be distributed to the holders of the notes. See “Description of the Transfer and Servicing Agreements—Distributions” and “—Reserve Account and the Certificate” and “Certain Legal Aspects of the Receivables.”

THE TRUST

General

The issuing entity, John Deere Owner Trust 2021, will be a statutory trust formed under the laws of the State of Delaware under the trust agreement between the depositor and the owner trustee for the transactions described in this prospectus. After its formation, the trust will not engage in any activity other than:

•	acquiring, holding and managing the receivables and the other assets of the trust and proceeds from those assets;

•	issuing the notes;

•	making payments on the notes;

•	issuing and making distributions on the certificate representing the beneficial equity interest in the trust; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or that are incidental thereto or connected with those activities.

Upon the issuance of the notes and the certificate, the trust will use the proceeds to purchase the receivables from the depositor pursuant to the sale and servicing agreement. The servicer will initially service the receivables and will be compensated for acting as the servicer. See “Description of the Transfer and Servicing Agreements—Servicing Compensation.” Upon the issuance of the notes and the certificate, following the transfer of the receivables and other related trust assets to the trust, the depositor will have no continuing duties with respect to the securities or the pool assets other than certain reporting obligations described elsewhere in this prospectus.

The trust agreement may be amended by the depositor and the owner trustee, without the consent of any of the noteholders or the certificateholder, to cure any ambiguity, to correct or supplement any provisions in the trust agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the trust agreement or of modifying in any manner the rights of the noteholders or the certificateholder; provided, however, that such action, as evidenced by an opinion of counsel, shall not adversely affect in any material respect the interests of any noteholder or the certificateholder, provided further that 10 days’ (or, in the case of one of the hired NRSROs, 10 business days’) prior written notice of any such amendment be given to each hired NRSRO and, if a hired NRSRO notifies the owner trustee that such amendment will result in a downgrading or withdrawal of the then current rating of any class of the notes, such amendment shall become effective with the consent of the noteholders evidencing not less than a majority of the outstanding amount of the notes; provided further that any solicitation of such consent shall disclose the downgrading or withdrawal that would result from such amendment.

In addition, the trust agreement may also be amended by the depositor and the owner trustee, with prior written notice to the hired NRSROs, with the consent of the noteholders evidencing not less than a majority of the outstanding amount of the notes and the consent of the certificateholder (which consents will not be unreasonably withheld) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of the noteholders or the certificateholder; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the receivables or distributions that shall be required to be made for the benefit of the noteholders or the certificateholder or (b) reduce the percentage of the outstanding amount of the notes required to consent to any such amendment or eliminate the consent of the certificateholder to any such amendment, without the consent of the holders of all the outstanding notes and the certificateholder.

The trust agreement will provide that the owner trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the trust without the prior approval of the certificateholder, including the depositor, and the delivery to the owner trustee by the certificateholder of a certificate certifying that the certificateholder reasonably believes that the trust is insolvent.

The servicer, the asset representations reviewer, the indenture trustee and each noteholder will agree that they will not at any time institute against the depositor or the trust, or join in any institution against the depositor or the trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law in connection with any obligations relating to the certificate, the notes or any of the transaction documents. However, the depositor, the servicer and the indenture trustee are not prohibited from filing any claim or taking any action with respect to any insolvency proceeding that was instituted against the trust by any person other than such party.

The trust agreement will provide that the trust will be dissolved upon certain bankruptcy events with respect to the depositor, including the filing of a decree or order by a court in an involuntary bankruptcy proceeding which order remains unstayed and in effect for 90 consecutive days, and the commencement by the depositor of a voluntary bankruptcy proceeding.

The depositor will retain the certificate. The issuance of the certificate and the proceeds from the initial sale of the notes will be used by the trust to purchase the receivables from the depositor pursuant to the sale and servicing agreement among the trust, the depositor and the servicer. No other expenses incurred in connection with the selection and acquisition of the receivables are payable from the proceeds of the issuance of the notes. The sale of the receivables by the depositor to the trust will be treated as a secured financing rather than a sale for accounting purposes. The servicer will initially service the receivables pursuant to the sale and servicing agreement, and will be compensated for acting as the servicer. The servicer will designate Deere Credit Services, an indirect wholly owned subsidiary of Deere, as its agent to service the receivables as sub-servicer at the servicer’s expense. See “Description of the Transfer and Servicing Agreements—Servicing Compensation” in this prospectus. To facilitate servicing and to minimize the administrative burden and expense, the servicer will be appointed custodian for the receivables by the trust, but will not stamp the receivables to reflect the sale and assignment of the receivables to the trust, nor amend the financing statements, if any, filed to perfect the security interest in the equipment financed thereby or the certificates of title, if applicable, of the financed equipment. In the absence of amendments to the certificates of title, the trust may not have perfected security interests in the financed equipment securing the receivables originated in some states.

If the protection provided to the investment of the noteholders by the availability of funds in the reserve account is insufficient, the trust must rely solely on payments from or on behalf of the obligors on the receivables and the proceeds from the repossession and sale of the financed equipment that secures defaulted receivables. In that event, certain factors, such as the trust’s not having first priority perfected security interests or perfected purchase money security interests in some of the financed equipment subject to the receivables, may affect the trust’s ability to realize on the collateral securing those receivables, and may reduce the proceeds available to make payments on the notes. See “Description of the Transfer and Servicing Agreements—Distributions”, “—Credit and Cash Flow Enhancement—Reserve Account and the Certificate” and “Certain Legal Aspects of the Receivables” in this prospectus.

The trust’s fiscal year will consist of 52 weeks or 53 weeks, and will end on the last Sunday in the reporting period. The fiscal year-end dates through the final payment date for the class A-4 notes will be October 31, 2021, October 30, 2022, October 29, 2023, October 27, 2024, November 2, 2025, November 1, 2026, October 31, 2027 and October 29, 2028. All such fiscal years will contain 52 weeks, with the exception of fiscal year 2025, which will contain 53 weeks. The trust’s principal offices are in Wilmington, Delaware, in care of Wells Fargo Delaware Trust Company, N.A., as owner trustee, at the address listed below under “—The Owner Trustee” in this prospectus.

The Trust Property

The property of the trust will include:

•	a pool of receivables transferred to the trust;

•	all monies, including accrued interest, due under the receivables after the cut-off date;

•	amounts that from time to time may be held in one or more accounts established and maintained by the servicer pursuant to the sale and servicing agreement, as described in this prospectus;

•	security interests in the equipment financed under the receivables;

•	the right to proceeds from insurance policies covering equipment financed under the receivables or the obligors on the receivables;

•	proceeds of any repossessed equipment;

•	rights of the depositor under the purchase agreement with JDCC;

•	interest earned on short-term investments made by the trust; and

•	any proceeds of the foregoing.

The receivables will arise from financing proposed by JDCC in connection with retail sales by John Deere dealers of new and used agricultural and construction equipment to retail purchasers (the “obligors”). The receivables are acquired by JDCC from the originators, Deere and John Deere Construction and Forestry Company (the “sales companies”), which either originated the receivables in the ordinary course of business in connection with retail sales by the dealers or, in limited instances, acquired the receivables from the dealers in the ordinary course of business.

The receivables will continue to be serviced by the servicer and evidence direct or indirect financing made available by JDCC to the obligors. On or before the closing date, JDCC will sell the receivables to the depositor for sale to the trust.

Security Interest in the Receivables

The indenture will create a security interest in the receivables owned by the trust in favor of the indenture trustee on behalf of the noteholders. The trust will perfect such security interest by filing a financing statement under the UCC with the appropriate authority in the State of Delaware. The trust will be obligated to maintain such perfected security interest.

Capitalization of the Trust

The following table illustrates the capitalization of the trust as of the cut-off date as if the issuance of the notes and the certificate had taken place on that date:(1)

Class A-1	% Asset Backed Notes	$257,200,000
Class A-2	% Asset Backed Notes	337,500,000
Class A-3	% Asset Backed Notes	337,500,000
Class A-4	% Asset Backed Notes	77,020,000
Certificate/Overcollateralization

Total		$1,035,107,476

(1)

This amount is based on an assumed discount rate used to calculate the assumed initial note value. The aggregate principal amount of the notes offered hereby will be determined based on the discount rate set at the time the interest rates on the notes are determined. The final aggregate principal amount of the notes at the time of issuance will be an amount that is no more than 5% in excess of, or less than, the amounts stated herein. The initial amount of overcollateralization (approximately 2.50% of the initial note value) will be equal to the difference between the initial note value and the initial principal amount of the notes.

The Owner Trustee

Wells Fargo Delaware Trust Company, N.A. (“Wells Fargo”) will act as the owner trustee under the trust agreement. Wells Fargo is a national banking association existing under the laws of the United States of America authorized to exercise trust powers. The owner trustee maintains its principal office at 919 North Market St., Suite 1600, Wilmington, Delaware 19801.

Wells Fargo has served and currently is serving as owner trustee for numerous securitization transactions.

Other than the above two paragraphs, Wells Fargo has not participated in the preparation of, and is not responsible for, any other information contained in this document.

The owner trustee’s liability in connection with the issuance and sale of the notes and the certificate is limited solely to the express obligations of the owner trustee set forth in the trust agreement and the sale and servicing agreement. In no event shall the owner trustee have any responsibility to monitor compliance with or enforce compliance with the credit risk retention requirements for asset-backed securities or other rules or regulations relating to risk retention. The owner trustee shall not be charged with knowledge of such rules, nor shall it be liable to any noteholder, certificateholder, the depositor, the servicer or any other person for violation of such rules now or hereafter in effect. The owner trustee shall not be required to monitor, initiate or conduct any proceedings to enforce the obligations of the trust, the depositor, the servicer or any other person with respect to any breach of representation or warranty under any transaction document and the owner trustee shall not have any duty to conduct any investigation as to the occurrence of any condition requiring the repurchase of any receivable by any person pursuant to any transaction document. In the ordinary course of its business, the owner trustee and its affiliates have engaged and may in the future engage in commercial banking, trustee or financial advisory transactions with the depositor, the servicer and their affiliates. The owner trustee is an affiliate of Wells Fargo Bank, N.A., which is one of a number of banks with which Deere and JDCC maintain ordinary banking relationships and from which Deere and JDCC have obtained credit facilities and lines of credit.

The owner trustee is, and any successor owner trustee must be, a financial institution with trust powers, with a combined capital and surplus of at least $50,000,000, and subject to supervision by state or federal authorities. Under the administration agreement, JDCC, as administrator, is obligated to perform on behalf of the owner trustee all of the administrative obligations of the owner trustee under the trust agreement. The owner trustee shall not have any liability for those obligations that the administrator has agreed to perform.

The owner trustee may resign at any time, in which event the administrator will be obligated to appoint a successor owner trustee. The administrator may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement or if the owner trustee becomes insolvent. In either of these circumstances, the administrator will be obligated to appoint a successor owner trustee. Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee. Expenses associated with replacing the owner trustee with a successor owner trustee will be paid by the depositor, unless the removal is a result of the willful misconduct or negligence of the owner trustee, in which case, such expenses will be the responsibility of the replaced owner trustee.

The depositor will pay the fees of the owner trustee. The depositor will reimburse and indemnify the owner trustee for all liabilities, losses, damages and expenses that are incurred by the owner trustee or arise out of its actions in connection with the trust, except where such liabilities, losses, damages or expenses arise from the owner trustee’s willful misconduct or negligence. The owner trustee will not be liable for any error in judgment made in good faith and will not be liable for any action taken at the direction of the administrator or any noteholder. The owner trustee will not be required to expend its own funds or incur any financial liability in respect of any of its actions as owner trustee if the owner trustee determines that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured or provided to it.

THE DEPOSITOR, THE SPONSOR AND SERVICER

John Deere Receivables LLC

John Deere Receivables LLC (“JDRL” or the “depositor”) is a Nevada limited liability company created in July 2018. JDCC is the sole member of the depositor. JDRL was formed for the limited purpose of purchasing retail receivables, transferring those receivables to third parties and performing any activities incidental to, and necessary or convenient for, the accomplishment of those purposes (including repurchase obligations for breaches of representations and warranties regarding receivables). The principal executive offices of JDRL are located at 10587 Double R Blvd, Suite 100, Reno, Nevada 89521, and its telephone number is (775) 786-5527.

The depositor has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by JDCC under any insolvency law will not result in consolidation of the assets and liabilities of the depositor with those of JDCC. These steps include:

•

the creation of the depositor as a separate, limited-purpose limited liability company pursuant to articles of organization containing certain limitations, including restrictions on the nature of the depositor’s business; and

•	a restriction on the depositor’s ability to commence a voluntary case or proceeding under any insolvency law without the prior unanimous affirmative vote of all of the depositor’s directors.

However, there can be no assurance that the activities of the depositor would not result in a court concluding that the assets and liabilities of the depositor should be consolidated with those of JDCC in a proceeding under any insolvency law. See “Risk Factors—Risks Related to Certain Transaction Parties and Their Obligations Under the Transaction Documents—Bankruptcy or insolvency of JDCC could result in delays or reductions in payments on the notes.”

In addition, the owner trustee, the indenture trustee, the servicer, the asset representations reviewer, all noteholders and the certificateholder will covenant that they will not at any time institute against the depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

JDCC will warrant to the depositor in the purchase agreement that the sale of the receivables by it to the depositor is a valid sale of the receivables to the depositor. In addition, JDCC and the depositor will treat the transactions described in this prospectus as a sale of the receivables to the depositor, and the depositor will take all actions that are required to perfect the depositor’s ownership interest in the receivables. See “Risk Factors—Risks Related to Certain Transaction Parties and Their Obligations Under the Transaction Documents—Bankruptcy or insolvency of JDCC could result in delays or reductions in payments on the notes.”

The sponsor intends to satisfy its risk retention obligation under Regulation RR by causing the depositor, its wholly owned affiliate, to retain an “eligible horizontal residual interest” in the form of the certificate and to establish and fund the reserve account which is expected to constitute an “eligible horizontal cash reserve account” under Regulation RR. The depositor may transfer the certificate to another majority-owned affiliate of the sponsor on or after the closing date to the extent permitted under Regulation RR. None of the sponsor, the depositor or any of their affiliates may sell, transfer or hedge the retained interest except to the extent permitted by Regulation RR. See “Credit Risk Retention” for more information.

The depositor has met the registrant requirements contained in General Instruction I.A.1 to Form SF-3.

Deere & Company

John Deere’s operations are categorized into three major business segments:

•

the production and precision agriculture segment is responsible for defining, developing and delivering global equipment and technology solutions to unlock customer value for production-scale growers of large grains, small grains, cotton and sugar. Main products include large and certain mid-size tractors, combines, cotton pickers, sugarcane harvesters and loaders, and soil preparation, seeding, application and crop care equipment.

•

the small agriculture and turf segment is responsible for defining, developing and delivering market-driven products to support mid-size and small growers and producers globally as well as turf customers. The operations are principally organized to support production systems for dairy and livestock, high-value crops and turf and utility operators. Primary products include certain mid-size and small tractors, as well as hay and forage equipment, riding and commercial lawn equipment, golf course equipment and utility vehicles.

•

the construction and forestry segment primarily manufactures and distributes a broad range of machines and service parts used in construction, earthmoving, road building, material handling and timber harvesting—including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; milling machines; recyclers; slipform pavers; surface miners; asphalt pavers; compactors; tandem and static rollers; mobile crushers and screens; mobile and stationary asphalt plants; log skidders; feller bunchers; log loaders; log forwarders; log harvesters and related logging attachments.

The products and services produced by the segments above are marketed primarily through independent retail dealer networks and major retail outlets, and, as it relates to roadbuilding products, primarily through John Deere-owned sales and service subsidiaries.

•

the financial services segment primarily finances sales and leases by John Deere dealers of new and used agriculture and turf equipment and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, finances retail revolving charge accounts and offers extended equipment warranties.

Deere is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the SEC. For further information regarding Deere, reference is made to those reports and other information which are available as described under “Where You Can Find More Information” in this prospectus.

John Deere Capital Corporation

JDCC is the sponsor and servicer. JDCC is a corporation organized under the laws of Delaware, and commenced operations in 1958. John Deere Financial Services, Inc., a wholly owned finance holding subsidiary of Deere, is the parent of JDCC. JDCC’s executive offices are located at 10587 Double R Blvd, Suite 100, Reno, Nevada 89521. Its telephone number is (775) 786-5527. JDCC and its subsidiaries provide and administer financing for retail purchases of new equipment manufactured by John Deere’s small agriculture and turf, production and precision agriculture and construction and forestry divisions and used equipment taken in trade for this equipment. JDCC and its subsidiaries generally purchase retail installment sales and loan contracts (“retail notes”) from John Deere. John Deere generally acquires these retail notes through John Deere retail dealers. JDCC and its subsidiaries also purchase and finance a limited amount of non-John Deere retail notes.

JDCC subsidiaries also finance and service revolving charge accounts, in most cases acquired from and offered through merchants in the small agriculture and turf, production and precision agriculture, and construction and forestry markets. JDCC and its subsidiaries also provide wholesale financing for inventories of John Deere small agriculture and turf, production and precision agriculture, and construction and forestry equipment owned by dealers of those products. JDCC and its subsidiaries also lease John Deere equipment and a limited amount of non-John Deere equipment to retail customers.

JDCC subsidiaries also offer credit enhanced international export financing to select customers and dealers, which generally involves John Deere products.

JDCC is the sponsor that initiates and organizes the issuance by the trust and is the servicer of the receivables. JDCC’s role as sponsor includes directing the issuance of the notes by the trust, establishing the terms of the notes, and working with the hired NRSROs, the indenture trustee, the owner trustee, legal counsel, accountants and the underwriters in connection with offering of the notes. JDCC and its predecessors, directly or through one of its affiliated companies, including Deere Credit Services, have been sponsoring and servicing retail installment contracts receivables since 1958. As of November 1, 2020, JDCC was servicing a total portfolio of approximately $21.8 billion in retail notes. JDCC services all of the retail notes that have been securitized by JDCC, which as of November 1, 2020 totaled approximately $4.7 billion in retail notes. There have been no defaults or performance trigger events in any of its public retail agricultural, turf, construction and forestry equipment receivables securitizations. JDCC has not taken any actions outside of its ordinary performance to prevent such events. There have been no material changes in JDCC’s policies or procedures for its servicing of retail agricultural, turf, construction and forestry equipment receivables during the three years preceding the date of this prospectus and JDCC has not had material disclosures nor been terminated as a servicer due to its servicing activities.

JDCC and its subsidiaries use a 52-week or 53-week fiscal year, in each case, ending on the last Sunday in the reporting period. The fiscal year-end dates for 2016, 2017, 2018, 2019 and 2020 were October 31, 2016, October 29, 2017, October 28, 2018, November 3, 2019 and November 1, 2020, respectively (each, a “Specified Fiscal Year End Date”). All such fiscal years contained 52 weeks, with the exception of fiscal year 2019, which contained 53 weeks.

At November 1, 2020, JDCC and its subsidiaries had 1,463 and 35 full- and part-time employees, respectively. At that date, net receivables and leases administered by JDCC, which include receivables administered but not owned, were $38,726 million. The sponsor has significant securitization experience and has sponsored various securitizations of assets similar to the receivables held by the trust in registered U.S. transactions. JDCC was the sole sponsor of each of these transactions. No securitizations sponsored or serviced by JDCC have defaulted or experienced an early amortization triggering event. The following table sets forth the aggregate principal amount of the notes and certificates issued in the public securitizations sponsored by JDCC:

John Deere Owner Trust	Aggregate Principal Amount (Notes and Certificates)
2020-B	$780,383,485
2020	$1,036,458,396
2019-B	$1,078,002,548
2019	$1,039,573,354
2018-B	$883,556,803
2018	$772,501,002
2017-B	$879,210,529
2017	$778,093,285
2016-B	$774,572,916
2016	$775,481,477
2015-B	$770,260,178
2015	$1,021,359,183
2014-B	$1,035,811,582
2014	$1,032,994,050
2013-B	$870,372,823
2013	$873,258,402
2012-B	$1,062,657,975
2012	$1,032,313,144
2011	$1,157,621,971
2010	$747,429,380
2009-B	$775,459,440
2009	$702,403,218
2008	$653,678,817
2007	$1,016,079,095
2006	$802,510,248
2005	$751,775,240
2004	$756,988,476
2003	$757,696,670
2001	$931,575,802
1999-A	$805,741,832
1995-A	$750,353,833
1994-A	$500,077,200
1993-A	$600,098,154
1993-B	$600,245,250
1992-A	$500,136,353

Total:	$29,306,732,111

The following table sets forth the size of the portfolio of retail installment contracts serviced by JDCC at each Specified Fiscal Year End Date or such other specified date:

	2016	2017	2018	2019	2020
	(Dollars in Millions)
Retail installment contracts(1)	$17,468.2	$17,214.6	$18,110.9	$19,500.1	$21,847.2

(1)	Data presented includes retail installment contracts that have been sold but are serviced by JDCC.

Deere Credit Services, Inc.

The servicer will designate Deere Credit Services, an indirect wholly owned subsidiary of Deere and of the servicer, as its agent to service the receivables as sub-servicer at the servicer’s expense. Deere Credit Services was incorporated in 1986 in the State of Delaware and has acted as sub-servicer with respect to all of the retail installment contracts receivables serviced by JDCC in connection with the depositor’s registered securitizations of retail installment receivables contracts. The servicing procedures and practices adopted by Deere Credit Services, as sub-servicer, are the same as those adopted by JDCC. See “Description of the Transfer and Servicing Agreements—Servicing Procedures.”

Affiliations Among Transaction Parties

The diagram below illustrates the ownership structure among the affiliated transaction parties.

ASSET REPRESENTATIONS REVIEWER

Clayton Fixed Income Services LLC (“Clayton”), a Delaware limited liability company, will act as the “asset representations reviewer” under the asset representations review agreement.

Clayton is a wholly-owned subsidiary of Covius Services, LLC. Clayton and its affiliates have provided independent due diligence loan review and servicer oversight services to its clients since 1989. Clayton has been engaged as the asset representations reviewer on more than 400 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton and its affiliates are providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements. Clayton and its affiliates have performed over 12 million loan reviews and has provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government-sponsored enterprises and other governmental agencies. These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

Clayton is not, and will not be during the term of this transaction, affiliated with the sponsor, the servicer, the depositor, the trust, the indenture trustee, the owner trustee or any of their affiliates. Additionally, Clayton was not hired by the sponsor or the underwriters, and is not affiliated with any party hired by the sponsor or the underwriters, to perform pre-closing due diligence services with respect to the receivables.

The asset representations reviewer will receive as compensation an annual fee equal to $5,000 which is payable by the sponsor upon receipt of a written invoice therefor. To the extent the sponsor does not pay any portion or all of such annual fee within thirty days of its receipt of a written invoice, the trust will pay such unpaid amount in accordance with the priority of payments described under “Description of the Transfer and Servicing Agreements—Distributions—Priority of Payments.” In addition, if the asset representations reviewer conducts a review of receivables after a delinquency trigger percentage is met or exceeded and the noteholders vote to perform the review, the asset representations reviewer will be entitled to a fee of $200 for each receivable review completed by it, which will be paid from collections of the trust in accordance with the priority of payments described under “Description of the Transfer and Servicing Agreements—Distributions—Priority of Payments.” If all or a portion of a review fee is not paid by the trust on a payment date, the servicer will pay such unpaid amount within thirty days of receipt of a written invoice therefor. The asset representations reviewer will also be entitled to reimbursement for all costs, expenses and indemnification amounts incurred by it in connection with the performance of its duties under the asset representations review agreement. The costs, expenses and indemnification amounts due to the asset representations reviewer will be paid by the sponsor, and to the extent such amounts remain unpaid after thirty days of the sponsor’s receipt of a written invoice therefor, will be paid from collections of the trust in accordance with the priority of payments described under “Description of the Transfer and Servicing Agreements—Distributions—Priority of Payments.”

The asset representations reviewer will not be liable to the trust, the servicer, the indenture trustee or any other person for any action taken or for refraining from the taking of an action in its capacity as asset representations reviewer pursuant to the asset representations review agreement, or for errors in judgment, whether arising from express or implied duties under the asset representations review agreement. However, the asset representations reviewer will be liable for its own willful misconduct, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the asset representations review agreement.

The asset representations reviewer and its officers, directors, employees and agents will be indemnified by the servicer for all costs, expenses, losses, damages and liabilities resulting from the performance of its obligations under the asset representations review agreement (including the costs and expenses of defending itself against any loss, damage or liability), other than any cost, expense, loss, damage or liability resulting from (i) the asset representations reviewer’s willful misconduct, bad faith or negligence or reckless disregard of its obligations and duties under the asset representations review agreement or (ii) the asset representations reviewer’s breach of any of its representations, warranties, covenants or agreements in the asset representations review agreement. To the extent such amounts are not paid by the servicer they will be paid by the trust as described in the second preceding paragraph.

The asset representations reviewer will indemnify each of the trust, the depositor, the servicer, the owner trustee and the indenture trustee and their respective officers, directors, successors, assigns, legal representatives, agents, and servants from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses or disbursements (including reasonable legal fees and expenses) which arise from the negligence, willful misconduct or bad faith of the asset representations reviewer in performing its obligations and duties under the asset representations review agreement; provided, however, that the asset representations reviewer will not be liable for or required to indemnify any such person from and against expenses arising or resulting from such person’s own willful misconduct, bad faith or negligence, or the inaccuracy of any representation or warranty made by such person in the asset representations review agreement. The asset representations reviewer will not be liable for any amount in excess of the fees received by it in accordance with the terms of the asset representations review agreement.

The asset representations reviewer may not resign unless it determines it is legally unable to perform its obligations under the asset representations review agreement and there is no reasonable action that it could take to make the performance of its obligations under the asset representations review agreement permissible under applicable law. If the asset representations reviewer fails to perform in any material respect any of its covenants or agreements under the asset representations review agreement, becomes the subject of a bankruptcy or similar proceeding, or no longer satisfies applicable eligibility criteria, the administrator may remove the asset representations reviewer and terminate its obligations under the asset representations review agreement. The administrator will be obligated to engage a successor asset representations reviewer meeting the eligibility criteria set forth in the asset representations review agreement after any such resignation or removal. No resignation or removal of the asset representations reviewer will be effective, and the asset representations reviewer will continue to perform its obligations under the asset representations review agreement, until a successor asset representations reviewer has accepted its engagement for such purpose.

To the extent expenses incurred by the asset representations reviewer in connection with the replacement of the asset representations reviewer are not paid by the asset representations reviewer that is being replaced, the trust will pay such expenses to the asset representations reviewer in accordance with the priority of payments set forth under “Description of the Transfer and Servicing Agreements—Distributions—Priority of Payments.” Any resignation, removal, replacement or substitution of the asset representations reviewer, or the appointment of a new asset representations reviewer, will be reported by the servicer in the Form 10-D for the related collection period, together with a description of the circumstances surrounding the change and, if applicable, information regarding the new asset representations reviewer.

THE RECEIVABLES POOL

Underwriting Criteria for Receivables

The receivables will consist of receivables purchased by JDCC from the sales companies as described in this prospectus. JDCC purchases and enters into contracts in accordance with its credit standards, which are generally based upon:

•	the obligor’s ability to repay the obligation;

•	the obligor’s credit history; and

•	the obligor’s down payment on the financed equipment.

Origination

General

The terms and the conditions on which JDCC acquires retail note receivables from John Deere are governed by agreements with John Deere, which may be terminated by either John Deere or JDCC on 30 days’ notice. As provided in these agreements, JDCC agrees to the terms and conditions for purchasing the retail notes from John Deere. Under these agreements, John Deere is not obligated to sell retail notes to JDCC, and JDCC is obligated to purchase retail notes from John Deere only if the retail notes comply with the terms and conditions set by JDCC.

The basis on which John Deere originates or acquires retail notes from the dealers is governed by agreements with the John Deere dealers, which may be terminated at will by either the dealers or John Deere. In originating or acquiring these retail notes from dealers, the terms and conditions, as set forth in agreements with the dealers, conform with the terms and conditions adopted by JDCC in determining the acceptability of retail notes to be purchased from John Deere. The dealers are not obligated to refer or sell these notes to John Deere and John Deere is not obligated to accept these retail notes from the dealers. In practice, retail notes are originated or acquired from dealers generally if the terms of these retail notes and the creditworthiness of the customers are acceptable to JDCC for purchase of these retail notes from John Deere. JDCC acts on behalf of both itself and John Deere in determining the acceptability of the retail notes and in acquiring acceptable retail notes from dealers.

Receivables are eligible for acceptance if they conform to prescribed JDCC underwriting guidelines.

JDCC guidelines relating to down payment requirements and contract terms on retail notes are generally as follows:

	Down Payment	Contract Term
Agricultural equipment (new and used):
Seasonal payments	20%	3-7 crop years
Monthly payments	10%	36-84 months
Turf equipment (new and used):
Seasonal payments	10%	3-7 years
Monthly payments	0%	36-84 months
Construction and forestry equipment:
New	10%	24-60 months
Used	15%	36-48 months

While the above-mentioned down payment requirements are generally JDCC’s minimum guidelines, historically agricultural contracts have typically received greater down payments than these guidelines due to factors such as trade-in values where the customer has a strong equity position in the equipment that is being traded in. In limited circumstances, retail notes may be accepted and acquired even though they do not conform in all respects to JDCC’s general underwriting terms. Acceptance and acquisition of these types of retail notes is based on steps specified in JDCC’s written underwriting guidelines, which include loan to value guidelines, proper documentation, and receipt of approvals at the appropriate authority level. JDCC determines whether retail notes should be accepted and how they should be serviced. JDCC’s underwriting guidelines provide that acceptance of these retail notes is subject to various factors such as the obligor’s prior payment history with JDCC and other creditors, and may also be dependent in part on one or more of the following risk mitigants: a lower loan to value ratio, higher down payments, accelerated payment schedule, or risk sharing with the originating John Deere dealer. Officers of JDCC are responsible for establishing policies and reviewing the performance of JDCC in accepting and collecting retail notes. JDCC normally makes all of its own routine collections, settlements and repossessions on retail notes.

Additionally, while JDCC uses automated acceptance decisions to more efficiently process applications, the credit scoring used in that process is not a minimum level for approval within the underwriting criteria and applications may be reviewed manually for reasons unrelated to credit scoring.

Credit Review and Acceptance

JDCC has a web-based credit application system which provides quotes, credit approvals and documentation. Within JDCC this same system interfaces with JDCC’s decision models and loan accounting system. Retail credit applications are entered into the system by dealers. An internal credit score is then automatically calculated primarily from the application data plus credit bureau information. This score is then used to assign an appropriate interest rate and other terms to the application. If the application is approved, dealers print the required documentation and obtain the customer’s signatures. The contract is then submitted to JDCC, where it is audited to ensure compliance with JDCC’s standard terms.

John Deere documents some of its retail notes through electronic installment contracts. Retail notes may be evidenced by electronic installment sales contracts, which are classified as “electronic chattel paper” under the UCC.

A deposit equal to one percent of the face amount of certain John Deere agricultural and turf equipment retail notes originating from each dealer is withheld by JDCC from that dealer. Any subsequent retail note losses are charged against the withheld deposits, subject to a per customer limit of $175,000 for qualifying dealers. At the end of each calendar quarter, the balance of each dealer’s withholding account in excess of (i) a specified percentage (ranging from one half of one percent to three percent based on dealer qualifications) of the total balance outstanding on retail notes originating with that dealer, or (ii) the excess above an agreed dollar amount, is remitted to the dealer. To the extent that these deposits withheld from the dealer from whom the retail note was acquired cannot absorb a loss on a retail note, it is charged against JDCC’s allowance for credit losses. No such deposits withheld from a dealer will be pledged for the benefit of, or otherwise transferred to, the trust for the notes. There is no withholding of dealer deposits on John Deere construction and forestry products.

JDCC requires that theft and physical damage insurance be carried on all goods securing retail notes. The customer may, at his or her own expense, have JDCC or the seller of the goods purchase this insurance or obtain it from other sources.

Agricultural Equipment

The agricultural credit scoring system used by JDCC was developed in 1986 and is based on a statistically derived assessment of a customer’s financial profile. Attributes used in the assessment include information from the application, as well as historical performance with JDCC. The scoring model is evaluated on a regular basis and updated when deemed appropriate. The scoring model is used on most agricultural retail notes. When a customer’s aggregate credit exposure with JDCC exceeds certain pre-defined thresholds, the credit scoring system is not used and a rigorous financial statement underwriting process is followed that utilizes customer financial profiles and repayment capacity, among other criteria. Outcomes of this process include an assigned risk rating, similar to what is employed by regulated banks, and a loan structure that reflects the risk profile of the customer.

The agricultural retail installment and loan contracts that may be part of the receivables pool are normally financed up to 90% of the dealer invoice price of the financed equipment. In certain circumstances up to 115% of the dealer invoice price of the equipment may be financed.

Construction & Forestry Equipment

Construction and forestry retail notes accepted since July 1987 have been scored using a distinct construction scoring system that was statistically derived from historical data. During 1997, an instant decision auto-approval process, which utilizes credit score and other criteria, was implemented. Currently, attributes used in the assessment include information from the application as well as historical performance with JDCC. The scoring model is evaluated on a regular basis and updated when deemed appropriate. The scoring model is used on most construction and forestry retail notes. When a customer’s aggregate credit exposure with JDCC exceeds certain pre-defined thresholds, the credit scoring system is not used and a rigorous financial statement underwriting process is followed that utilizes customer financial profiles and repayment capacity, among other criteria. Outcomes of this process include an assigned risk rating, similar to what is employed by regulated banks, and a loan structure that reflects the risk profile of the customer.

The construction and forestry retail installment and loan contracts that may be part of the receivables pool are normally financed in an amount ranging from 100% to 115% of the dealer invoice price of the financed equipment.

Billing, Collection and Non-Performance Procedures

Billing and Collections

All payments are applied first to other charges, such as late charges, then to interest and then to principal. Most retail notes have a ten-day grace period. If the payment is not received by the end of this period, past due interest or late charges may accrue from the payment due date on the past due payment amount, depending on the obligor’s state of residence.

Agricultural and construction accounts enter an automated collection system at 10 days past due and are behavior-scored. The collection system features automated work assignments and scheduling and provides collection activity statistics for reporting and evaluation purposes.

Collection strategies are employed according to the behavior score and the applicable past due category: 1-59 days delinquent, 60-119 days delinquent, and over 120 days delinquent. The collection process (calls and letters) will continue until all means to collect the account have been exhausted. At any time, if the account is deemed uncollectible, the equipment may be repossessed regardless of the past due status. The dealer that sold the equipment to the customer and facilitated the note request generally provides assistance with collecting or repossessing the past due account. Agricultural and turf equipment dealers often provide assistance in order to protect their reserve accounts and preserve customer relationships, while construction and forestry dealers provide assistance primarily to preserve customer relationships.

The use of the collection system and the collection strategies designed above, the use of dealer assistance to resolve delinquencies and repossess equipment when other means of collection have been exhausted, and the use of dealer reserves for the agricultural portion of the business, help to minimize losses.

Deferrals

JDCC makes every effort to collect accounts promptly. However, occasionally it becomes necessary to grant a deferral on part or all of a scheduled installment. Factors for determining whether a deferral should be granted to a customer generally include:

•	equity in the equipment;

•	payment potential;

•	payment history; and

•	individual circumstance (e.g., loss of crops, funding delay relating to approved operating loans or government payments, illness, etc.).

Deferrals are only granted after the customer has demonstrated a true need and the ability for repayment remains highly probable. Before granting a deferral, efforts are taken to obtain a partial payment. The dealer that facilitated the origination of the retail note being considered for a deferral is usually contacted for consultation, since the dealer’s reserve is at risk for agricultural and turf notes.

Deferrals are utilized to better align scheduled payments with a customer’s revised cash flows. Customers in the agricultural, construction, forestry, and commercial turf markets occasionally experience cash flow interruptions primarily as a result of timing of governmental payments, efforts to optimize grain values through delayed or revised grain marketing plans, weather events, and delays in construction projects. Most agricultural note payments are due annually to match harvest and estimated cash flows. Construction notes are generally structured with monthly payments or irregular payment schedules to align with the seasonality of the customer’s work. A deferral of all or part of a scheduled installment may result in reduced or delayed receipt of collections with respect to the receivables.

Repossession Procedures

If it becomes impossible to collect on a past due account, the only option may be to repossess the equipment. The decision to repossess is almost always made in consultation with the selling dealer.

The selling dealer is typically asked to recover agricultural, turf, construction and forestry equipment. If the dealer does not or cannot do so, an outside repossession agency is hired. The dealer, or in rare instances a third party, provides storage space until the equipment is sold or the past due status is cured.

Recovery Process

The customer is given the option, in writing, to redeem the repossessed equipment for up to three weeks (depending on the relevant state regulation) from the date of repossession. The amount due plus any repossession costs and legal fees must be paid before the equipment is released. If the customer does not redeem the equipment, JDCC disposes of it in a commercially reasonable manner. Once the equipment is physically on the dealer’s lot, the selling process begins. If the selling dealer purchases the retail note, the contract is reassigned to the dealer. If, however, the selling dealer declines to purchase the retail note and the customer does not cure the past due status, the equipment is listed for sale to both John Deere dealers and approved equipment brokers.

Purchase offers are reviewed and either accepted or rejected. Under this scenario, eighty days normally elapse from the time the decision to repossess the equipment is made until the equipment is sold and settled for.

In the case of agricultural and turf notes, JDCC charges the reserve account of the dealer that originated a defaulted note for losses and any appropriate unrecovered expenses of repossession, disposition and collection of deficiency balances, which may be subject to a per-customer cap. No such reserves will be pledged for the benefit of, or otherwise transferred to, the issuing entity. JDCC does pursue the customer for deficiency balances and, when payments are received, the selling dealer’s reserve is credited, when appropriate. Construction and forestry dealers do not have a reserve account so deficiencies are pursued against the customer with the amount collected being used to offset the loss JDCC recognized when the collateral was sold.

Asset Representations Review

The asset representations reviewer will conduct a review of receivables that are 60 days or more delinquent for their compliance with certain representations and warranties made by the sponsor about the receivables in the purchase agreement upon the satisfaction of each of the following conditions:

•	the delinquency trigger (as defined below) occurs, and

•	the following occurs:

•	at least 5% of the noteholders, measured by the outstanding principal amount of the notes, demand a vote of the noteholders to determine if a review should be performed, and

•	at least a majority of the noteholders, measured by the outstanding principal amount of the notes of the noteholders voting, choose to initiate an asset representations review.

For more information regarding the asset representations reviewer, see “Asset Representations Reviewer” in this prospectus.

Asset Representations Review Delinquency Trigger

A contract is considered delinquent in accordance with the servicer’s normal procedures. A “delinquent” receivable is a receivable for which payment of at least 95% of the required payment for agricultural contracts and 90% of the required payment for construction contracts has not been received by the servicer by the due date. The servicer’s procedures may change subject to the sale and servicing agreement.

The “delinquency trigger” will occur with respect to a collection period, when the ratio, expressed as a percentage, of (x) the payoff amount of all 60 day or more delinquent receivables (other than purchased receivables, repossessed receivables and liquidated receivables) as of the last day of such collection period over (y) the pool balance as of the last day of such collection period, equals or exceeds the delinquency trigger percentage (defined below).

The “payoff amount” for a delinquent receivable is calculated as of the close of business on the last day of a collection period, and is equal to the remaining unpaid principal balance of such delinquent receivable, plus accrued but unpaid interest and related fees.

The “pool balance” as of the close of business on the last day of a collection period will be the aggregate principal balance of the receivables (excluding purchased receivables and liquidated receivables) less the aggregate write down amount as of the last day of such collection period.

The “principal balance” of a receivable, as of the close of business on the last day of a collection period, means the amount financed minus the sum of (i) that portion of all scheduled payments paid on or prior to such day allocable to principal using the actuarial method, (ii) any payment of the purchase amount with respect to the receivable purchased by the servicer or repurchased by the seller and allocable to principal and (iii) any prepayment in full or any partial prepayments applied to reduce the principal balance of the receivable.

A “liquidated receivable” means a receivable in respect of which the financed equipment has been sold or otherwise disposed of or which the servicer has determined to charge-off without realizing on the financed equipment and “liquidation proceeds” means all proceeds of a liquidated receivable, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on such liquidated receivable.

A “purchased receivable” means a receivable purchased by the depositor or the servicer from the trust as required or permitted by the sale and servicing agreement. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

The “write down amount” for any collection period for any 180-day receivable or repossessed receivable will be the excess of (a) the principal balance plus accrued and unpaid interest on such receivable as of the last day of the collection period during which the receivable became a 180-day receivable or repossessed receivable, as applicable, over (b) the estimated realizable value of the receivable, as determined by the servicer in accordance with its normal servicing procedures for the related collection period, which write down amount may be adjusted to zero by the servicer in accordance with its normal servicing procedures if the receivable has ceased to be a 180-day receivable as provided in the definition of “180-day receivable.”

A “180-day receivable” with respect to any collection period will be any receivable as to which a scheduled payment is 180 days or more delinquent by the last day of the collection period and which has not become a liquidated receivable or a repossessed receivable; provided that a receivable shall cease to be a 180-day receivable if the servicer subsequently receives payment in full of each scheduled payment that was previously 180 days or more delinquent.

A “repossessed receivable” with respect to any collection period will be any defaulted receivable as to which the financed equipment securing the defaulted receivable has been repossessed by the last day of the collection period.

The delinquency trigger percentage applicable to this transaction will be 14.60%.

The sponsor believes that the delinquency trigger percentage is appropriate based on an analysis of the historical 60 day or more delinquency rate over the life of the sponsor’s other transactions. For each of the 24 registered offerings of notes backed by agricultural and construction retail loans completed by the sponsor from 2007 to date, the sponsor determined the maximum delinquency ratio across all settlement periods. The sponsor then multiplied this maximum historical delinquency ratio by 2 times and rounded to the nearest 0.05% to derive the delinquency trigger percentage. Because the sponsor’s other transactions have not experienced significant historical delinquencies and given the relatively stable economic period related to the agricultural market for the majority of periods for which delinquency data was recorded, the multiple is intended to account for future volatility and stressed economic conditions. See “Risk Factors—Risks Related to the General Economic Environment—Adverse events arising from the global Coronavirus pandemic could result in delays in payments or losses on your notes” and “—Risks Related to the Characteristics and Performance of the Receivables and the related Financed Equipment—Losses on the receivables may cause losses on the notes.” The sponsor further believes the multiple is reasonable to account for monthly fluctuations in cash flows and delinquency rates associated with seasonality of the business, and the effect that large obligors can have on the overall delinquency rate.

(1)

The monthly delinquency percentage for all JDOT transactions from 2007-2012 is calculated by dividing the aggregate amount of all scheduled payments to be paid on each contract 60 days or more past due by the month end pool balance. The monthly delinquency percentage for JDOT 2013 and all subsequent JDOT transactions is calculated by dividing the payoff amount on each contract 60 days or more past due by the month end pool balance. In each case, the pool balance is adjusted to reflect the write down amount, if any, with respect to any receivable that is 180 days or more past due and any receivable that is a repossessed receivable.

For more information regarding delinquent receivables for the sponsor’s prior securitized pools, see “The Receivables Pool—Static Pool Information” in this prospectus.

The servicer will monitor delinquent receivables and will include on the monthly statement to noteholders the percentage of receivables that are delinquent in each monthly period in 30 or 31 day increments up to 180 days and whether the delinquency trigger percentage has been met or exceeded for the related collection period. If the delinquency trigger percentage has been met or exceeded for the related collection period, the servicer will provide a notice to the sponsor, the depositor and the indenture trustee, and will include a notice on the monthly servicer report and on the Form 10-D, that the delinquency trigger has occurred.

Voting

Noteholders will have 90 days from the date of filing of the Form 10-D which reports that the delinquency trigger has occurred, to vote on whether 60 day or more delinquent receivables should be reviewed by the asset representations reviewer. Noteholders may exercise this right by contacting the indenture trustee as directed in the Form 10-D.

If the voting noteholder is the record holder of any notes, no verification procedures will be required. If the voting noteholder is not the record holder of any notes and is instead a beneficial owner of notes, the indenture trustee may require no more verification than (1) a written certification from the noteholder that it is a beneficial owner of a specified principal balance of the notes and (2) one additional form of documentation, such as a trade confirmation, an account statement, a letter from the broker or dealer or other similar document. If less than 5% of the noteholders by aggregate principal amount of the outstanding notes (as of the date the Form 10-D disclosing the occurrence of the delinquency trigger was filed) demand that a vote be conducted to determine if an asset representations review should be initiated within the 90-day period described above, no additional vote will be required and no asset representations review will be conducted. Notes held by the sponsor or servicer, or any of their respective affiliates, will not be included in the calculation of determining whether 5% of noteholders have elected to initiate a vote.

If at least 5% of the noteholders by aggregate principal amount of the notes outstanding as of the date the Form 10-D disclosing the occurrence of the delinquency trigger was filed (excluding notes held by the sponsor or servicer, or any of their respective affiliates) demand that a vote be conducted, the indenture trustee will initiate a vote of all noteholders by distributing such notice to each noteholder and delivering such notice to The Depository Trust Company (“DTC”) for distribution to beneficial owners of the notes, and the servicer will disclose on the Form 10-D for each collection period in which the noteholders demand that a vote be conducted the voting procedures that will be used in connection with such vote. Noteholders will be allowed to vote for at least 150 days after the filing date of the related Form 10-D that disclosed that a delinquency trigger occurred. If at the end of that period, at least a majority of the noteholders by aggregate principal amount of the notes that were voted (excluding notes held by the sponsor or servicer, or any of their respective affiliates) vote to initiate an asset representations review, the indenture trustee will notify the servicer and the depositor, and the servicer will in turn direct the asset representations reviewer to conduct a review as set forth below under “—Asset Representations Review of Receivables.” In addition, the indenture trustee will provide a notice of the result of the vote to all noteholders and to DTC for distribution to the beneficial owners of the notes.

Asset Representations Review of Receivables

Upon the approval of the noteholders as set forth above under “—Voting,” the servicer will provide the asset representations reviewer with access to copies of documents necessary to perform its review within 45 days of the servicer’s receipt of notice from the indenture trustee as described in the immediately preceding paragraph. The servicer may redact such documents if necessary to remove personally identifiable information to the extent such redaction does not change the meaning or usefulness of the documents. Once the asset representations reviewer receives such documents, it will then commence a review of all receivables that are 60 days or more delinquent as of the end of the collection period preceding the date on which the requisite percentage of noteholders voted to initiate an asset representations review (each, an “ARR Receivable”). The asset representations reviewer will compare such ARR Receivables to certain asset level representations and warranties made by the sponsor on the closing date with respect to the receivables. If any ARR Receivable was included in a prior asset representations review, the asset representations reviewer will not conduct additional tests on such ARR Receivable and will include the previously reported results in its review report unless such receivable is the subject of a representation or warranty as of a date after the completion of the prior review, or the asset representations reviewer has reason to believe that a prior asset representations review was conducted in a manner that would not have ascertained compliance with a specified representation or warranty. If the servicer notifies the asset representations reviewer that an ARR Receivable has been paid in full by the related obligor or purchased from the trust in accordance with the transfer and servicing agreements, the asset representations reviewer will immediately terminate its review of such ARR Receivable. The related representations and warranties are measured as of the time of origination, the cut-off date or the closing date as specified in the purchase agreement. The procedures to be used by the asset representations reviewer will be set forth in the asset representations review agreement, which will be filed with the final prospectus.

The asset representations reviewer will only determine whether:

•	an ARR Receivable satisfied certain asset level representations and warranties made by the sponsor in the purchase agreement,

•	an ARR Receivable failed to satisfy such representations or warranties, or

•	there is missing or insufficient documentation to determine whether a representation or warranty was satisfied.

The asset representations reviewer will not determine whether any failures to meet the representations and warranties resulted in breaches of the representations and warranties or whether the sponsor or the depositor would be required to repurchase any such ARR Receivable. Additionally, the asset representations reviewer’s review will not determine the reason for the delinquency of any ARR Receivable, the creditworthiness of any obligor, the overall quality of any ARR Receivable, the compliance of the servicer with its covenants with respect to the servicing of the ARR Receivable or the cause, materiality or recourse with respect to any failure to satisfy the representations and warranties.

The asset representations reviewer will be required to complete its review within 60 days of receiving access to the documents necessary to start its review, provided that such deadline will be extended for an additional 30 days in respect of any ARR Receivable in respect of which additional information was required by the asset representations reviewer for the purpose of completing the related review. The asset representations reviewer will provide the trust, the indenture trustee, the sponsor, the depositor and the servicer with (i) a detailed report of its findings and (ii) a summary of its report within five business days of completing its review. The summary of the asset representations reviewer’s report will be included in the statement to noteholders on the Form 10-D for the collection period in which such summary report was provided. A complete copy of the asset representations reviewer’s report will be provided to any noteholder by the indenture trustee at the written request of such noteholder, which report will include receivable-level information necessary for any repurchase requests and the result of each test performed by the asset representations reviewer on each ARR Receivable. Upon receiving a review report from the asset representations reviewer, the servicer will redact such report to remove any personally identifiable information before providing the report to the indenture trustee in connection with any written request from a noteholder.

After receiving the asset representations review report, the depositor will take appropriate action, as necessary, to determine whether there is any breach of any representation and warranty that materially and adversely affects the interests of the trust or the noteholders in an ARR Receivable. If there is such a breach, unless the breach is cured, the depositor will repurchase the affected ARR Receivable from the trust. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables.” None of the issuing entity, the indenture trustee, the owner trustee, the asset representations reviewer, the administrator or the servicer is obligated to investigate the accuracy of the representations and warranties with respect to the ARR Receivables subject to the asset representations review.

Dispute Resolution

Unless any breach of the sponsor’s or the depositor’s representations and warranties related to the receivables that materially and adversely affects the interest of the trust or the noteholders in the related receivable shall have been cured by the last day of the second month following the month of the discovery thereof by the sponsor or the depositor or receipt by the sponsor or depositor of written notice from the depositor, the servicer, the indenture trustee or the owner trustee, as applicable, of such breach, the depositor shall be obligated to, and, if necessary, the depositor or the trust shall enforce the obligation of the sponsor to, repurchase the related receivable if the breach materially and adversely affects the interest of the trust or the noteholders in such receivable. In order to make a repurchase request, a noteholder will be required to provide a notice to the indenture trustee, and any such repurchase request from the indenture trustee or any noteholder must set forth (i) each receivable that it is requesting be repurchased, (ii) the specific representation or warranty that the noteholder alleges was breached, (iii) the loss that occurred as a result of such breach and (iv) the material and adverse effect of such breach on the interest of the trust or the noteholders in such receivable. General allegations relating to the entire pool of receivables or an unspecified subset of the pool will not be considered a sufficient description for purposes of the notice. If any such party delivers a repurchase request as described in the second preceding sentence, and such request is not resolved, the alleged breach has not been cured or the receivable has not been repurchased within 180 days of receipt of the repurchase request, the requesting party has the right to refer the matter to a dispute resolution process described below. This right applies to all repurchase requests made in accordance with the transaction documents and is not limited to repurchase requests made in connection with a review pursuant to the asset representations review process described above under “—Asset Representations Review of Receivables.” This right applies only to repurchase requests based on an alleged breach by the depositor or the sponsor of a representation or warranty made with respect to a receivable in the transaction documents which breach materially and adversely affects the interests of the trust or the noteholders in such receivable, and is not a mechanism for requesting repurchase or other relief from losses resulting from changes in the credit quality of the receivable or other market conditions. If a receivable is paid off, satisfied or repurchased, no requests to repurchase will be permitted, and there will be no further right to mediation or arbitration regarding that receivable. None of the representations and warranties related to the receivables relate to the performance of the receivables or to any credit losses that may occur as a result of a default by the related obligor on the receivable. Furthermore, the dispute resolution procedures described below apply only to the specific receivables that are related to the dispute and no method such as statistical sampling will be permitted for the purpose of determining additional receivables that may be subject to a repurchase request; provided, that methods such as statistical sampling may be used to determine whether noncompliance with the representations and warranties constitutes a breach that materially and adversely affects the interest of the trust or the noteholders in such receivable.

If the indenture trustee receives a notice from the sponsor or the depositor indicating that a repurchase request remains unresolved after the 180-day period, it will promptly notify the related requesting party, which notice will also inform the requesting party that it has 30 days from the date of such notice to notify the sponsor and the depositor if it intends to pursue dispute resolution with respect to such repurchase request. The requesting party, including a noteholder, will then have the right to refer the matter to mediation (including non-binding arbitration) or third-party binding arbitration at its discretion. If the requesting party selects binding arbitration, it will give up its right to sue in court. In each case, the process will be administered by the Financial Industry Regulatory Authority (“FINRA”) pursuant to FINRA’s Code of Arbitration Procedure and Code of Mediation Procedure, as applicable, or any successor rules or procedures (the “FINRA Rules”). The mediation or arbitration will take place in New York, New York. If the requesting party chooses to pursue dispute resolution, it must (i) initiate the proceedings within 90 days after the end of the 180-day period and (ii) provide notice (as defined by the FINRA Rules) to the sponsor and the depositor of its intent to pursue resolution through mediation or arbitration (as specified in such notice) at Deere & Company, Attn: Assistant Treasurer, One John Deere Place, Moline, IL 61265, within the applicable statute of limitations period and within 30 days after the date of the notice specifying that the repurchase request remains unresolved following the end of the 180-day period. The depositor must respond to the notice within 30 days and must submit to the method of dispute resolution requested.

The indenture trustee will have no obligation to pursue or otherwise be involved in resolving any repurchase request, including any such request that becomes subject to a dispute resolution proceeding, unless it is directed to do so by noteholders holding not less than a majority of the outstanding principal amount of the notes, and such noteholders have offered to the indenture trustee security or indemnity satisfactory to it against the reasonable costs, expenses, disbursements, advances and liabilities that might be incurred by it, its agents and its counsel in compliance with such direction. For the avoidance of doubt, if the indenture trustee does not agree to pursue or otherwise be involved in resolving any repurchase request, the related noteholders may independently pursue a dispute resolution proceeding as described herein.

If the requesting party chooses to refer the matter to mediation, the depositor and the requesting party will agree on a neutral mediator approved by FINRA within 15 days of the depositor’s response to the requesting party’s notice of its intent to refer the matter to mediation. If the parties cannot agree on a mediator, one will be appointed by FINRA in accordance with the applicable FINRA Rules in effect at the time of such proceeding. The parties will mutually agree on the allocation of expenses incurred in connection with the mediation or, if the parties cannot agree, the expenses will be allocated between the depositor and the requesting party in accordance with the applicable FINRA rules in effect at the time of such proceeding, and no such expenses will be payable by the trust. If the requesting party is unsatisfied with the result of the mediation, the requesting party may choose to submit the matter to binding arbitration. If the requesting party selects binding arbitration, it will give up its right to sue in court.

If the requesting party chooses to refer the matter to arbitration, the matter will be referred to a panel of three arbitrators to be selected in accordance with the FINRA Rules in effect at the time of such proceeding. The arbitrators will have the authority to schedule, hear and determine any motions, including dispositive and discovery motions, according to New York law, and will do so at the motion of any party. Discovery will be completed within 30 days of appointment of the panel and will be limited for each party to two witness depositions not to exceed five hours, two interrogatories, one document request and one request for admissions. The arbitrators, however, may grant additional discovery if, based on the facts and circumstances of the particular dispute, good cause exists, there is an unavoidable delay or with the consent of all of the relevant parties. Briefs will be limited to no more than ten pages each, and will be limited to initial statements of the case, discovery motions and a pre-hearing brief. The evidentiary hearing on the merits will commence no later than 60 days following the appointment of the panel and will proceed for no more than 10 consecutive business days, with equal time allotted to each side for the presentation of direct evidence and cross examination. In each case, the panel of arbitrators will have discretion to modify these timeframes if, based on the facts and circumstances of the particular dispute, good cause exists, there is an unavoidable delay or with the consent of all of the relevant parties. The panel will render its decision on the matter within 90 days of the selection of the panel. The panel will decide the matter in accordance with the terms of the sale and servicing agreement, including choice-of-law provisions, and will not be permitted to award punitive or special damages. The panel will also determine which parties to the arbitration will be responsible for paying the dispute resolution fees, including attorneys’ fees, incurred in this process. Judgment on the award will be entered in any court having jurisdiction. Once the alleged breach with respect to a receivable has been reviewed by a panel, the panel’s decision will be binding with respect to that receivable, and such receivable may not be the subject of any additional mediation or arbitration.

In all cases, the proceedings of the mediation or arbitration, including the occurrence of such proceedings, the nature and amount of any relief sought or granted and the results of any discovery taken in the matter, will be kept strictly confidential by both parties, except to the extent described in the sale and servicing agreement or as otherwise required by law, regulatory requirement or court order.

If FINRA no longer exists, or if its rules would no longer permit mediation or arbitration of the dispute, the matter will be administered by another nationally recognized mediation or arbitration organization selected by the depositor, using its relevant rules then in effect. However, if any such rules are inconsistent with the terms of the mediation or arbitration stated in the sale and servicing agreement, the sale and servicing agreement terms will apply. Any mediation or arbitration will be held in New York City, but any party may appear by video conference or teleconference.

Selection Criteria for Receivables

The receivables described in this prospectus were purchased by JDCC from the sales companies and in accordance with certain credit standards as described under “The Trust—The Trust Property” and “The Receivables Pool” in this prospectus. The depositor will purchase the receivables from JDCC pursuant to the purchase agreement and sell them to the trust pursuant to the sale and servicing agreement.

The large majority of the aggregate principal balance of the receivables represents financing of new and used equipment manufactured or distributed by John Deere. The receivables consist of agricultural and construction equipment retail installment sale and loan contracts secured by new and used agricultural and construction equipment, the security interests in the equipment financed thereby and the proceeds thereof. John Deere categorizes its agricultural equipment receivables and construction equipment receivables based on the type or use of equipment comprising the greatest initial principal balance of the original receivable contract. Based on this system, the receivables in the pool consist exclusively of 74.93% agricultural equipment receivables and 25.07% construction equipment receivables. However, each receivable could be secured by more than one of the above types of equipment as financed equipment.

The receivables were selected from JDCC’s portfolio by several criteria, including, as of the cut-off date, the following. Except as described under “Certain Legal Aspects of the Receivables” in this prospectus, each receivable:

•	was originated in the United States;

•	has an obligor that has a mailing address in the United States;

•	has a fixed interest rate (“APR”), including an APR of 0% if the receivable is a non-interest bearing receivable;

•	is secured by a perfected first priority security interest in the financed equipment;

•	has a scheduled maturity not later than November 25, 2026;

•	provides for scheduled payments that fully amortize the amount financed;

•	has an outstanding principal balance of at least $500; and

•	is not more than 89 days past due.

In addition, any receivable that had been granted a payment extension or modification as of the cut-off date was excluded from the receivables pool.

See “The Receivables Pool—Underwriting Criteria for Receivables” and “—Origination” in this prospectus. Because all retail installment contracts follow the underwriting processes as described in this prospectus, the depositor has concluded that it can provide reasonable assurance that none of the receivables in the pool were originated with exceptions to JDCC’s written underwriting guidelines.

As of the cut-off date, no single obligor on the receivables accounted for more than 1% of the receivables. As of the cut-off date, no obligor on any receivable was noted in the related records of the servicer or the sub-servicer as having filed for bankruptcy. Additionally, as of the cut-off date, none of the receivables is more than 30 days past due. No selection procedures believed by JDCC or the depositor to be adverse to the noteholders were used in selecting the receivables.

Each receivable provides for fixed payments on a monthly, quarterly, semiannual, annual or other basis. Most receivables relating to agricultural equipment pay on an annual basis and most other receivables pay on a monthly basis. The fixed payments provided for under each receivable are sufficient to amortize fully the amount financed and pay finance charges, if any, over the original term of the receivable.

Approximately 37.27% of the receivables (by remaining principal balance as of the cut-off date) are evidenced by electronic contracts.

The financed equipment securing a receivable of an obligor held by the trust may also secure, through cross-collateralization provisions, other receivables of the same obligor originated by Deere, John Deere Construction & Forestry Company or certain affiliates, which may consist of equipment retail installment contracts or other receivables such as revolving loans, and which receivables, if equipment retail installment contracts, may or may not be included in the trust. In addition, equipment retail installment contracts relating to an obligor which may not be included in the trust may provide that a default under such equipment retail installment contract could cause a default of other equipment retail installment contracts of the same obligor which may be included in the trust. Under the purchase agreement, JDCC will represent, subject to certain limitations, that each of the trust’s receivables is secured by a perfected purchase money security interest in the related financed equipment. A perfected purchase money security interest in the financed equipment would be senior to any security interest in such financed equipment arising under any such cross-collateralization provisions included in any other equipment retail installment contract not included in the trust.

As of the cut-off date, 817 of the receivables, having an aggregate balance of $35,389,059, have been more than 30 days past due at least once since their origination, of which 134 receivables, having an aggregate balance of $5,502,701, have been more than 60 days past due at least once since their origination. The aggregate balance of the receivables represents the aggregate balance of all receivables that are past due by the specified number of days, including receivables in repossession and has been calculated as the sum of the principal balance of the receivables plus accrued interest thereon as of the cut-off date. As of the cut-off date, none of the receivables has been more than 90 days past due since their origination.

In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool and the disclosure regarding the receivables required to be included in this prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide reasonable assurance that the Rule 193 Information is accurate in all material respects. As part of this review, the depositor consulted with both internal and external counsel, was assisted by responsible personnel of Deere and JDCC and engaged a third party to assist it with certain components of the review. The depositor determined the nature, extent and timing of the review and the level of assistance provided by any such third party. The depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The depositor attributes all findings and conclusions of the review to itself.

In designing the review, members of the Deere legal and Deere securitization groups identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information.

Descriptions consisting of factual information were reviewed and approved by management of JDCC’s operations group to ensure the accuracy of such descriptions. Members of the Deere legal group also reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared the Rule 193 Information to the related transaction documents to ensure the descriptions were accurate. Members of the Deere and JDCC securitization groups also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the receivables or payments on the notes.

Additionally, a review was performed by members of the Deere and JDCC securitization groups that involved applying systemic and manual filters to the pool data tape, which is a data tape prepared by the depositor which includes certain attributes of the receivables, and then comparing that data against a checklist containing all pool selection criteria as defined in the relevant transaction documents. The purpose of this component of the overall review was to test whether the receivables in the pool conformed to pool selection criteria in all material aspects as set forth under “The Receivables Pool” in this prospectus, as well as criteria set forth in the relevant transaction documents.

Further, the depositor randomly selected 120 retail installment sale contract files identified in the pool selection process and believed to be representative of the receivables pool. The depositor compared certain information in those contract files it deemed to be relevant, given the scope of the Rule 193 Information, to data contained in the associated receivables pool data tape. The depositor found no discrepancies that it considers to be material.

In addition, the depositor had the information in the pool composition and stratification tables set forth under the section “The Receivables Pool—Composition of the Receivables” in this prospectus independently recalculated. The information was recalculated using the information in the pool data tape and stratification formulas. Upon recalculation of the information in the tables, the depositor found no discrepancies in the pool composition and stratification tables.

The depositor’s review of the receivables is also supported by JDCC’s extensive control processes used in the day-to-day operation of its business. These controls include financial reporting controls required by the Sarbanes-Oxley Act of 2002, regular internal audits of key business functions, including receivables contract purchasing, servicing and systems processing, internal credit policy and underwriting compliance, and securitization processes. In addition, JDCC has an integrated network of computer applications to ensure that receivables information is accurately entered, captured and maintained in its receivables and other systems. These computer systems are subject to change control processes, automated controls testing and control review programs to determine whether systems controls are operating effectively and accurately. All of these controls and procedures form part of the review to ensure integrity of data and information and accuracy of securitization disclosures (including the Rule 193 Information).

After completion of the review described above and its evaluation of the findings of such review, the depositor has concluded, with reasonable assurance, that the disclosure related to the Rule 193 Information in this prospectus are accurate in all material respects.

The composition of the receivables and the distribution of the receivables by APR, equipment type, payment frequency, current principal balance plus accrued interest, and the geographic distribution, all as of the cut-off date, are set forth in the following tables. For purposes of the data in the following tables only, aggregate balances of the receivables have been calculated as the sum of the principal balances of the receivables plus accrued interest thereon as of the cut-off date. Totals may not add to 100% due to rounding.

Composition of the Receivables

Weighted Average APR of Receivables (Range)	Aggregate Balance	Number of Receivables	Weighted Average Remaining Term (Range)	Weighted Average Original Term (Range)	Average Balance (Range)
2.332% (0.000% to 11.700%)	$1,065,546,241.78	18,848	44.89 months (3.06 to 69.83 months)(1)	55.63 months (7.73 to 72.00 months)(1)(2)	$56,533.65 ($505.71 to $1,017,070.69)

(1)	Based on scheduled payments and assuming no prepayments.
(2)	For purposes of this table, the original term of each receivable begins on the date of origination of the receivable and continues through the scheduled maturity.

Average Original Balance (Range)	Total Accrued Interest	Weighted Average Credit Scores of Obligors(1) (Range)
$69,706.40 ($1,516.00 to $1,908,072.00)	$9,132,525.95	761 (470 to 850)

(1)

Credit scores relate to the FICO® score of the obligors, which is a credit score derived from a scoring system created by the Fair Isaac Corporation. A FICO® score is used to evaluate creditworthiness on the basis of, among other things, information that a credit bureau keeps about the applicant for credit and the debt service-to-income ratio of the applicant. The highest FICO® score a person can receive is 850 and the lowest 300. 20.06% of the aggregate balance of the receivables pool did not contain a FICO® score and thus was excluded from the calculation.

Distribution of the Receivables by APR

APR Range	Number of Receivables	Aggregate Balance	Percent of Aggregate Balance
0.00% to 0.49%	6,091	$265,265,437.69	24.89%
0.50% to 0.99%	468	38,900,493.42	3.65
1.00% to 1.49%	213	19,697,499.21	1.85
1.50% to 1.99%	1,310	100,471,984.30	9.43
2.00% to 2.49%	1,021	79,516,994.02	7.46
2.50% to 2.99%	2,399	185,142,937.36	17.38
3.00% to 3.49%	965	81,916,615.04	7.69
3.50% to 3.99%	1,696	120,230,416.80	11.28
4.00% to 4.49%	2,098	75,107,565.68	7.05
4.50% to 4.99%	1,118	57,058,184.55	5.35
5.00% to 5.49%	655	20,622,591.25	1.94
5.50% to 5.99%	557	14,402,752.57	1.35
6.00% to 6.49%	153	3,680,723.98	0.35
6.50% to 6.99%	29	1,201,542.08	0.11
7.00% to 7.49%	14	522,156.93	0.05
7.50% to 7.99%	15	565,855.05	0.05
8.00% to 8.49%	27	495,625.86	0.05
8.50% to 8.99%	2	92,206.65	0.01
9.00% to 9.49%	8	291,240.01	0.03
9.50% to 9.99%	2	95,174.75	0.01
10.00% to 10.49%	2	151,368.52	0.01
10.50% to 10.99%	3	95,102.49	0.01
11.00% to 11.49%	1	12,823.49	0.00	(1)
11.50% to 11.99%	1	8,950.08	0.00	(1)

Total	18,848	$1,065,546,241.78	100.00%

(1)	Less than 0.005% but greater than 0.000%.

Distribution of the Receivables by Equipment Type

Equipment Type (1)	Number of Receivables	Aggregate Balance	Percent of Aggregate Balance
Agricultural
New	8,191	$372,554,269.61	34.96%
Used	7,273	425,814,481.21	39.96
Construction
New	2,483	200,859,951.47	18.85
Used	901	66,317,539.49	6.22

Total	18,848	$1,065,546,241.78	100.00%

(1)	John Deere categorizes its receivables based on the type or use of equipment comprising the greatest initial principal balance of the original receivable contract.

Distribution of the Receivables by Payment Frequency
Payment Frequency	Number of Receivables	Aggregate Balance	Percent of Aggregate Balance
Annual	10,051	$639,982,083.69	60.06%
Semiannual	431	27,920,773.18	2.62
Quarterly	147	5,358,380.32	0.50
Monthly	8,006	369,307,781.88	34.66
Other	213	22,977,222.71	2.16

Total	18,848	$1,065,546,241.78	100.00%

Distribution of the Receivables by Current Balance
Current Balance Range	Number of Receivables	Aggregate Balance	Percent of Aggregate Balance
$500.00 – $10,000.00	2,629	$15,757,229.96	1.48%
$10,000.01 – $20,000.00	3,572	53,267,752.47	5.00
$20,000.01 – $30,000.00	2,775	68,375,081.42	6.42
$30,000.01 – $40,000.00	2,004	69,316,151.11	6.51
$40,000.01 – $50,000.00	1,476	65,983,468.73	6.19
$50,000.01 – $100,000.00	3,511	246,487,399.14	23.13
$100,000.01 – $200,000.00	1,986	274,311,071.22	25.74
$200,000.01 – $300,000.00	567	136,248,212.80	12.79
$300,000.01 – $400,000.00	211	72,500,555.03	6.80
$400,000.01 – $500,000.00	60	26,564,083.05	2.49
$500,000.01 – $600,000.00	25	13,588,527.07	1.28
$600,000.01 – $700,000.00	16	10,328,226.50	0.97
$700,000.01 – $800,000.00	10	7,437,257.05	0.70
$800,000.01 and above	6	5,381,226.23	0.51

Total	18,848	$1,065,546,241.78	100.00%

Geographic Distribution of the Receivables

Geographic Distribution(1)	Number of Receivables	Aggregate Balance	Percent of Aggregate Balance
Alabama	541	$22,941,031.84	2.15%
Alaska	4	446,130.88	0.04
Arizona	61	3,328,941.02	0.31
Arkansas	617	34,908,848.53	3.28
California	691	41,767,197.12	3.92
Colorado	331	20,998,444.14	1.97
Connecticut	59	4,192,736.79	0.39
Delaware	19	906,215.69	0.09
District of Columbia	4	518,358.60	0.05
Florida	468	22,565,765.41	2.12
Georgia	792	36,729,848.10	3.45
Hawaii	8	528,590.48	0.05
Idaho	193	15,002,062.95	1.41
Illinois	887	56,385,462.94	5.29
Indiana	568	32,316,448.80	3.03
Iowa	935	63,096,213.41	5.92
Kansas	720	48,724,779.77	4.57
Kentucky	448	20,438,001.60	1.92
Louisiana	263	17,267,614.79	1.62
Maine	60	2,261,856.52	0.21
Maryland	140	8,139,102.45	0.76
Massachusetts	43	2,251,913.85	0.21
Michigan	343	19,046,037.83	1.79
Minnesota	724	40,444,846.18	3.80
Mississippi	561	36,358,396.81	3.41
Missouri	1,077	50,516,192.36	4.74
Montana	182	11,002,192.09	1.03
Nebraska	680	46,678,668.54	4.38
Nevada	22	1,061,257.49	0.10
New Hampshire	17	962,410.03	0.09
New Jersey	96	6,790,295.63	0.64
New Mexico	134	8,210,461.99	0.77
New York	256	12,658,014.23	1.19
North Carolina	551	32,479,660.80	3.05
North Dakota	477	36,374,510.75	3.41
Ohio	626	31,754,528.27	2.98
Oklahoma	294	9,390,166.58	0.88
Oregon	172	11,476,778.73	1.08
Pennsylvania	120	5,484,255.57	0.51
Rhode Island	15	932,222.67	0.09
South Carolina	344	13,879,625.39	1.30
South Dakota	352	23,831,411.83	2.24
Tennessee	382	17,730,774.68	1.66
Texas	2,222	116,257,764.39	10.91
Utah	84	4,590,713.70	0.43
Vermont	29	883,874.23	0.08
Virginia	380	17,584,167.54	1.65
Washington	242	20,230,253.17	1.90
West Virginia	112	4,759,256.43	0.45
Wisconsin	422	24,994,645.88	2.35
Wyoming	80	3,467,292.31	0.33

Total	18,848	$1,065,546,241.78	100.00%

(1)	Based on billing addresses of obligors.

Original Scheduled Payments

Collection Period	Gross Scheduled Payments(1)	Collection Period	Gross Scheduled Payments(1)
February 2021	$21,354,689.74	February 2024	$12,747,777.25
March 2021	25,710,443.56	March 2024	16,111,571.22
April 2021	25,771,297.17	April 2024	16,158,491.77
May 2021	22,900,728.33	May 2024	13,420,904.21
June 2021	23,045,100.66	June 2024	13,984,245.16
July 2021	26,258,161.52	July 2024	15,967,853.44
August 2021	27,385,979.75	August 2024	16,565,991.73
September 2021	28,470,160.72	September 2024	17,490,673.04
October 2021	33,877,975.53	October 2024	20,378,733.72
November 2021	25,532,651.17	November 2024	13,728,712.70
December 2021	28,290,460.42	December 2024	14,891,048.65
January 2022	21,401,466.24	January 2025	9,522,117.28
February 2022	19,893,891.37	February 2025	8,357,562.95
March 2022	23,711,875.72	March 2025	10,672,454.69
April 2022	24,009,607.91	April 2025	10,136,132.14
May 2022	20,696,952.90	May 2025	8,058,627.31
June 2022	20,979,273.81	June 2025	8,598,105.91
July 2022	23,589,603.68	July 2025	9,769,828.03
August 2022	24,687,091.51	August 2025	10,240,627.20
September 2022	26,000,768.96	September 2025	11,131,945.60
October 2022	32,044,881.75	October 2025	12,244,031.17
November 2022	22,032,141.01	November 2025	7,421,818.40
December 2022	25,419,904.77	December 2025	5,793,878.84
January 2023	18,675,942.12	January 2026	710,199.75
February 2023	16,654,914.55	February 2026	451,646.25
March 2023	20,580,676.46	March 2026	480,213.80
April 2023	20,426,590.75	April 2026	308,708.96
May 2023	17,588,989.57	May 2026	140,886.28
June 2023	17,846,054.49	June 2026	656,093.05
July 2023	20,651,209.98	July 2026	418,397.16
August 2023	21,270,183.55	August 2026	449,140.88
September 2023	22,384,870.89	September 2026	320,809.06
October 2023	26,408,194.56	October 2026	195,964.98
November 2023	18,183,708.57	November 2026	4,836.59
December 2023	20,776,516.55	December 2026	0.00
January 2024	14,881,975.90

(1)

This table presents scheduled payments on the receivables as of the cut-off date and does not reflect prepayments that may occur. The actual performance of the receivables may differ from this table. See “Maturity and Prepayment Considerations” in this prospectus for a discussion of various factors affecting the rate of prepayments of the receivables.

JDCC’s Historical Delinquencies; Repossessions and Net Losses

Set forth below is certain information concerning JDCC’s experience in the United States pertaining to delinquencies and repossessions on its entire portfolio (excluding a small portion of the total JDCC retail installment portfolio related to receivables that are not candidates for securitization within the JDOT program) of retail agricultural, construction and forestry equipment receivables (including variable rate receivables, fixed rate receivables and variable rate receivables that are subject to an interest rate cap arrangement). The division of the receivables in the pool among agricultural and construction equipment differs from the division in JDCC’s entire portfolio. For factors that have affected JDCC’s delinquencies, repossessions and net losses in the past and are expected to do so in the future, see “Risk Factors—Risks Related to the Characteristics and Performance of the Receivables and the related Financed Equipment—Losses on the receivables may cause losses on the notes” and “—Risks Related to the General Economic Environment—Adverse events arising from the global Coronavirus pandemic could result in delays in payments or losses on your notes” in this prospectus.

Delinquency Experience

The following tables show certain information concerning delinquencies at each Specified Fiscal Year End Date or such other specified date:

	At the related Specified Fiscal Year End Date
Number of Contracts	2016	2017	2018	2019	2020
Ending Portfolio	332,190	325,578	318,212	319,683	334,495
Period of Delinquency
30–59 Days	3,344	3,285	3,521	3,547	2,784
60–89 Days	1,529	1,603	1,812	1,485	1,106
90–119 Days	876	926	1,142	848	674
120–149 Days	601	557	686	471	469
150–179 Days	337	341	433	294	285
180+ Days	998	947	1,133	1,165	1,141

Total Delinquencies(1)	7,685	7,659	8,727	7,810	6,459

Total Delinquencies as a Percent of Ending Portfolio	2.31%	2.35%	2.74%	2.44%	1.93%

(1)	Totals may not foot due to rounding.

Ending Portfolio Amount of Contracts(1)	At the related Specified Fiscal Year End Date
	(Dollars in Millions)
	2016	2017	2018	2019	2020
Ending Portfolio	$14,001.4	$13,067.2	$13,347.6	$14,256.8	$15,841.4
Period of Delinquency
30–59 Days	$165.4	$157.5	$157.9	$167.5	$144.8
60–89 Days	81.5	72.5	83.2	87.9	60.3
90–119 Days	51.1	45.6	57.9	49.1	33.5
120–149 Days	35.4	29.2	35.1	26.4	26.1
150–179 Days	22.0	17.3	20.9	14.8	16.8
180+ Days	69.2	60.1	57.1	64.9	72.2

Total Delinquencies(2)	$424.7	$382.1	$412.2	$410.6	$353.8

Total Delinquencies as a Percent of Ending Portfolio	3.03%	2.92%	3.09%	2.88%	2.23%

(1)

Ending portfolio amounts and percentages are based on the outstanding balance of each contract. The information in the table includes previously sold contracts that continued to be serviced by Deere Credit Services. A contract is considered delinquent if the obligor paid less than (i) 95% of the scheduled payment on an agricultural contract by the due date, or (ii) 90% of the scheduled payment on a construction or forestry contract by the due date.

(2)	Totals may not foot due to rounding.

Credit Loss/Repossession Experience(1)

The following table shows certain information concerning credit loss/repossession experience as of each Specified Fiscal Year End Date or such other specified date:

	For the Specified Fiscal Year Ended
	2016	2017	2018	2019	2020
	(Dollars in Millions)
Total Agricultural, Construction and Forestry
Average Portfolio Managed During the Period(2)	$14,507.1	$13,176.2	$12,783.6	$13,408.5	$14,500.5
Repossessions as a Percentage of Average Portfolio Managed(2)	0.76%	1.15%	0.71%	0.65%	0.67%
Net Losses as a Percentage of Average Portfolio Managed(3)	0.24%	0.29%	0.28%	0.25%	0.24%
Net Losses as a Percentage of Liquidations(3)(4)	0.48%	0.58%	0.56%	0.49%	0.50%

(1)	Except as indicated, all amounts and percentages are based on the outstanding balance of each contract.
(2)

Average portfolio managed includes agricultural, construction and forestry equipment retail notes owned by JDCC, other financial institutions and securitization trusts. All of these retail notes are serviced by Deere Credit Services.

(3)

Net losses are equal to the aggregate net balances of all contracts that are determined to be uncollectible and liquidated, or uncollectible and written off, less any recoveries (before giving effect to any recoveries relating to dealer reserves). Dealer reserves in respect of the receivables are not available to the trust.

(4)	Liquidations represent a reduction in the outstanding balances of the contracts as a result of cash payments and charge-offs.

Static Pool Information

Set forth in Appendix A hereto is certain static pool information regarding cumulative net losses, delinquencies and prepayment history for JDCC’s prior securitized pools of retail agricultural and construction equipment receivables in the past five years shown both in a tabular and graphical presentation.

JDCC’s underwriting standards and procedures have remained stable over time. However, we cannot assure you that the prepayment, loss or delinquency experience of the receivables sold to the trust will be comparable to the historical prepayment, loss or delinquency experience of any of the securitized pools sponsored by JDCC. In this regard, you should note how the characteristics of the receivables in those securitized pools differ from each other and from the characteristics of the trust’s receivables. Such differences, along with the varying economic conditions applicable to those securitized pools and the pool to be sold to the trust, may make it unlikely that the trust’s receivables will perform in the same way that any of those pools has performed. See “Risk Factors— Risks Related to the General Economic Environment—Adverse events arising from the global Coronavirus pandemic could result in delays in payments or losses on your notes” and “—Losses on the receivables may cause losses on the notes” in this prospectus for a discussion of how differing characteristics and changing conditions may impact the performance of the receivables. See the table entitled “Characteristics of Prior Securitized Pools” in Appendix A hereto for a summary of certain information related to the original characteristics of JDCC’s prior securitized pools. Information regarding prior securitization transactions sponsored by JDCC contained on the John Deere website is not incorporated by reference in, and should not be considered part of, this prospectus.

REPURCHASE HISTORY

JDCC, as sponsor, has no activity to report under Rule 15Ga-1(a) for the three-year period ending December 31, 2020.

The depositor, as securitizer, filed its most recent Form ABS-15G for Rule 15Ga-1(a) with the SEC on February 5, 2021. The depositor’s CIK number is: 0001762590.

Repurchase request information related to prior pools of receivables that were securitized by JDCC also can be found on the Form ABS-15G filings made by John Deere Receivables, Inc. (“JDRI”), which formerly acted as depositor with respect to certain pools of receivables securitized by JDCC. JDRI filed its most recent Form ABS-15G for Rule 15Ga-1(a) with the SEC on February 5, 2021. JDRI’s CIK number is: 0000889668.

For more information on obtaining a copy of the filing, you should read “Where You Can Find More Information” in this prospectus.

MATURITY AND PREPAYMENT CONSIDERATIONS

General

All the receivables in the pool can be prepaid at any time. Each prepayment will shorten the weighted average life of the receivables and the weighted average life of the notes. Prepayment includes:

•	voluntary prepayments, including voluntary prepayments in connection with a refinancing due to trade-ins and issuance of a new note;

•	liquidations due to default; and

•	receipts of proceeds from insurance policies.

The “weighted average life” of a debt instrument means the average amount of time in which each dollar of principal is repaid. The rate of prepayments on the receivables may be influenced by a variety of economic, financial, climatic and other factors. The amount of prepayments on agricultural equipment installment sale and loan contracts similar to the receivables has historically tended to increase during periods in which farmers have strong cash flows. In addition, under certain circumstances, JDCC is obligated to repurchase specific receivables pursuant to the purchase agreement, the depositor is obligated to repurchase specific receivables pursuant to the sale and servicing agreement, and the servicer is obligated to purchase specific receivables pursuant to the sale and servicing agreement. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables” and “—Servicing Procedures” in this prospectus. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables than is expected by a noteholder will be borne entirely by the noteholder. See also “Description of the Notes—Optional Redemption” regarding the servicer’s option to purchase the receivables when the note value is 10% or less of the initial note value as of the cut-off date. This purchase would result in the redemption of the notes that are outstanding.

Weighted Average Lives

The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average lives of the notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.

Prepayments on retail installment contracts can be measured relative to a prepayment standard or model. The model used in this prospectus is based on a constant prepayment rate (“CPR”). CPR is determined by the percentage of principal outstanding at the beginning of a period that prepays during that period, stated as an annualized rate. The CPR prepayment model, like any prepayment model, does not purport to be either an historical description of prepayment experience or a prediction of the anticipated rate of prepayments.

The tables on pages 56 and 57 below have been prepared on the basis of certain assumptions, including that:

•	all of the receivables have an APR of 3.70%;

•	the initial note value is equal to $1,035,107,475.60 (using an assumed discount rate of 3.70%);

•	the notes are issued in the assumed initial principal amounts set forth on the cover of this prospectus;

•	the receivables prepay in full at the specified monthly CPR, and there are no defaults, losses or repurchases;

•	each scheduled payment on the receivables is made on the last day of each collection period;

•

the servicing fee is 1.00% per annum calculated based on the note value as of the first day of the collection period (rather than on the pool balance as of such date as required under the sale and servicing agreement); provided that in the case of the first payment date, the servicing fee will be an amount equal to the sum of (a) 1.00% per annum of the note value as of the cut-off date (for the first collection period) and (b) 1.00% per annum of the note value at the beginning of the second collection period (for the second collection period) and all other fees and expenses are assumed to be zero;

•

the servicer exercises the optional redemption on the earliest date on which the note value is equal to or less than 10% of the initial note value (however, this assumption is not made as to the “Weighted average life without optional redemption (years)” numbers in the last row of each of the following tables);

•

distributions are made on each payment date (assuming each payment date occurs on the 15th day of each month) in accordance with the description set forth under “Description of the Transfer and Servicing Agreements—Distributions” without giving effect to the final payment date of any class of notes;

•	no investment earnings are earned on any account; and

•	the closing date is March 10, 2021.

The tables indicate, on the basis of the foregoing assumptions, the weighted average life of each class of notes and the percentage of the initial principal balance of each class of notes that would be outstanding after each of the payment dates shown at various CPR percentages.

The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the tables on pages 56 and 57. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, the actual discount rate used to determine the initial note value may be different from the assumed discount rate and as a result the principal balance of the notes issued may vary (although not by more than 5%), thereby possibly affecting the prepayment speed of the notes. Additionally, it is highly unlikely that the receivables will prepay at a constant CPR until maturity or that all of the receivables will prepay at the same CPR. Moreover, the diverse terms of receivables could produce slower or faster principal distributions than indicated in the tables at the various CPRs specified. Any difference between such assumptions and the actual characteristics and performance of the receivables will affect the percentages of initial balances outstanding over time and the weighted average lives of the notes.

Percentage of Initial Principal Amount of the Notes at Various CPR Percentages

	Class A-1 Notes						Class A-2 Notes
Payment Date	0%	10%	12%	14%	16%	18%	0%	10%	12%	14%	16%	18%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 2021	84.16	77.43	76.01	74.56	73.09	71.58	100.00	100.00	100.00	100.00	100.00	100.00
May 2021	75.33	65.51	63.45	61.35	59.22	57.05	100.00	100.00	100.00	100.00	100.00	100.00
June 2021	67.59	54.82	52.16	49.45	46.70	43.91	100.00	100.00	100.00	100.00	100.00	100.00
July 2021	59.78	44.22	40.99	37.71	34.39	31.03	100.00	100.00	100.00	100.00	100.00	100.00
August 2021	50.68	32.56	28.82	25.03	21.20	17.33	100.00	100.00	100.00	100.00	100.00	100.00
September 2021	41.12	20.64	16.44	12.19	7.90	3.57	100.00	100.00	100.00	100.00	100.00	100.00
October 2021	31.11	8.49	3.86	0.00	0.00	0.00	100.00	100.00	100.00	99.39	95.82	92.21
November 2021	18.97	0.00	0.00	0.00	0.00	0.00	100.00	95.85	92.06	88.26	84.43	80.58
December 2021	10.03	0.00	0.00	0.00	0.00	0.00	100.00	87.63	83.58	79.52	75.44	71.35
January 2022	0.00	0.00	0.00	0.00	0.00	0.00	100.00	78.78	74.51	70.24	65.95	61.66
February 2022	0.00	0.00	0.00	0.00	0.00	0.00	94.37	71.88	67.39	62.89	58.39	53.89
March 2022	0.00	0.00	0.00	0.00	0.00	0.00	89.17	65.47	60.76	56.06	51.36	46.67
April 2022	0.00	0.00	0.00	0.00	0.00	0.00	82.82	58.15	53.26	48.40	43.56	38.73
May 2022	0.00	0.00	0.00	0.00	0.00	0.00	76.36	50.84	45.81	40.82	35.85	30.92
June 2022	0.00	0.00	0.00	0.00	0.00	0.00	70.87	44.48	39.31	34.19	29.10	24.05
July 2022	0.00	0.00	0.00	0.00	0.00	0.00	65.27	38.13	32.85	27.61	22.43	17.30
August 2022	0.00	0.00	0.00	0.00	0.00	0.00	58.89	31.20	25.84	20.54	15.31	10.13
September 2022	0.00	0.00	0.00	0.00	0.00	0.00	52.16	24.09	18.69	13.36	8.10	2.91
October 2022	0.00	0.00	0.00	0.00	0.00	0.00	45.02	16.75	11.34	6.01	0.76	0.00
November 2022	0.00	0.00	0.00	0.00	0.00	0.00	36.06	8.02	2.68	0.00	0.00	0.00
December 2022	0.00	0.00	0.00	0.00	0.00	0.00	30.05	1.85	0.00	0.00	0.00	0.00
January 2023	0.00	0.00	0.00	0.00	0.00	0.00	23.01	0.00	0.00	0.00	0.00	0.00
February 2023	0.00	0.00	0.00	0.00	0.00	0.00	17.95	0.00	0.00	0.00	0.00	0.00
March 2023	0.00	0.00	0.00	0.00	0.00	0.00	13.47	0.00	0.00	0.00	0.00	0.00
April 2023	0.00	0.00	0.00	0.00	0.00	0.00	7.82	0.00	0.00	0.00	0.00	0.00
May 2023	0.00	0.00	0.00	0.00	0.00	0.00	2.19	0.00	0.00	0.00	0.00	0.00
June 2023	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 2023	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 2023	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 2023	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 2023	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 2023	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 2023	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 2024	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 2024	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 2024	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 2024	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 2024	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 2024	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 2024	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 2024	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 2024	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 2024	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 2024	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 2024	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 2025	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 2025	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 2025	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted average life with optional redemption (years)(1)(2)	0.46	0.35	0.33	0.31	0.30	0.28	1.57	1.24	1.19	1.14	1.09	1.04
Optional redemption date	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Weighted average life without optional redemption (years)(1)	0.46	0.35	0.33	0.31	0.30	0.28	1.57	1.24	1.19	1.14	1.09	1.04

(1)

The weighted average life of a class A-1 note or a class A-2 note is determined by: (a) multiplying the amount of each principal payment on the applicable note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of the note.

(2)

To the optional redemption date specified in the table, which is based on the earliest date on which the note value is equal to or less than 10% of the initial note value. See “Description of the Notes—Optional Redemption” in this prospectus.

This table has been prepared based on the assumptions described on page 55 (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percentage of Initial Principal Amount of the Notes at Various CPR Percentages

	Class A-3 Notes						Class A-4 Notes
Payment Date	0%	10%	12%	14%	16%	18%	0%	10%	12%	14%	16%	18%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 2021	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 2021	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 2021	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 2021	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 2021	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 2021	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 2021	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 2021	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 2021	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 2022	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 2022	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 2022	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 2022	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 2022	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 2022	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 2022	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 2022	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 2022	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 2022	100.00	100.00	100.00	100.00	100.00	95.59	100.00	100.00	100.00	100.00	100.00	100.00
November 2022	100.00	100.00	100.00	97.42	92.26	87.20	100.00	100.00	100.00	100.00	100.00	100.00
December 2022	100.00	100.00	96.51	91.27	86.12	81.08	100.00	100.00	100.00	100.00	100.00	100.00
January 2023	100.00	94.94	89.65	84.47	79.40	74.44	100.00	100.00	100.00	100.00	100.00	100.00
February 2023	100.00	89.75	84.46	79.30	74.25	69.32	100.00	100.00	100.00	100.00	100.00	100.00
March 2023	100.00	85.10	79.81	74.65	69.62	64.72	100.00	100.00	100.00	100.00	100.00	100.00
April 2023	100.00	79.59	74.36	69.26	64.31	59.48	100.00	100.00	100.00	100.00	100.00	100.00
May 2023	100.00	74.19	69.03	64.01	59.14	54.41	100.00	100.00	100.00	100.00	100.00	100.00
June 2023	97.39	69.52	64.41	59.45	54.65	49.99	100.00	100.00	100.00	100.00	100.00	100.00
July 2023	92.50	64.85	59.81	54.93	50.21	45.64	100.00	100.00	100.00	100.00	100.00	100.00
August 2023	86.76	59.61	54.68	49.93	45.33	40.90	100.00	100.00	100.00	100.00	100.00	100.00
September 2023	80.82	54.29	49.51	44.90	40.45	36.17	100.00	100.00	100.00	100.00	100.00	100.00
October 2023	74.53	48.80	44.19	39.75	35.48	31.37	100.00	100.00	100.00	100.00	100.00	100.00
November 2023	67.03	42.50	38.12	33.92	29.88	26.01	100.00	100.00	100.00	100.00	100.00	100.00
December 2023	61.94	38.08	33.85	29.80	25.91	22.19	100.00	100.00	100.00	100.00	100.00	100.00
January 2024	56.07	33.17	29.13	25.26	21.56	18.03	100.00	100.00	100.00	100.00	100.00	100.00
February 2024	51.93	29.59	25.67	21.93	18.36	14.95	100.00	100.00	100.00	100.00	100.00	100.00
March 2024	48.40	26.52	22.70	19.06	15.60	12.29	100.00	100.00	100.00	100.00	100.00	100.00
April 2024	43.87	22.78	19.12	15.63	12.32	9.18	100.00	100.00	100.00	100.00	100.00	100.00
May 2024	39.31	19.07	15.58	12.27	9.12	6.13	100.00	100.00	100.00	100.00	100.00	100.00
June 2024	35.55	15.99	12.64	9.46	6.44	3.59	100.00	100.00	100.00	100.00	100.00	100.00
July 2024	31.61	12.84	9.64	6.60	3.74	1.03	100.00	100.00	100.00	100.00	100.00	100.00
August 2024	27.07	9.32	6.31	3.46	0.78	0.00	100.00	100.00	100.00	100.00	100.00	0.00
September 2024	22.34	5.73	2.93	0.28	0.00	0.00	100.00	100.00	100.00	100.00	0.00	0.00
October 2024	17.32	2.00	0.00	0.00	0.00	0.00	100.00	100.00	0.00	0.00	0.00	0.00
November 2024	11.43	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
December 2024	7.49	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
January 2025	3.20	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
February 2025	0.48	0.00	0.00	0.00	0.00	0.00	100.00	0.00	0.00	0.00	0.00	0.00
March 2025	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted average life with optional redemption (years)(1)(2)	3.06	2.66	2.58	2.50	2.43	2.35	4.01	3.68	3.60	3.60	3.51	3.43
Optional redemption date	n/a	n/a	n/a	n/a	n/a	n/a	3/25	11/24	10/24	10/24	9/24	8/24
Weighted average life without optional redemption (years)(1)	3.06	2.66	2.58	2.50	2.43	2.35	4.34	4.05	4.00	3.93	3.87	3.81

(1)

The weighted average life of a class A-3 note or a class A-4 note is determined by: (a) multiplying the amount of each principal payment on the applicable note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of the note.

(2)

To the optional redemption date specified in the table, which is based on the earliest date on which the note value is equal to or less than 10% of the initial note value. See “Description of the Notes—Optional Redemption” in this prospectus.

This table has been prepared based on the assumptions described on page 55 (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

CREDIT RISK RETENTION

The risk retention regulations in 17 C.F.R. Part 246 (“Regulation RR”) of the Exchange Act require the sponsor, either directly or through its majority-owned affiliates, to retain an economic interest in the credit risk of the receivables.

The sponsor intends to satisfy its obligation to retain credit risk by causing the depositor, John Deere Receivables LLC, its wholly owned affiliate, to retain an eligible horizontal residual interest in the form of the certificate and to fund an eligible horizontal cash reserve account on the closing date. The fair value of the certificate and the amount funded to the reserve account is expected to represent at least 5% of the sum of the fair value of the notes and the certificate on the closing date. Under Regulation RR, the depositor, or another majority-owned affiliate of JDCC, is required to retain the eligible horizontal residual interest until the later of the date that is two years from the closing date, the date the pool balance is 33% or less of the initial pool balance, or the date the unpaid principal amount of the notes is 33% or less of the original principal amount of the notes. None of JDCC, the depositor or any of their affiliates may sell, transfer or hedge the retained interest during this period other than as permitted by Regulation RR.

The certificate retained by the depositor is expected to satisfy the requirements for an “eligible horizontal residual interest” under Regulation RR. In general, the certificate represents the right to payments received on the receivables not needed to make payments on the notes, cover losses on the receivables, make deposits into the reserve account or pay certain expenses and fees of the trust. Because the certificate is subordinated to each class of notes and is only entitled to amounts not needed on a payment date to make payments on the notes or to make other required payments or deposits according to the priority of payments described in “Description of the Transfer and Servicing Agreement—Distributions—Priority of Payments”, the certificate absorbs losses on the receivables by reduction of, first, excess collections and, second, overcollateralization before any losses are incurred by the notes. For a further description of the material terms of the certificate, please read “Description of the Transfer and Servicing Agreements—Credit and Cash Flow Enhancement—Reserve Account and the Certificate.”

The reserve account is expected to satisfy the requirements for an “eligible horizontal cash reserve account” under Regulation RR. The reserve account will be funded from a portion of the offering proceeds for the offered notes on the closing date in an expected amount equal to $10,351,075, which is expected to represent approximately 0.98% of the fair value of the notes and the certificate on the closing date and between 19.60% and 19.55% of the $52.81 million to $52.95 million range of amounts expected to represent 5% of the fair value of the notes and the certificate on the closing date. Funds will be withdrawn from cash in the reserve account to the extent that the total distribution amount (after the payment of the administration fee, the asset representations reviewer review fee and, if JDCC or an affiliate of JDCC is not the servicer, the servicing fee) with respect to any collection period is less than the amount of principal and interest payable on the notes on the related payment date and will be deposited in the note distribution account. After payment in full of amounts due on the notes and the final distribution is made on the certificate, the amount on deposit in the reserve account may be released to JDCC or its affiliates. Interest earned on amounts on deposit in the reserve account each month, if any, will be made available as part of the total distribution amount for each payment date. For a further description of the material terms of the reserve account, please read “Description of the Transfer and Servicing Agreements—Credit and Cash Flow Enhancement—Reserve Account and the Certificate.”

The fair value of the notes and the certificate is summarized below. Totals may not foot due to rounding:

Class	Assumed Interest Rates	Fair Value (in millions)	Fair Value (as a percentage of the fair value amount of the notes and the certificate)
Class A-1 notes	0.12999% – 0.32999%	$257.20	24.29% – 24.35%
Class A-2 notes	0.31% – 0.51%	$337.50	31.87% – 31.96%
Class A-3 notes	0.50% – 0.70%	$337.50	31.87% – 31.96%
Class A-4 notes	0.79% – 0.99%	$77.02	7.27% – 7.29%
Certificate	—	$46.94 – $49.77	4.44% – 4.70%
Total		$1,056.16 – $1,058.99	100.00%

The fair value of each class of notes is assumed to be equal to the initial principal amount, or par amount. This reflects the expectation that the final interest rates of the notes will be consistent with the interest rate assumptions set forth above. These interest rates are estimated based on recent pricing and credit spreads of notes issued in similar transactions and market-based expectations for interest rates, credit spreads and credit risk applicable to the notes.

Collectively, the certificate and the amount deposited in the reserve account on the closing date are expected to represent between 5.42% and 5.68% of the fair value of the notes and certificate on the closing date.

The sponsor determined the fair value of the notes and the certificate using a fair value measurement framework under generally accepted accounting principles. In measuring fair value, the use of observable and unobservable inputs and their significance in measuring fair value are reflected in the fair value hierarchy assessment, with Level 1 inputs favored over Level 3 inputs.

•	Level 1 — inputs include quoted prices for identical instruments and are the most observable,

•	Level 2 — inputs include quoted prices for similar instruments and observable inputs such as interest rates and yield curves, and

•	Level 3 — inputs include data not observable in the market and reflect management judgment about the assumptions market participants would use in pricing the instrument.

The fair value of the notes is categorized within Level 2 of the hierarchy, reflecting the use of inputs derived from prices for similar instruments. The fair value of the certificate is categorized within Level 3 of the hierarchy as inputs to the fair value calculation are generally not observable.

To calculate the fair value of the certificate, the sponsor used an internal valuation model. This model projects future cash flows from the pool of receivables, the interest and principal payments on each class of notes, the servicing fee, the administration fee, and other fees and expenses due and payable from the transaction’s cashflows. The model also assumes that the servicer will exercise its clean up call option on the earliest date on which the note value is equal to or less than 10% of the initial note value, which, for purposes of the fair value calculation, is estimated to occur on the 42nd payment date following the closing date. The resulting certificate cash flows are discounted to present value based on a discount rate that reflects the credit exposure to these cash flows. In completing these calculations, the sponsor made the following assumptions:

•

except as otherwise described in the following bullets, cash flows in respect of the receivables are calculated using the assumptions described under the heading “Maturity and Prepayment Considerations—Weighted Average Lives” in this prospectus;

•

interest accrues on the notes at the rates described above and interest on the class A-1 notes will be calculated on the basis of the actual number of days occurring in the related period for which interest is payable divided by 360 and interest on the other classes of notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

•	the delinquency trigger related to an asset representations review does not occur;

•	cash flows from the receivables are calculated using the scheduled payments adjusted for assumptions regarding prepayments and net losses as described below.

•	receivables prepay at a constant prepayment rate (“CPR”) of 14% based on amortization resulting from voluntary prepayments only and does not take into account net losses;

•	cumulative net losses on the receivables, as a percentage of the initial pool balance, occur each month following the cut-off date at the following rates:

Month	Cumulative Net Loss	Month	Cumulative Net Loss	Month	Cumulative Net Loss
1	0.00%	17	0.17%	33	0.40%
2	0.00%	18	0.19%	34	0.41%
3	0.00%	19	0.20%	35	0.42%
4	0.00%	20	0.22%	36	0.43%
5	0.00%	21	0.23%	37	0.43%
6	0.00%	22	0.25%	38	0.44%
7	0.02%	23	0.26%	39	0.45%
8	0.03%	24	0.28%	40	0.46%
9	0.05%	25	0.29%	41	0.47%
10	0.06%	26	0.31%	42	0.48%
11	0.08%	27	0.33%	43	0.48%
12	0.09%	28	0.34%
13	0.11%	29	0.36%
14	0.12%	30	0.37%
15	0.14%	31	0.38%
16	0.16%	32	0.39%

; and

•	certificate cash flows are discounted at 9.20%.

The sponsor developed these inputs and assumptions by considering the following factors:

•

Discount rate applicable to initial note value and aggregate initial principal amount of the notes —estimated considering the composition of the receivables and recent pricing of notes issued in similar transactions and market-based expectations for interest rates on the notes;

•

CPR rate — estimated considering the composition of the receivables and the performance of its prior securitized pools described in “The Receivables Pool—Static Pool Information”, with more consideration given to CPR trends of more recent vintages of securitized pools;

•

Cumulative net loss rate — estimated using assumptions for both the magnitude of lifetime cumulative net losses and the shape of the cumulative net loss curve. The lifetime cumulative net loss assumption and shape of the cumulative net loss curve were developed considering the composition of the receivables, the performance of prior securitized pools described in “The Receivables Pool—Static Pool Information”, the performance of JDCC’s overall receivable portfolio with similar attributes to that of the securitized pool from the past 20 years, current agricultural and construction industry conditions, and the cumulative net loss assumptions of the hired NRSROs. Default and recovery rate estimates are included in the cumulative net loss assumption; and

•

Discount rate applicable to the residual cash flows to which the certificate is entitled — estimated to reflect the credit exposure to the certificate cash flows. Due to the lack of an actively traded market in asset-backed certificates, the discount rate is an internally derived number calculated by the sponsor using a mix of quantitative and qualitative information, that includes consideration of risk premiums of other finance companies that are publicly disclosed, and qualitative factors that consider the first-loss exposure and credit risk of the underlying receivables.

JDCC believes that the inputs and assumptions described above include the inputs and assumptions that could have a material impact on the fair value calculation or a prospective noteholder’s ability to evaluate the fair value calculation. The fair value of the notes and the certificate was calculated based on the assumptions described above, including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance of the receivables. You should be sure you understand these assumptions when considering the fair value calculation.

JDCC will recalculate the fair value of the notes and the certificate following the closing date to reflect the issuance of the notes and any material changes in the methodology or inputs and assumptions described above. The first monthly report to noteholders following the closing date will include: (i) the fair value of the certificate as a percentage of the sum of the fair value of the notes and the certificate and as a dollar amount; (ii) the amount deposited to the reserve account as a percentage of the sum of the fair value of the notes and certificate as of the closing date and as a dollar amount; (iii) the total of (i) and (ii); and (iv) a description of any material changes in the methodology or inputs and assumptions used to calculate the fair value.

The indenture trustee shall have no obligation or responsibility to monitor or enforce the sponsor’s compliance with the risk retention rules of Regulation RR, nor shall the indenture trustee be liable to any noteholder or other party for any violation of Regulation RR or any similar provisions now or hereafter in effect.

POOL FACTORS AND TRADING INFORMATION

The “note pool factor” for each class of notes will be a seven-digit decimal, which the servicer will compute prior to each distribution with respect to that class of notes, indicating the remaining outstanding principal amount of that class of notes as of the applicable payment date, as a fraction of the initial outstanding principal amount of the class.

Each note pool factor will be initially 1.0000000, and after that will decline to reflect reductions in the outstanding principal amount of the applicable class of notes. A noteholder’s portion of the aggregate outstanding principal amount of a class of notes is the product of:

•	the original denomination of such noteholder’s note; and

•	the applicable note pool factor.

USE OF PROCEEDS

The proceeds from the sale of the notes will be applied by the trust to the purchase of the receivables.

DESCRIPTION OF THE NOTES

General

The notes will be issued under the indenture. A copy of the indenture will be filed with the SEC. Because this section is a summary, it does not describe every aspect of the notes and the indenture under which they will be issued. We urge you to read the indenture because it, and not this description, defines your rights as a holder of notes. See “Where You Can Find More Information” on page 106 for information on how to obtain a copy of the indenture.

Unless and until definitive notes are issued, all references in this prospectus to actions by noteholders refer to actions taken by DTC upon instructions from its participating organizations, and all references in this prospectus to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the notes for distribution to noteholders in accordance with DTC’s procedures with respect thereto. See “—Book-Entry, Delivery and Form” and “—Definitive Notes” below.

Payments of Interest

The class A-1, class A-2, class A-3 and class A-4 notes will bear interest at a fixed rate.

The per annum interest rate (the “interest rate”) for each class of notes is as follows:

Class of Notes	Interest Rate
Class A-1%
Class A-2%
Class A-3%
Class A-4%

A “payment date” will be the 15th day of each month or, if any of those dates is not a business day, the next succeeding business day, commencing April 15, 2021. Interest on the class A-1 notes will accrue from and including the closing date or from and including the most recent payment date to which interest has been paid to but excluding the current payment date and will be calculated on the basis of the actual number of days occurring in the period for which interest is payable divided by 360. Interest on the class A-2 notes, the class A-3 notes and the class A-4 notes will accrue from and including the 15th day of each month (or the closing date in the case of the first payment date) to and including the 14th day of the next month and will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Interest accrued as of any payment date but not paid on that payment date will be due on the next payment date together with interest on the unpaid amount at the related interest rate. Interest payments on the notes will generally be derived from:

•

the total distribution amount remaining after the payment of the administration fee and review fees to the asset representations reviewer (which review fees will be capped at $200,000 prior to the occurrence of an event of default and acceleration of the notes) and, if JDCC or an affiliate of JDCC is not the servicer, the servicing fee; and

•	amounts in the reserve account.

See “Description of the Transfer and Servicing Agreements—Distributions” and “—Credit and Cash Flow Enhancement—Reserve Account and the Certificate.” If the available funds in the note distribution account and the reserve account are not sufficient to pay the amount of interest payable on the notes on any payment date, each noteholder will receive its ratable share (based upon the total amount of interest due on its note) of the amount available to be distributed in respect of interest on the notes.

Payments of Principal

On each payment date, the note monthly principal distributable amount will be applied in the following order of priority:

•	first, to payment in full of the class A-1 notes;

•	second, to payment in full of the class A-2 notes;

•	third, to payment in full of the class A-3 notes; and

•	fourth, to payment in full of the class A-4 notes.

The note monthly principal distributable amount is described under “Description of the Transfer and Servicing Agreements—Distributions.” Prior to an event of default and acceleration of the notes, no principal will be paid on any payment date on the class A-2 notes until the class A-1 notes have been paid in full, no principal will be paid on any payment date on the class A-3 notes until the class A-2 notes have been paid in full and no principal will be paid on any payment date on the class A-4 notes until the class A-3 notes have been paid in full. See “Description of the Transfer and Servicing Agreements—Distributions” for additional details on such distributions.

The principal amount of each class of notes, to the extent not previously paid, will be payable in full on the payment date in the month specified below:

Class of Notes	Final Payment Date
A-1	March 15, 2022
A-2	December 15, 2023
A-3	September 15, 2025
A-4	December 15, 2027

Following an event of default and acceleration of the notes, payments (including payments funded out of proceeds from the sale of the receivables in connection with an event of default as described in this prospectus under the heading “Description of the Notes—The Indenture—Events of Default; Rights upon Event of Default”) will be made, after payment of fees, ratably to the noteholders first based on the amount of interest due on each note (in the case of payments of interest) and then based on the outstanding principal amount (in the case of payments of principal) until the principal amount of all of the notes is reduced to zero.

Optional Redemption

The servicer has the right to purchase the remaining receivables on a payment date when the note value becomes equal to or less than 10% of the initial note value as of the cut-off date. If the servicer exercises this right, the notes outstanding at that time will be redeemed in full at a price equal to their unpaid principal amount plus accrued and unpaid interest thereon. If the servicer elects to exercise its right to purchase the receivables as described above, the servicer shall furnish notice of such election to the indenture trustee not later than 30 days prior to the redemption date and the servicer shall deposit with the indenture trustee in the note distribution account the redemption price of the notes to be redeemed whereupon all such notes shall be due and payable on the redemption date. Notice of redemption shall be given by the indenture trustee by first-class mail, postage prepaid, mailed not less than five days prior to the applicable redemption date to each noteholder, as of the close of business on the record date preceding the applicable redemption date, at such noteholder’s address appearing in the note register. The notice will identify the payment date on which the redemption will occur, the redemption price, the place where notes are to be surrendered for payment, and the CUSIP numbers of the affected notes.

The Indenture

The following summary describes the material terms of the indenture.

Modification of Indenture

With the consent of the holders of a majority of the outstanding notes, the indenture trustee and the trust may execute a supplemental indenture to add provisions to change in any manner or eliminate any provisions of the indenture with respect to the notes or to modify, except as provided below, in any manner the rights of the noteholders.

Notwithstanding the foregoing, without the consent of the holder of each outstanding note affected thereby, no supplemental indenture may:

•

change the due date of any installment of principal of, or interest on, any note or reduce the principal amount of the note, the interest rate of the note or the redemption price with respect to the note or change any place of payment where or the coin or currency in which any note or any interest on the note is payable;

•	impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

•

reduce the percentage of the aggregate amount of the outstanding notes the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults under the indenture and their consequences as provided for in the indenture;

•	modify or alter the provisions of the indenture regarding the voting of notes held by the trust, the depositor, an affiliate of either of them or any obligor on the notes;

•

reduce the percentage of the aggregate outstanding amount of those notes the consent of the holders of which is required to direct the trust to sell or liquidate the receivables if the proceeds of that sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes;

•

decrease the percentage of the aggregate principal amount of those notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or certain other related agreements; or

•

permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

The trust and the indenture trustee may also enter into supplemental indentures, without obtaining the consent of noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the noteholders; provided, however, that such action will not materially and adversely affect the interest of any noteholder; provided further that 10 days’ (or in the case of one hired NRSRO, 10 business days’) prior written notice of any such amendment be given to each hired NRSRO and, if a hired NRSRO notifies the indenture trustee that such amendment will result in a downgrading or withdrawal of the then current rating of any class of the notes or the certificate, such amendment shall become effective only with the consent of the holders of notes evidencing not less than a majority of the outstanding amount of the notes and the consent of the certificateholder; provided further that any solicitation of such consent shall disclose the downgrading or withdrawal that would result from such amendment.

Events of Default; Rights upon Event of Default

An “event of default” with respect to the notes is defined in the indenture as being:

•	a default for five days or more in the payment of any interest due on any note;

•	a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

•

a default in the observance or performance of any covenant or agreement of the trust made in the indenture and the continuation of that default for a period of 30 days after notice of a default is given to the trust by the indenture trustee or to the trust and indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding;

•

any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant to the indenture or in connection with the indenture having been incorrect in a material respect as of the time made, and that breach not having been cured within 30 days after notice of the breach is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding; or

•	certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

However, the amount of principal required to be distributed to the noteholders under the indenture is generally limited to amounts available therefor in the note distribution account. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

If an event of default should occur and be continuing with respect to the notes, the indenture trustee or holders of a majority in principal amount of the notes then outstanding may declare the principal of the notes to be immediately due and payable. That declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of the notes then outstanding.

If the notes have been declared to be due and payable following an event of default with respect thereto, the indenture trustee may, in its discretion, either sell the receivables or elect to have the trust maintain possession of the receivables and continue to apply distributions on the receivables as if there had been no declaration of acceleration. In addition, the indenture trustee is prohibited from selling the receivables following an event of default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any note, unless:

•	the holders of all outstanding notes consent to the sale,

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of the sale, or

•

the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66-2/3% of the aggregate outstanding principal amount of the notes.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default occurs and is continuing with respect to the notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request; provided, that the indenture trustee is required to honor directions or requests from the noteholders when such directions or requests relate to an asset representations review request and noteholder communications with regards to repurchase requests as set forth in the indenture.

Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of those notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding notes.

No holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

•	the holder previously has given to the indenture trustee written notice of a continuing event of default;

•	the holders of not less than 25% in principal amount of all the outstanding notes have made written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

•	the holder or holders have offered the indenture trustee reasonable indemnity;

•	the indenture trustee has for 60 days failed to institute the proceeding; and

•	no direction inconsistent with the written request has been given to the indenture trustee during this 60-day period by the holders of a majority in principal amount of the outstanding notes.

In addition, the indenture trustee and the noteholders will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

None of the indenture trustee, the owner trustee in its individual capacity, any holder of a certificate representing an ownership interest in the trust, or any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

Certain Covenants by the Trust

The indenture will provide that the trust may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state thereof or the District of Columbia;

•

the surviving entity expressly assumes the trust’s obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the trust under the indenture;

•	no event of default has occurred and is continuing immediately after the merger or consolidation;

•	the trust has been advised that the rating of the notes then in effect would not be reduced or withdrawn by the hired NRSROs as a result of the merger or consolidation; and

•	the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any noteholder.

The trust will not, among other things:

•

except as expressly permitted by the indenture, the transfer and servicing agreements or certain related documents with respect to the trust (collectively, the “related documents”), sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

•

claim any credit on or make any deduction from the principal and interest payable in respect of the notes other than amounts withheld under the Internal Revenue Code or applicable state law or assert any claim against any present or former noteholder because of the payment of taxes levied or assessed upon the trust;

•	dissolve or liquidate in whole or in part;

•

permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture; or

•

permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on, extend to, otherwise arise upon or burden the assets of the trust, any part of the trust, any interest therein or the proceeds thereof except as may be created by the terms of the indenture.

The trust may not engage in any activity other than as specified in this prospectus and in the indenture and trust agreement. The trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred under the notes and the indenture or otherwise in accordance with the related documents.

List of Noteholders

With respect to the trust, three or more holders of the notes of any class each of whom has owned a note for at least six months may, by written request to the indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the indenture or the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of those noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of record.

Annual Compliance Statement

The trust will be required to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee’s Annual Report

If required by law, the indenture trustee will be required to mail each year to all noteholders a brief report relating to its eligibility and qualification to continue as the indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

The indenture will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes and all other amounts payable by the trust under the indenture.

Book-Entry, Delivery and Form

The notes will be issued as one or more fully registered global securities which will be deposited with, or on behalf of, DTC, New York, New York and registered in the name of Cede & Co., DTC’s nominee. We will not issue notes in certificated form except under certain limited circumstances described in this prospectus. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC (the “DTC participants”). Investors may elect to hold interests in the global securities through DTC (in the United States), Clearstream Banking, société anonyme (“Clearstream Luxembourg”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), if they are participants in those systems, or indirectly through organizations that are participants in those systems.

Under the indenture, only the person in whose name a note is registered is recognized as the holder of that note. Consequently, for notes issued in book-entry form, we will recognize only the depositary as the holder of the notes and we will make all payments on the notes to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the notes.

Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream Luxembourg, and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (each, a “U.S. depositary”). Beneficial interests in the global securities will be held in denominations of $1,000 and integral multiples thereof. Except as set forth below or in this prospectus, the global securities may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Clearstream Luxembourg has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations (“Clearstream participants”) and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters in this offering or their affiliates. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream participant, either directly or indirectly.

Distributions with respect to notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream Luxembourg.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear participants”) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., as operator of the Euroclear System (the “Euroclear operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters in this offering or their affiliates. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of, or relationship with, persons holding through Euroclear participants.

Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

In the event certificated notes are issued in the limited circumstances described in this prospectus, the holders of certificated notes will be able to receive payments of principal and interest thereon by check mailed to the record holder thereof. Payment of the final installment of principal of a certificated note may be made only against surrender of the relevant note to one of the paying agents.

Special Considerations for Book-Entry Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the notes represented by the global security.

If notes are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the notes to be registered in his or her name, and cannot obtain certificates for his or her interest in the notes except in the special situations we describe below.

•

An investor will be an indirect holder and must look to his or her own broker, bank or other financial institution for payments on the notes and protection of his or her legal rights relating to the notes, as we describe above.

•	An investor may not be able to sell interests in the notes to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the notes must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the indenture trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the indenture trustee also do not supervise the depositary in any way.

•

DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker, bank or other financial institution may also require you to use immediately available funds when purchasing or selling interests in a global security.

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the notes. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same Day Funds Settlement System. Secondary market trading between Clearstream participants and Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving notes at DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time zone differences, credits of notes received in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits, or any transactions in the notes settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received at Clearstream Luxembourg or Euroclear as a result of sales of notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement at DTC.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Definitive Notes

The notes will be issued in fully registered, certificated form (“definitive notes”) to the noteholders or their nominees, rather than to DTC or its nominee, only if:

•

the administrator advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the notes and the administrator is unable to locate a qualified successor, or

•

the administrator, at its option, elects to terminate the book-entry system through DTC or, after the occurrence of an event of default under the indenture or a servicer default under the sale and servicing agreement, noteholders representing at least a majority of the outstanding principal amount of the notes advise the indenture trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the noteholders’ best interest.

Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee will be required to notify all the noteholders, through participants, of the availability of definitive notes. Upon surrender by DTC of the definitive certificates representing the notes and receipt of instructions for re-registration, the indenture trustee will reissue the notes as definitive notes to the noteholders.

Distributions of principal of, and interest on, the notes will thereafter be made by the indenture trustee in accordance with the procedures set forth in the indenture directly to holders of definitive notes in whose names the definitive notes were registered at the close of business on the applicable record date specified for the notes in this prospectus. These distributions will be made by check mailed to the address of holder as it appears on the register maintained by the indenture trustee. The final payment on any note, however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final distribution to the noteholders.

Definitive notes in respect of the notes will be transferable and exchangeable at the offices of the indenture trustee or of a certificate registrar named in a notice delivered to holders of the definitive notes. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Noteholders

With respect to the notes, on or prior to each payment date, either JDCC or the sub-servicer will prepare and provide to the indenture trustee a statement, which the indenture trustee will be required to forward to the noteholders of record, and will provide to the owner trustee a statement which the owner trustee will be required to forward to the certificateholder, in each case setting forth the following information as to the notes and certificate with respect to the payment date or the related collection period:

(i)	the amount of the distribution allocable to principal of each class of notes;

(ii)	the amount of the distribution allocable to interest and the interest rate on each class of the notes, in each case applicable to distributions made on the payment date;

(iii)	the pool balance, note value and overcollateralization, if applicable, as of the close of business on the last day of the related collection period;

(iv)	the aggregate outstanding principal amount of each class of notes, in each case after giving effect to all payments reported under (i) above on that date;

(v)	the amount of the servicing fee paid to the servicer with respect to the related collection period;

(vi)	the amount of the administration fee paid to the administrator with respect to the related collection period;

(vii)	the amount of the aggregate purchase amounts for receivables that have been repurchased, if any, for the collection period;

(viii)	the balance of the reserve account, if any, on the payment date, after giving effect to distributions made on that payment date, and the specified reserve account balance for the payment date;

(ix)	the amount distributed to the certificateholder with respect to the related collection period;

(x)

the number of receivables the scheduled payments in respect of which are 30, 60, 90, 120, 150 or 180 days or more past due, the payoff amount of such receivables, and that amount as a percentage of the pool balance, as of the close of business on the last day of the related collection period;

(xi)

the payoff amount of receivables with any scheduled payments 60 days or more past due, and that amount as a percentage of the pool face amount, as of the close of business on the last day of the related collection period;

(xii)	the current period loss and cumulative loss information with respect to the related collection period;

(xiii)	a summary of the findings and conclusions stated in any asset representations review report received in such collection period;

(xiv)

the date of any resignation, removal, replacement or substitution of the asset representations reviewer or appointment of a new asset representations reviewer including the circumstances surrounding the change and the identity of the new asset representations reviewer, if applicable;

(xv)	information with respect to the event(s) that triggered an asset representations review during the collection period, if applicable;

(xvi)	information with respect to any request received from a noteholder to communicate with other noteholders as described under “—Investor Communications” below; and

(xvii)

information with respect to any material change in the sponsor’s or an affiliate’s interest in the notes or certificate resulting from the purchase, sale or other acquisition or disposition of the notes or certificate by the sponsor or an affiliate, for the related collection period, if applicable.

Each amount set forth under subclauses (i), (ii), (v) and (vii) with respect to the notes or the certificate will be expressed as a dollar amount per $1,000 of the initial principal balance of the notes.

The first report to noteholders following the closing date will also include: (a) the fair value of the certificate as a percentage of the sum of the fair value of the notes and the certificate and as a dollar amount; (b) the amount deposited to the reserve account as a percentage of the sum of the fair value of the notes and certificate as of the closing date and as a dollar amount; (c) the total of (a) and (b); and (d) a description of any material changes in the methodology or inputs and assumptions used to calculate the fair value as described under “Credit Risk Retention” in this prospectus.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the indenture trustee will provide to the noteholders a statement containing the amounts described in subclauses (i) and (ii), other than information relating to the note interest rate, for that calendar year and any other information required by applicable tax laws for the purpose of the noteholders’ preparation of U.S. federal income tax returns. Within the prescribed period of time for tax reporting purposes after the end of each trust tax year, the owner trustee will provide to the certificateholder a statement containing the amounts described in subclauses (i) and (ii), other than information relating to the note interest rate, subclauses (v) and (vii) above for that tax year and any other information required by applicable tax laws for the purposes of the certificateholder’s preparation of U.S. federal income tax returns.

Investor Communications

Under the sale and servicing agreement, the servicer will be required to include any request from a noteholder or note owner to communicate with other noteholders related to a possible exercise of the noteholders’ rights under the transaction documents in the Form 10-D filing for the collection period in which such request was received. A noteholder should send any such request to the servicer at Deere & Company, Attn: Assistant Treasurer, One John Deere Place, Moline, IL 61265. The noteholder should include in its request the method by which other noteholders should contact it. A noteholder or note owner, as applicable, that delivers a request to communicate with other noteholders and note owners will be deemed to have certified to the servicer that its request relates solely to a possible exercise of rights under the transaction documents, and will not be used for other purposes.

The servicer will cause the following information to be included in the Form 10-D related to the collection period in which the noteholder request was received:

•	a statement that the servicer has received a communication request from a noteholder;

•	the name of the noteholder making the request;

•	the date the request was received;

•	a statement that such noteholder is interested in communicating with other noteholders about the possible exercise of rights under the transaction documents; and

•	a description of the method other noteholders may use to contact the requesting noteholder.

The servicer will bear any costs associated with including the above information in the Form 10-D. The noteholders will pay any costs associated with communicating with other noteholders, and no other transaction party, including the trust, will be responsible for such costs.

If definitive notes are issued and the requesting noteholder is the record holder of any notes, no verification procedures will be required. If the requesting noteholder is not the record holder of any notes and is instead a beneficial owner of notes, the servicer may require no more verification than (1) a written certification from the noteholder that it is a beneficial owner of notes and (2) an additional form of documentation, such as a trade confirmation, an account statement, a letter from the broker or dealer or other similar document.

The Indenture Trustee

U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as indenture trustee, registrar and paying agent. U.S. Bancorp, with total assets exceeding $554 billion as of December 31, 2020, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. As of December 31, 2020, U.S. Bancorp served approximately 18 million customers and operated over 2,400 branch offices in 26 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 domestic and 2 international cities. The Indenture will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603.

U.S. Bank has provided corporate trust services since 1924. As of December 31, 2020, U.S. Bank was acting as trustee with respect to over 107,000 issuances of securities with an aggregate outstanding principal balance of over $4.7 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The indenture trustee will make each monthly statement available to the noteholders via the indenture trustee’s internet website at https://pivot.usbank.com. Noteholders with questions may direct them to the indenture trustee’s bondholder services group at (800) 934-6802.

As of December 31, 2020, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 97 issuances of equipment finance-backed securities with an outstanding aggregate principal balance of approximately $16,882,800,000.

In the last several years, U.S. Bank and other large financial institutions have been sued in their capacity as trustee or successor trustee for certain residential mortgage backed securities (“RMBS”) trusts. The complaints, primarily filed by investors or investor groups against U.S. Bank and similar institutions, allege the trustees caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers to comply with the governing agreements for these RMBS trusts. Plaintiffs generally assert causes of action based upon the trustees’ purported failures to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties, notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and abide by a heightened standard of care following alleged events of default.

U.S. Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors, that it has meritorious defenses, and it has contested and intends to continue contesting the plaintiffs’ claims vigorously. However, U.S. Bank cannot assure you as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts.

On March 9, 2018, a law firm purporting to represent fifteen Delaware statutory trusts (the “DSTs”) that issued securities backed by student loans (the “Student Loans”) filed a lawsuit in the Delaware Court of Chancery against U.S. Bank in its capacities as indenture trustee and successor special servicer, and three other institutions in their respective transaction capacities, with respect to the DSTs and the Student Loans. This lawsuit is captioned The National Collegiate Student Loan Master Trust I, et al. v. U.S. Bank National Association, et al., C.A. No. 2018-0167-JRS (Del. Ch.) (the “NCMSLT Action”). The complaint, as amended on June 15, 2018, alleged that the DSTs have been harmed as a result of purported misconduct or omissions by the defendants concerning administration of the trusts and special servicing of the Student Loans. Since the filing of the NCMSLT Action, certain borrowers of the Student Loans have made assertions against U.S. Bank concerning special servicing, which appear to be based on certain allegations made on behalf of the DSTs in the NCMSLT Action.

U.S. Bank has filed a motion seeking dismissal of the operative complaint in its entirety with prejudice pursuant to Chancery Court Rules 12(b)(1) and 12(b)(6) or, in the alternative, a stay of the case while other prior filed disputes involving the DSTs and the Student Loans are litigated. On November 7, 2018, the Court ruled that the case should be stayed in its entirety pending resolution of the first-filed cases. On January 21, 2020, the Court entered an order consolidating for pretrial purposes the NCMSLT Action and three other lawsuits pending in the Delaware Court of Chancery concerning the DSTs and the Student Loans, which remains pending.

U.S. Bank denies liability in the NCMSLT Action and believes it has performed its obligations as indenture trustee and special servicer in good faith and in compliance in all material respects with the terms of the agreements governing the DSTs and that it has meritorious defenses. It has contested and intends to continue contesting the plaintiffs’ claims vigorously.

U.S. Bank is one of a number of banks with which Deere and JDCC maintain ordinary banking relationships and from which Deere and JDCC have obtained credit facilities and lines of credit.

The indenture trustee for the notes may resign at any time upon 30 days’ notice, in which event the trust will be obligated to appoint a successor indenture trustee for the notes. The trust may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent or incapable of acting. In these circumstances, the trust will be obligated to appoint a successor indenture trustee for the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for the notes will not become effective until acceptance of the appointment by the successor indenture trustee for the notes. Expenses associated with replacing the indenture trustee with a successor indenture trustee will be paid by the servicer, unless the removal of the indenture trustee is a result of the willful misconduct, negligence or bad faith of the indenture trustee, in which case the removed indenture trustee will be responsible for such expenses.

The indenture trustee is obligated to perform only those duties that are specifically assigned to it in the indenture. If an event of default has occurred and is continuing, the indenture trustee is required to exercise its rights under the indenture and use the same degree of skill and care in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. The indenture trustee may conclusively rely on certificates and opinions furnished to it in accordance with the indenture. The indenture does not require the indenture trustee to expend or risk its own funds or otherwise incur financial liability if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it. The indenture trustee is not liable for any error of judgment made by it in good faith. The indenture trustee will not be liable with respect to any action it takes or omits to take pursuant to directions from the holders of a majority in principal amount of the notes.

Also, upon receipt of instructions from the servicer for a payment date, the indenture trustee will apply the funds in the accounts of the trust to pay specified expenses of the trust and to make payments on the securities. The trust is obligated to indemnify, or to cause the administrator to indemnify, the indenture trustee against any and all loss, liability and expense in connection with the performance of its duties under the indenture, except for any loss, liability or expense incurred through the indenture trustee’s own willful misconduct, negligence or bad faith. Any indemnification payments that remain unpaid on any payment date will be paid by the trust in accordance with the priority of payments described under “Description of the Transfer and Servicing Agreements—Distributions—Priority of Payments”.    The indenture trustee will charge fees for its services as such, and such fees will be payable by the administrator. To the extent any fees, expenses or indemnities of the indenture trustee remain unpaid on any payment date, such unpaid amounts will be paid by the trust in accordance with the priority of payments described under “Description of the Transfer and Servicing Agreements—Distributions—Priority of Payments”. For a description of the fees to be paid to the indenture trustee, see “Description of the Transfer and Servicing Agreements—Fee and Expense Table” in this prospectus.

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

In connection with the issuance by the trust of the notes, the parties indicated below will enter into the following agreements, which are collectively called the “transfer and servicing agreements”:

•	the sale and servicing agreement under which the trust is purchasing receivables from the depositor and the servicer is undertaking to service or cause the sub-servicer to service the receivables;

•	the purchase agreement under which the depositor is purchasing those receivables from JDCC;

•	the administration agreement under which JDCC, as administrator, will undertake certain administrative duties with respect to the trust; and

•	the trust agreement under which the trust will be created and the certificate will be issued.

The following, together with other information included elsewhere in this prospectus, summarizes the material terms of the transfer and servicing agreements, forms of which have been filed as exhibits to the registration statement. We will file copies of the transfer and servicing agreements with the SEC. The following summary does not purport to be complete and is subject to, and qualified by reference to, the provisions of the transfer and servicing agreements.

Sale and Assignment of Receivables

On the closing date, JDCC will sell and assign to the depositor, without recourse, its entire interest in the receivables, including its security interests in the related financed equipment, pursuant to the purchase agreement. On the closing date, the depositor will sell and assign to the trust, without recourse, its entire interest in those receivables, including its security interests in the related financed equipment, pursuant to the sale and servicing agreement. Each receivable will be identified in a schedule appearing as an exhibit to the sale and servicing agreement.

The owner trustee, on behalf of the trust, will, concurrently with the sale and assignment, execute and deliver the notes and the certificate. The proceeds received from the sale of the notes and the certificate will be applied to the purchase of the receivables from the depositor.

In the purchase agreement, JDCC will represent and warrant to the depositor, among other things, that:

•	the information provided with respect to the receivables is correct in all material respects;

•	the obligor on each receivable is required to maintain physical damage insurance covering the financed equipment;

•	at the closing date, the receivables are free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or threatened;

•	at the closing date, each of the receivables is secured by a perfected first priority purchase money security interest in the financed equipment in favor of JDCC; and

•	each receivable, at the time it was originated, complied and, at the closing date, complies in all material respects with applicable federal and state laws.

As of the last day of the second or, if the depositor elects, the first month following the discovery by or notice to the depositor of a breach of any representation or warranty that materially and adversely affects the interests of the trust or the noteholders in a receivable, unless the breach is cured, the depositor will repurchase the receivable from the trust, and JDCC will repurchase the receivable from the depositor, at a price equal to the unpaid principal balance owed by the obligor plus interest thereon at the respective receivable rate to the last day of the month of repurchase (the “purchase amount”).

The obligation of the depositor to repurchase any receivable with respect to which any representation or warranty has been breached is subject to JDCC’s repurchase of that receivable. Except for the dispute resolution mechanisms as described under “The Receivables Pool—Dispute Resolution,” repurchase obligation will constitute the sole remedy available to the noteholders, the indenture trustee, the certificateholder or the owner trustee for any such uncured breach.

To assure uniform quality in servicing the receivables and to reduce administrative costs, the trust will, pursuant to the sale and servicing agreement, appoint the servicer as custodian of the receivables. JDCC’s accounting records and computer systems will reflect the sale and assignment of the receivables to the depositor and the sale and assignment or pledge by the depositor to the trust, and UCC financing statements reflecting those sales and assignments or pledge will be filed.

Accounts

The servicer will establish and maintain with the indenture trustee one or more accounts, in the name of the indenture trustee on behalf of the noteholders and the certificateholder, into which all payments made on or with respect to the receivables will be deposited (the “collection account”). The servicer will also establish and maintain with the indenture trustee an account, in the name of the indenture trustee on behalf of the noteholders, in which amounts released from the collection account and the reserve account, for distribution to the noteholders will be deposited and from which all distributions to the noteholders will be made (the “note distribution account”). The servicer will also establish and maintain at the office of the indenture trustee the reserve account (the “reserve account”) in the name of the indenture trustee on behalf of the trust.

Funds in the collection account, the note distribution account and the reserve account (collectively, the “trust accounts”) will be invested by the indenture trustee pursuant to the servicer’s written instruction as provided in the sale and servicing agreement in eligible investments. The “eligible investments” are generally limited to investments acceptable to the hired NRSROs as being consistent with the rating of the securities. Subject to certain conditions, eligible investments may include securities issued by the depositor or its affiliates or trusts originated by the depositor or its affiliates. Funds in the reserve account will be invested in eligible investments that meet the requirements of Regulation RR.

Eligible investments (excluding investments in certain money market funds) generally are limited to obligations or securities that mature not later than the business day immediately preceding the next payment date or, in the case of the reserve account and the note distribution account, on the next payment date. Each eligible investment that has a maturity date will be held to such date.

If the amount required to be withdrawn from the reserve account on any payment date to cover shortfalls in collections on the receivables exceeds the amount of cash on deposit in the reserve account, a temporary shortfall in the amounts distributed to the noteholders could result, which could, in turn, increase the average lives of the notes. Investment earnings on funds deposited in the trust accounts, net of losses and investment expenses (collectively, “investment earnings”), will be deposited in the collection account on each payment date and will be treated as collections on the receivables.

The trust accounts and the certificate distribution account will be maintained as eligible deposit accounts.

An “eligible deposit account” means either:

•	a segregated account with an eligible institution; or

•

a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in that account, so long as any of the securities of the depository institution has a credit rating from each hired NRSRO in one of its generic rating categories that signifies investment grade.

An “eligible institution” means:

•

the corporate trust department of the indenture trustee or the owner trustee; provided that the indenture trustee or owner trustee, as applicable, shall have a credit rating of at least “F1” or “A” or its equivalent by each of the hired NRSROs; or

•

a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank, so long as this depository institution or domestic branch meets both of the following conditions:

•

it, or its parent corporation, has either a long-term unsecured debt rating acceptable to the hired NRSROs or a short-term unsecured debt rating or certificate of deposit rating acceptable to the hired NRSROs; and

•	its deposits are insured by the FDIC.

The servicer will also establish and maintain with the owner trustee an account, in the name of the owner trustee, on behalf of the certificateholder, in which amounts released from the collection account for distribution to the certificateholder will be deposited and from which all distributions to the certificateholder will be made (the “certificate distribution account”).

Servicing Compensation

The servicer will be entitled to receive the servicing fee for each collection period in an amount equal to 1.00% per annum of the pool balance as of the first day of the collection period; provided that in the case of the first payment date, the servicing fee will be an amount equal to the sum of (a) 1.00% per annum of the pool balance as of the cut-off date (for the February collection period) and (b) 1.00% per annum of the pool balance as of February 28, 2021 (for the March collection period).

So long as JDCC or an affiliate of JDCC is the servicer, the servicing fee will be paid after payments are made to the noteholders and to the reserve account as set forth in this prospectus. If JDCC or an affiliate of JDCC ceases to be the servicer, the servicing fee will be paid prior to any other application of funds on deposit in the collection account. See “—Distributions—Priority of Payments” in this prospectus.

The servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the receivables, and will be entitled to reimbursement from the trust for certain liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments and late fees and other charges in accordance with the servicer’s normal practices and procedures.

The servicing fee will compensate the servicer for performing, or causing the sub-servicer to perform, the functions of a third-party servicer of similar types of receivables as an agent for their beneficial owner, including:

•	collecting and posting all payments,

•	responding to inquiries of obligors on the receivables,

•	investigating delinquencies,

•	sending payment coupons to obligors,

•	reporting tax information to obligors,

•	paying costs of collection and disposition of defaults, and

•	policing the collateral.

The servicing fee also will compensate the servicer for:

•	administering, or causing the sub-servicer to administer, the receivables, and

•

accounting, or causing the sub-servicer to account, for collections and furnishing, or causing the sub-servicer to furnish, statements to the owner trustee and indenture trustee with respect to distributions.

The servicing fee will also reimburse the servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the receivables.

The servicer will be responsible for any fees and expenses of the sub-servicer.

Servicing of Defaulted Receivables

The transfer and servicing agreements provide that the servicer is to exercise discretion, consistent with its customary servicing procedures and the terms of the transfer and servicing agreements, in servicing defaulted receivables so as to maximize the trust’s collection of defaulted receivables. The transfer and servicing agreements provide the servicer with broad discretion to choose to sell, or not to sell, any of the trust’s defaulted receivables.

Distributions

Beginning on the payment date in April 2021, distributions of principal and interest, to the extent available, will be made by the indenture trustee to the noteholders.

Deposits to Collection Account. By the second business day prior to a payment date, the servicer will provide (or cause to be provided) to the indenture trustee certain information with respect to the related collection period, including the amount of aggregate collections on the receivables and the aggregate purchase amount of receivables to be repurchased by the depositor or to be purchased by the servicer. A “collection period” for a payment date is a fiscal month, specified in the sale and servicing agreement, which will end prior to that payment date; however, with respect to the first payment date, the collection period will be the period from and excluding the cut-off date through and including March 28, 2021.

On or prior to the business day before each payment date, the servicer will cause the total distribution amount to be deposited into the collection account. The “total distribution amount” for a payment date shall be the aggregate collections (including any liquidation proceeds and purchase amounts) in respect of the receivables during the related collection period plus net investment earnings on short-term investments of amounts on deposit in the trust accounts since the preceding payment date. The total distribution amount on any payment date shall exclude all payments and proceeds (including liquidation proceeds) of:

•	any receivables for which a purchase amount has been included in the total distribution amount in a prior collection period, and

•	any liquidated receivable after the reassignment of such liquidated receivable by the trust to the depositor.

Deposits to the Distribution Accounts. On or before the second business day prior to each payment date, the servicer will instruct the indenture trustee to make deposits and distributions for receipt by the servicer or administrator or for deposit in the applicable trust account on the following payment date. Except to the extent, if at all, covered under the annual accountants’ attestation report described under “—Evidence as to Compliance,” there will not be any independent verification of the servicer’s determination of these amounts.

Priority of Payments. Distributions of the total distribution amount shall be made in the following order of priority to the extent of the total distribution amount remaining after application pursuant to the prior clause or clauses:

1.	to the administrator, the administration fee and all unpaid administration fees from prior collection periods;

2.

to the asset representations reviewer, the amount of any review fees due and payable to the asset representations reviewer, and all unpaid review fees from prior collection periods, in an aggregate amount not to exceed $200,000 in any calendar year;

3.	to the note distribution account, accrued and unpaid interest on the notes;

4.	to the note distribution account, the note monthly principal distributable amount;

5.	to the reserve account, the amount, if any, required to be deposited into the reserve account;

6.

to the servicer, the servicing fee and all unpaid servicing fees from prior collection periods; provided that if JDCC or an affiliate of JDCC is not the servicer, the servicing fee will be paid prior to any other application of funds on deposit in the collection account;

7.	to the indenture trustee, any unpaid fees, expenses and indemnification amounts due to the indenture trustee;

8.	to the owner trustee, any unpaid fees, expenses and indemnification amounts due to the owner trustee;

9.

to the asset representations reviewer, any unpaid fees, expenses and indemnification amounts due to the asset representations reviewer (including as a result of the cap set forth in clause (2) above); and

10.	any remaining amounts to the certificate distribution account, for distribution to the certificateholder.

Payments on the Notes. On each payment date, all amounts on deposit in the note distribution account (other than investment earnings, if any, on amounts in the note distribution account) will be distributed to the noteholders in the following order of priority:

(i)	accrued and unpaid interest on the outstanding principal amount of each class of notes at the applicable interest rate;

(ii)	the note monthly principal distributable amount in the following order of priority:

(a)	to the class A-1 noteholders until the principal amount of the class A-1 notes is reduced to zero;

(b)	to the class A-2 noteholders until the principal amount of the class A-2 notes is reduced to zero;

(c)	to the class A-3 noteholders until the principal amount of the class A-3 notes is reduced to zero; and

(d)	to the class A-4 noteholders until the principal amount of the class A-4 notes is reduced to zero.

The “note monthly principal distributable amount” for any payment date will be the principal distributable amount; provided that the note monthly principal distributable amount shall not exceed the aggregate outstanding principal amount of the notes; and provided further that on the final payment date for each class of notes, the note monthly principal distributable amount will at least equal the outstanding principal amount of such class of notes.

The “principal distributable amount” for any payment date will be the sum of (i) the current principal distribution amount and (ii) the principal carryover shortfall.

The “current principal distribution amount” for any payment date will be equal to the note value at the beginning of the related collection period less the note value at the end of that collection period.

The “principal carryover shortfall” for any payment date will be the excess of (i) the principal distributable amount for the preceding payment date over (ii) the amount that was actually deposited into the note distribution account on account of principal on such preceding payment date.

The “note value” as of any calculation date will be the present value of the scheduled and unpaid payments on the receivables discounted at                %. For purposes of calculating the note value, in the case of a defaulted receivable:

•

prior to the time at which such defaulted receivable becomes a repossessed receivable or a 180-day receivable, the scheduled payments on the receivable will be computed based on the amounts that would have been the scheduled payments had such default not occurred;

•

at the earlier of the time such defaulted receivable becomes a repossessed receivable or a 180-day receivable, the amount added to the note value with respect to such receivable will be the estimated realizable value of such receivable, as determined by the servicer in accordance with its normal servicing procedures; and

•	for any liquidated receivable, there shall be deemed to be no scheduled payments due on the receivable.

The “initial note value” is $                .

Following an event of default and acceleration of the notes, payments (including payments funded from proceeds from the sale of the receivables in connection with an event of default as described in this prospectus under the heading “Description of the Notes—The Indenture—Events of Default; Rights upon Event of Default”) will be made, after payment of fees, ratably to the noteholders first based on the amount of interest due on each note (in the case of payments of interest) and then based on the outstanding principal amount (in the case of payments of principal) until the principal amount of all of the notes is reduced to zero.

Fee and Expense Table

Fees and Expenses Payable Out of Cash Flows(1)

Fee or Expense	Amount of Fee or Expense(2)	Party Receiving Fee or Expense Amount	General Purpose of Fee or Expense	Source of Funds to Pay Fee or Expense(3)	Distribution Priority(4)
Servicing fee	An amount equal to 1.00% per annum of the pool balance as of the first day of the collection period; provided that in the case of the first payment date, the servicing fee will be an amount equal to the sum of (a) 1.00% per annum of the pool balance as of the cut-off date (for the February collection period) and (b) 1.00% per annum of the pool balance as of February 28, 2021 (for the March collection period).	Servicer	Provide for a servicer as required	—	Priority level 6; provided that if JDCC or an affiliate is not the servicer, the servicing fee will be paid prior to any other application of funds in the collection account

Administration fee	$100 per month.	Administrator	Provide for trust administrator	—	Priority level 1

Servicer’s liquidation expenses	These expenses will fluctuate from time to time depending on the related expenses actually incurred and noteholders will not be notified of (or asked to approve) the increase or decrease in each expense from time to time, other than to the extent such information is disclosed in the monthly report.	Servicer	To cover expenses incurred by the servicer in the process of converting financed equipment into cash proceeds	From amounts received with respect to liquidated receivables	Out of collections prior to deposit into collection account

Fees and Expenses Payable Out of Cash Flows(1)

Fee or Expense	Amount of Fee or Expense(2)	Party Receiving Fee or Expense Amount	General Purpose of Fee or Expense	Source of Funds to Pay Fee or Expense(3)	Distribution Priority(4)
Asset Representations Reviewer review fees	$200 per receivable reviewed.	Asset representations reviewer	To cover fees to conduct an asset representations review	The trust is obligated to pay these amounts	Priority level 2 subject to the cap set forth therein

Asset Representations Reviewer annual fee and expenses	Asset representations reviewer annual fee: $5,000 per annum. Asset representations reviewer expenses: these expenses will fluctuate from time to time depending on the related expenses actually incurred and noteholders will not be notified of (or asked to approve) the increase or decrease in each expense from time to time, other than to the extent such information is disclosed in the monthly report.	Asset representations reviewer	To cover fees to retain the asset representations reviewer	The sponsor is obligated to pay these amounts	Priority level 9 (to the extent not paid by the sponsor)

Owner trustee fees and expenses	Owner trustee fee: $3,500 per annum.(5) Owner trustee expenses: these expenses will fluctuate from time to time depending on the related expenses actually incurred, and noteholders will not be notified of (or asked to approve) the increase or decrease in each expense from time to time, other than to the extent such information is disclosed in the monthly report.	Owner trustee	To cover expenses of the owner trustee	The depositor is obligated to pay these amounts	Priority level 8 (to the extent not paid by the depositor)

Fees and Expenses Payable Out of Cash Flows(1)

Fee or Expense	Amount of Fee or Expense(2)	Party Receiving Fee or Expense Amount	General Purpose of Fee or Expense	Source of Funds to Pay Fee or Expense(3)	Distribution Priority(4)
Indenture trustee fees and expenses	Indenture trustee fee: $7,000 per annum.(6) Indenture trustee expenses: these expenses will fluctuate from time to time depending on the related expenses actually incurred, and noteholders will not be notified of (or asked to approve) the increase or decrease in each expense from time to time, other than to the extent such information is disclosed in the monthly report.	Indenture trustee	To cover expenses of the indenture trustee	The trust will, or will cause the servicer to, pay these amounts	Priority level 7 (to the extent not paid by the servicer)

(1)

The amount, priority and other terms of these fees and expenses may be changed by amendment to the related transaction documents, as described in “Description of the Transfer and Servicing Agreements—Amendment” and “Description of the Notes—The Indenture” in this prospectus.

(2)

Unless otherwise provided in this table, payments will be made with respect to these fees and expenses as provided under “Description of the Transfer and Servicing Agreements—Distributions—Priority of Payments”; provided, however, that the owner trustee fees and expenses, the indenture trustee fees and expenses and the asset representations reviewer annual fees and expenses will be paid to such party as that party agrees with the depositor, in the case of the owner trustee fee, with the servicer, in the case of the indenture trustee fee, and with the sponsor, in the case of the asset representations reviewer annual fee.

(3)

If different from other fees or expenses that are to be paid from the pre-acceleration waterfall under “Description of the Transfer and Servicing Agreements—Distributions—Priority of Payments” or if such fees or expenses are to be paid from a specified portion of cash flows.

(4)

The distribution priority in this table is for distributions prior to an event of default and acceleration of the notes and the references are to numbered items in the waterfall of payments and deposits prior to an acceleration as set forth under “Description of the Transfer and Servicing Agreements—Distributions—Priority of Payments” in this prospectus.

(5)

The depositor will reimburse the owner trustee at closing for certain expenses incurred by the owner trustee in connection with the preparation of documents relating to the transaction, including certain legal fees.

(6)

The servicer will reimburse the indenture trustee at closing for certain expenses incurred by the indenture trustee in connection with the preparation of the documents relating to the transaction, including certain legal fees.

Credit and Cash Flow Enhancement

The presence of the reserve account and the subordination of the certificate is intended to enhance the likelihood of receipt by the noteholders of a class of the full amount of principal and interest due thereon and to decrease the likelihood that such noteholders will experience losses. The credit enhancement for a class of notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal amount and interest thereon. If losses on a class occur that exceed the amount covered by any credit enhancement or that are not covered by any credit enhancement, noteholders of that class will bear their allocable share of deficiencies.

Reserve Account and the Certificate. The protection against losses on the receivables afforded to the noteholders will be effected both by the subordination of the certificate and by the establishment of the reserve account.

On the closing date, the trust will issue a certificate representing an undivided equity interest in the trust. The certificate will not have a principal amount and will not bear interest. The certificate will represent credit enhancement for the notes, because on each payment date the certificate will only be entitled to receive excess cashflow, if any, remaining after payment of interest and principal due on the notes, payment of certain fees and expenses of the trust and any required deposit to the reserve account.

On the closing date, the initial note value will exceed the initial principal amount of the notes by approximately 2.50%, which represents the amount of initial overcollateralization. On each payment date, the amount of principal required to be paid on the notes will be an amount equal to the reduction in the note value of the receivables during the related collection period (plus any principal shortfalls from prior payment dates), which is intended to maintain the initial overcollateralization amount.

The reserve account will be created with the initial deposit by the depositor on the closing date of $                (equal to 1.00% of the initial note value), and will be augmented on each payment date by deposit therein of the amount specified in priority level 5 under “—Distributions—Priority of Payments” above.

The “specified reserve account balance” for the reserve account on any payment date means 1.00% of the initial note value (or $    ).

Upon the final distribution on the certificate, the specified reserve account balance shall be zero. Following the final distribution on the certificate, all amounts remaining on deposit in the reserve account will be distributed to the depositor.

Amounts held from time to time in the reserve account will continue to be held for the benefit of the trust. Funds will be withdrawn from cash in the reserve account to the extent that the total distribution amount (after the payment of the administration fee, the asset representations reviewer review fee and, if JDCC or an affiliate of JDCC is not the servicer, the servicing fee) with respect to any collection period is less than the amount of principal and interest payable on the notes on the related payment date and will be deposited in the note distribution account.

The specified reserve account balance may be reduced, or the definition otherwise modified, without the consent of the noteholders or the certificateholder; provided that each hired NRSRO either confirms in writing that such reduction or modification will not result in a reduction or withdrawal of the then current rating of any class of the notes or, in the case of one of the hired NRSROs, has received 10 business days’ notice of such reduction or modification, and the owner trustee receives an opinion of counsel that confirms in writing that the reduction or modification will not change the U.S. federal income tax classification of the notes as indebtedness; provided further that such definition or modification is not prohibited by Regulation RR.

No Advances

The servicer will not make any advances of delinquent payments on the receivables.

Servicing Procedures

The servicer will make, or cause the sub-servicer to make, reasonable efforts to collect all payments due with respect to the receivables held by the trust and, in a manner consistent with the sale and servicing agreement, will continue, or cause the sub-servicer to continue, the same collection procedures as the sub-servicer follows with respect to the agriculture and construction receivables it services for itself and others. Consistent with its normal procedures, the sub-servicer may, in its discretion and on a case-by-case basis, arrange with the obligor on a receivable to extend or modify the payment schedule. If the servicer extends the payment schedule beyond the latest scheduled maturity date for a receivable, the servicer will purchase that receivable from the trust for the purchase amount. An extension or modification of a payment schedule with respect to a receivable may result in reduced or delayed receipt of collections in respect of such receivable. The servicer may sell the financed equipment securing the respective receivable at a public or private sale, or take any other action permitted by applicable law. See “Certain Legal Aspects of the Receivables.”

Payments on Receivables

With respect to the trust, except as otherwise specified herein, the sub-servicer will deposit all payments on the receivables and all proceeds of the receivables collected during each collection period into the collection account; provided, however, that, when a receivable becomes a liquidated receivable, that receivable will be reassigned to the depositor, and any proceeds after that date (deficiency proceeds) will not be proceeds of the trust. “Liquidated receivables” means defaulted receivables in respect of which the financed equipment has been sold or otherwise disposed of.

Except under certain conditions described in this prospectus, the sub-servicer will be required to deposit all of these amounts into the collection account within two business days of receipt and identification thereof. So long as (i) JDCC is the servicer, (ii) a servicer default shall not have occurred and be continuing and (iii) JDCC maintains a rating on its unsecured, non-guaranteed short term debt of at least “Prime-1” by Moody’s Investors Service, Inc. and on its unsecured, non-guaranteed short term debt of at least “F1” by Fitch Ratings, Inc. (“Fitch”) or on its unsecured, non-guaranteed long-term debt of at least “A” by Fitch, then the deposit of collections for a collection period will be made within one business day prior to the 15th day of the calendar month following that collection period (or, if that collection period ends in the early part of a calendar month, the 15th day of the calendar month). Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit, and will not be segregated from funds of the servicer.

Net Deposits

As an administrative convenience, the servicer is required to remit collections within two business days of their receipt and identification, and the servicer will make the deposit of collections and purchase amounts for or with respect to the related collection period net of distributions to be made to the servicer with respect to the collection period. The servicer, however, will account to the indenture trustee, the owner trustee, the noteholders and the certificateholder as if all deposits, distributions and transfers were made individually.

Statements to Indenture Trustee and Trust

Prior to each payment date with respect to the notes, the servicer will, or will cause the sub-servicer to, provide to the indenture trustee and the owner trustee as of the close of business on the last day of the related collection period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to noteholders described under “Description of the Notes—Reports to Noteholders.”

Evidence as to Compliance

The sale and servicing agreement will provide that a firm of independent public accountants will furnish to the trust and the indenture trustee annually a statement as to compliance by the servicer and the sub-servicer during the preceding 12 months ended on the last day of each fiscal year (or, in the case of the first certificate, the period from the closing date) with certain standards relating to the servicing of the receivables, the servicer’s accounting records with respect thereto and certain other matters.

JDCC, in its capacity as servicer, will provide, as an exhibit to each report on Form 10-K for the trust, a report on an assessment of compliance with applicable servicing criteria. Such report shall contain:

•	a statement of JDCC’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that JDCC used the required criteria to assess compliance with the applicable servicing criteria;

•	JDCC’s assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K report; and

•

a statement that a registered public accounting firm has issued an attestation report on JDCC’s assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K. JDCC, in its capacity as servicer, will also cause such attestation report to be filed as an exhibit to each report on Form 10-K for the trust.

JDCC, in its capacity as servicer, will also provide, as an exhibit to each report on Form 10-K for the trust, a statement of compliance, signed by an officer of JDCC, to the effect that:

•

a review of JDCC’s (and, if applicable, the sub-servicer’s) activities during the reporting period and of its performance under the sale and servicing agreement has been made under such officer’s supervision; and

•

to the best of such officer’s knowledge, based on such review, JDCC (and, if applicable, the sub-servicer) has fulfilled all of its obligations under the sale and servicing agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

The servicer will also agree to give the indenture trustee and the owner trustee notice of certain servicer defaults under the sale and servicing agreement.

Copies of these statements and the certificates may also be obtained by securityholders by a request in writing addressed to the indenture trustee or the owner trustee.

Certain Matters Regarding the Servicer

The sale and servicing agreement will provide that JDCC may not resign from its obligations and duties as servicer thereunder, except upon determination that JDCC’s performance of its duties is no longer permissible under applicable law. No resignation will become effective until the indenture trustee or a successor servicer has assumed JDCC’s servicing obligations and duties under the sale and servicing agreement.

The sale and servicing agreement will further provide that none of the servicer, the sub-servicer, or any of their respective directors, officers, employees or agents will be under any liability to the trust, the noteholders or the certificateholder for taking any action or for refraining from taking any action under the sale and servicing agreement, or for errors in judgment; provided, however, that none of the servicer, the sub-servicer or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. In addition, the sale and servicing agreement will provide that neither the servicer nor the sub-servicer is under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

Under the circumstances specified in the sale and servicing agreement, any of the following entities that assumes the obligations of the servicer will be the successor of the servicer under the sale and servicing agreement:

•	any entity into which the servicer may be merged or consolidated;

•	any entity resulting from any merger or consolidation to which the servicer is a party;

•	any entity succeeding to the business of the servicer; or

•	any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Deere.

Servicer Default

A “servicer default” under the sale and servicing agreement will consist of any of the following:

•

any failure by the servicer to deliver to the indenture trustee for deposit in any of the trust accounts or the certificate distribution account any required payment, or to direct the indenture trustee to make any required distributions therefrom, which failure continues unremedied for three business days after written notice from the indenture trustee or the owner trustee is received by the servicer or after discovery by the servicer;

•

any failure by the servicer or the depositor, as the case may be, to duly observe or perform in any material respect any other covenant or agreement in the sale and servicing agreement or any other transaction document, which failure materially and adversely affects the rights of the noteholders or the certificateholder and which continues unremedied for sixty days after the giving of written notice of such failure to the servicer or the depositor, as the case may be, by the indenture trustee or the owner trustee, or to the servicer or the depositor, as the case may be, and to the indenture trustee and the owner trustee by holders of the notes evidencing not less than 25% in principal amount of the outstanding notes or the certificateholder; and

•

certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the servicer and certain actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

Rights upon Servicer Default

As long as a servicer default under the sale and servicing agreement remains unremedied, the indenture trustee or noteholders evidencing not less than 25% in principal amount of the then outstanding notes may terminate all the rights and obligations of the servicer under the sale and servicing agreement, whereupon a successor servicer appointed by the indenture trustee or the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. Notwithstanding anything to the contrary, in no event will the indenture trustee, acting as successor servicer, be liable for the payment or reimbursement of any fees, expenses or other amounts (including indemnities other than those resulting from the actions of the indenture trustee as successor servicer) of the owner trustee, the indenture trustee or the asset representations reviewer, fees and expenses of the attorneys for the owner trustee, the indenture trustee or the asset representations reviewer, fees and expenses of any custodian, fees and expenses of independent accountants or expenses incurred in connection with distributions and reports to the noteholders. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than this appointment has occurred, the bankruptcy trustee or official may have the power to prevent the indenture trustee or those noteholders from effecting a transfer of servicing.

In the event that the indenture trustee is unwilling or unable to so act as successor servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of a similar type of receivables. The indenture trustee may make arrangements for compensation to be paid to the successor servicer, which in no event may be greater than the servicing compensation payable to the servicer under the sale and servicing agreement.

Waiver of Past Defaults

The holders of notes evidencing at least a majority in principal amount of the then outstanding notes (or the holder of the certificate, in the case of any default that does not adversely affect the indenture trustee or such noteholders) may, on behalf of all of the noteholders and the certificateholder, waive any default by the servicer in the performance of its obligations under the sale and servicing agreement and its consequences, except a default in making, or causing the sub-servicer to make, any required deposits to or payments from any of the trust accounts in accordance with the sale and servicing agreement. No waiver will impair the noteholders’ or the certificateholder’s rights with respect to subsequent defaults.

Amendment

The transfer and servicing agreements may be amended by the parties thereto, without the consent of the noteholders or the certificateholder, for the purposes of:

•	adding any provisions to or changing in any manner or eliminating any of the provisions of that transfer and servicing agreement; and

•	modifying in any manner the rights of the noteholders or the certificateholder;

provided that this action will not materially and adversely affect the interests of any noteholder or certificateholder; provided that 10 days’ (or 10 business days’, if set forth in the applicable agreement) prior written notice of any such amendment be given to each hired NRSRO and, if a hired NRSRO notifies the owner trustee that such amendment will result in a downgrading or withdrawal of the then current rating of any class of the notes, such amendment shall become effective only with the consent of the holders of notes evidencing not less than a majority of the outstanding amount of the notes and the consent of the certificateholder.

The transfer and servicing agreements may also be amended by the depositor, the servicer, the owner trustee and the indenture trustee, as applicable, with the consent of holders of at least a majority in principal amount of the then outstanding notes and the holder of the certificate for the purposes of adding any provisions to or changing in any manner or eliminating any of the provisions of the transfer and servicing agreements or of modifying in any manner the rights of the noteholders or the certificateholder; provided, however, that no amendment may:

•

increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the receivables or distributions that are required to be made for the benefit of the noteholders or the certificateholder; or

•	reduce the aforesaid percentage of the notes and certificate that are required to consent to the amendment, without the consent of the holders of all the outstanding notes and the certificateholder.

The asset representations review agreement may be amended from time to time by the parties thereto, without the consent of the noteholders to (i) comply with any change in any applicable federal or state law, to cure any ambiguity, to correct or supplement any provisions in the asset representations review agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the asset representations review agreement; provided, however, that such action, as evidenced by an opinion of counsel, shall not adversely affect in any material respect the interests of any noteholder whose consent has not been obtained, or (ii) correct any manifest error in the terms of the asset representations review agreement as compared to the terms expressly set forth in this prospectus. The asset representations review agreement may also be amended by the parties thereto, with the written consent of the holders of at least a majority of the outstanding principal amount of the notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the asset representations review agreement or of modifying in any manner the rights of the noteholders.

Payment of Notes

Upon the payment in full of all outstanding notes and the satisfaction and discharge of the indenture, the owner trustee will succeed to all the rights of the indenture trustee, and the certificateholder will succeed to all the rights of the noteholders, under the sale and servicing agreement, except as otherwise provided therein.

Termination

The obligations of the servicer, the sub-servicer, the depositor, the administrator, the owner trustee and the indenture trustee under the transfer and servicing agreements and the asset representations reviewer under the asset representations review agreement will terminate upon the earlier to occur of:

•	the maturity or other liquidation of the last receivable and the disposition of any amounts received upon liquidation of the remaining receivables; and

•	the payment to noteholders and the certificateholder of all amounts required to be paid to them under the transfer and servicing agreements.

The servicer may also purchase the remaining receivables on a payment date when the pool balance becomes equal to or less than 10% of the initial note value as of the cut-off date. See “Description of the Notes—Optional Redemption” for more information regarding the servicer’s ability to redeem the notes and the amount to be remitted to noteholders in connection therewith.

The subsequent distribution to the certificateholder of all amounts required to be distributed to them under the trust agreement may affect prepayment of the certificate.

Administration Agreement

JDCC, in its capacity as administrator, will enter into an agreement (the “administration agreement”) with the trust and the indenture trustee under which the administrator will agree, to the extent provided in the administration agreement, to provide notices and to perform other administrative obligations of the trust required by the indenture. As compensation for the performance of the administrator’s obligations under the administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to an administration fee in an amount equal to $100 per month, which will be paid by the trust in accordance with the priorities set forth under “—Distributions—Priority of Payments.”

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Security Interest in Equipment

The retail installment contracts and the loan contracts that compose the receivables constitute personal property security agreements and include grants of security interests in the equipment under the applicable UCC. Perfection of security interests in the equipment is generally governed by the laws of the state in which the debtor is located. The UCC generally defines the location of the debtor as being the state of residence for individual debtors, the location of the business for an organization, unless the organization conducts business in multiple locations, in which case the organization is located at the place of its chief executive office or the place of its organization for a registered organization. However, in the case of any debtor that is a registered organization under the laws of a state, the debtor is located in that state. The UCC generally governs the perfection of these security interests. However, under the laws of certain states and under certain circumstances, perfection of security interests in agricultural, turf, construction or forestry equipment is generally governed by certificate of title registration laws of the state in which that equipment is located.

All of the contracts acquired by JDCC name the applicable John Deere sales company as obligee or assignee and as the secured party. With respect to agricultural, turf, construction and forestry equipment receivables, the sales companies are instructed to take all actions necessary under the laws of the state in which the financed equipment is located to perfect their security interests in the financed equipment, including the filing of financing statements in the appropriate offices and, where applicable, having a notation of its lien recorded on the equipment’s certificate of title.

Obligors are required to declare whether financed turf equipment will be used primarily for commercial purposes. Financing statements are filed and, where applicable, notations of liens are recorded on certificates of title, to perfect the security interests in financed equipment indicated as primarily for commercial use. With respect to turf equipment receivables generated by consumer purchases, the sales companies have a purchase money security interest in the financed equipment. The purchase money security interests in such turf equipment are automatically perfected and have a first priority against other lenders and creditors of the obligor. Except in limited circumstances, no financing statements are filed and no notations of liens are recorded on titles by the sales companies for turf equipment receivables generated by consumer purchases. In the absence of financing statements being filed with respect to turf equipment receivables generated by consumer purchases, a purchaser of such turf equipment from the obligor may take the equipment free of the trust’s security interest if the purchaser, without knowledge of the trust’s security interest, buys the equipment for value and primarily for the buyer’s personal, family or household purposes.

Obligors are not notified of the sale from the sales companies to JDCC. Furthermore, because either the servicer or the sub-servicer continues to service the contracts, the obligors are not notified of the sale from JDCC to the depositor and, in the ordinary course, no action is taken to record the transfer of the security interest from JDCC to the depositor by amendment of the financing statements or, if applicable, the certificates of title for the financed equipment or otherwise. No amendment is required to be filed under the UCC to maintain perfection of JDCC’s interest in the financed equipment. To perfect its interests in the contracts, JDCC takes possession of the contracts.

With respect to the trust, under the purchase agreement, JDCC will sell and assign its interests in the equipment securing the receivables to the depositor, and under the sale and servicing agreement, the depositor will assign its interests in the equipment securing the receivables to the trust. However, because of the administrative burden and expense, none of the depositor, the servicer, the sub-servicer or the owner trustee will amend any financing statement or, if applicable, any certificate of title to identify the trust as the new secured party on the financing statement or, if applicable, the certificate of title relating to the equipment. Also, the servicer will continue to hold any certificates of title relating to the equipment in its possession as custodian for the trust under the sale and servicing agreement. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables.”

There are certain limited circumstances under the UCC and applicable federal law in which prior or subsequent transferees of receivables held by the trust could have an interest in those receivables with priority over the trust’s interest. A purchaser of these receivables who gives new value and takes possession of the instruments that evidence the receivables (i.e., the chattel paper) in the ordinary course of his or her business may, under certain circumstances, have priority over the interest of the trust in the receivables. In addition, while JDCC is the servicer, cash collections on the receivables will, under certain circumstances, be commingled with the funds of JDCC and, in the event of the bankruptcy of JDCC, the trust may not have a perfected interest in these collections.

In most states, an assignment such as that under the purchase agreement and the sale and servicing agreement is an effective conveyance of a security interest without amendment of any lien perfected by a UCC financing statement relating to the equipment or, if applicable, noted on an equipment’s certificate of title, and the assignee succeeds thereby to the assignor’s rights as secured party. By not identifying the trust as the secured party on the financing statement or certificate of title, the security interest of the trust in the equipment could be defeated through fraud or negligence. In the absence of error, fraud or forgery by the equipment owner or the servicer or the sub-servicer, or administrative error by state or local agencies, the proper initial filing of the financing statement relating to the agricultural, turf (which includes consumer and commercial equipment), construction and forestry equipment or, if applicable, the notation of the relevant sales company’s lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers of the equipment or subsequent lenders who take a security interest in the equipment securing a receivable. Except in limited circumstances, no financing statements are filed and no notations of liens are recorded on titles for turf equipment receivables generated by consumer purchases.

If there is any equipment as to which the original secured party failed to obtain and assign to JDCC a perfected security interest, any security interest of JDCC would be subordinated to, among others, subsequent purchasers of the equipment and holders of perfected security interests. This failure, however, would constitute a breach of the warranties of JDCC under the purchase agreement and would create an obligation of the servicer to repurchase the related receivables unless the breach is cured. The depositor will assign its rights under the purchase agreement to the trust. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables.”

Under the laws of most states, the perfected security interest in personal property would continue for four months after the location of the debtor changes to a state other than the state in which a financing statement was filed initially to perfect the security interest in the property or, if applicable, in which the property is initially registered (or 12 months after the transfer of the property to a new debtor who is located in another state). In the ordinary course of servicing agricultural, turf, construction and forestry equipment receivables, the sub-servicer takes steps to affect re-perfection upon receipt of information from an obligor as to the relocation of a debtor or any movable property.

In states where equipment is subject to certificate of title and registration laws to re-register the equipment, the secured party that has its lien noted on the equipment’s certificate of title must either surrender the certificate of title or, in states where the secured party does not physically hold the certificate of title, agree in writing to allow the re-registration. The secured party would therefore have the opportunity to re-perfect its security interest in the equipment being relocated or re-registered.

Under the sale and servicing agreement, the servicer will be obligated to take, or to cause the sub-servicer to take, appropriate steps, at its own expense, to maintain perfection of security interests in the agricultural, turf, construction and forestry equipment securing receivables and is obligated to repurchase the receivable if it fails to do so.

Under the laws of some states, liens for repairs performed on the equipment and liens for unpaid taxes may, in some circumstances, take priority over even a perfected security interest in the goods. Under the sale and servicing agreement, the servicer will represent to the trust that, as of the date the receivables are sold to the trust, each security interest in financed equipment is prior to all other present liens upon and security interests in that financed equipment. However, liens for repairs or taxes could arise at any time during the term of a receivable. No notice will be given to the owner trustee, the indenture trustee, noteholders or the certificateholder in respect of the trust in the event a lien for repairs or taxes arises.

Security Interest in Chattel Paper

The receivables are either “tangible chattel paper” or “electronic chattel paper,” (collectively, “chattel paper”) each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper, which can be perfected through “possession” or “control” in the case of the tangible chattel paper and electronic chattel paper, respectively, or in either case, by filing a UCC-1 financing statement.

In order to protect the trust’s ownership interest in the receivables, the seller will file UCC-1 financing statements with the appropriate governmental authorities to give notice of the depositor’s acquisition of the receivables and the depositor will file UCC-1 financing statements with the appropriate governmental authorities to give notice of the trust’s ownership of the receivables and their proceeds. Under the sale and servicing agreement, the servicer will be obligated to maintain the perfection of the trust’s ownership interest in the receivables and to act as custodian of the receivables (although it will not segregate the receivables or stamp or mark the receivables to reflect the transfers).

In the case of electronic chattel paper, the servicer has developed a specific software suite and constructed an electronic vaulting system to maintain certain of its contracts in electronic form. The system is designed to permit the perfection of a security interest in receivables evidenced by electronic contracts through various levels of control. The law governing the perfection of security interests in electronic contracts was enacted in 2001, and the statutory requirements for the relevant control arrangements have not been widely tested in court. It is possible that a third party could acquire a superior interest in a receivable evidenced by an electronic contract if the servicer loses control over the authoritative copy of the related electronic contract and the third party purchases that receivable without knowledge of the trust’s security interest. Similarly, a purchaser who purchases tangible chattel paper who gives new value and takes possession of it in the ordinary course of the purchaser’s business has priority over a security interest in the tangible chattel paper if such purchaser acts in good faith without knowledge that the specific tangible chattel paper is subject to a security interest. In either case, any such purchaser would not be deemed to have such knowledge by virtue of the UCC filings and would not learn of the sale of the receivables from a review of the documents evidencing the receivables since they would not be marked to show such sale, although the seller’s master computer records will indicate such sale.

Repossession

In the event of default by an obligor, the holder of the retail installment sale or loan contract has all the remedies of a secured party under the UCC, except where specifically limited (such as in Louisiana) by other state laws. Among the UCC remedies, the secured party generally has the right to perform self-help repossession unless the act would constitute a breach of the peace. Self-help is the method employed by the sub-servicer in most cases and is accomplished simply by retaking possession of the financed equipment.

In the event of default by an obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he or she may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the equipment must then be repossessed in accordance with that order.

Notice of Sale; Redemption Rights

The UCC and other state laws generally require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees or, in some states, by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the equipment generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

Occasionally, after resale of the equipment and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the lender to remit the surplus to any holder of a lien with respect to the equipment. If no such lien holder exists or a balance remains after any such lien is satisfied, remaining proceeds of the sale may be applied to outstanding balances due on other accounts of the obligor with JDCC or its affiliates. Any remaining funds are then paid to the obligor.

Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

JDCC will warrant under the purchase agreement that each receivable complies with all requirements of applicable law in all material respects. Accordingly, if an obligor has a claim against the trust for violation of any law and that claim materially and adversely affects the trust’s or the noteholders’ interest in a receivable, the violation would constitute a breach of the warranties of JDCC under the purchase agreement and would create an obligation of the depositor, subject to JDCC’s repurchase thereof, and of JDCC to repurchase the receivable unless the breach is cured. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables.”

Bankruptcy Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 11, 12 or 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing the equipment and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the equipment at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Consumer Protection Laws

The holder-in-due-course rule of the Federal Trade Commission relates to a seller of goods who takes back a consumer credit contract and to assignees and would be applicable to all turf equipment receivables generated by consumer purchases included in the receivables owned by the trust. The rule is intended to defeat the ability of the seller and the related lenders and assignees from transferring the contract free of notice of claims by the obligor. The effect of the rule is to subject the assignee of the contract, such as the trust, to all claims and defenses that the obligor could assert against the seller of the financed turf equipment. Liability under the rule is limited to amounts paid under a contract; however, the obligor may also be able to assert the rule to set off remaining amounts due as a defense against a claim brought by or on behalf of the trust against the obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending under consumer credit contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Graham-Leach-Bliley privacy law and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

Dodd-Frank Act Orderly Liquidation Authority Provisions

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) gives the Federal Deposit Insurance Corporation (“FDIC”) authority to act as receiver of certain financial companies and their affiliates in specific situations under the Dodd-Frank Act’s Orderly Liquidation Authority (“OLA”) if the Secretary of the Treasury (in consultation with the President of the United States) determines that (i) the company is in default or in danger of default, (ii) the failure of the company and its resolution under the U.S. federal bankruptcy laws would have serious adverse effects on financial stability in the United States, (iii) no viable private sector alternative is available to prevent the default of the company and (iv) an OLA proceeding would mitigate these effects. No assurances can be given that OLA would not apply to JDCC or its affiliates, including the depositor and the trust.

If the FDIC were appointed receiver of JDCC or its affiliates, the FDIC would, among other powers, have the power to repudiate any contract to which the entity in receivership was a party, and might seek to use such power to recover any receivables transferred under any such contract, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of such entity’s affairs. The FDIC’s repudiation power also extends to continuing obligations of any such entity, including, as applicable, the entity’s obligation to repurchase receivables for breaches of representation or warranty as well as its obligation to service the receivables. Based on a January 2011 advisory opinion issued by the then-acting (and later appointed) general counsel of the FDIC, until the FDIC adopts a regulation, the FDIC will not seek to exercise its authority to repudiate contracts to recover receivables transferred by an entity in receivership under a contract prior to the end of a transition period contained in such regulation, provided that such transfer satisfies the conditions for exclusion of such assets from the property of the estate of such entity under the U.S. Bankruptcy Code. Although counsel for JDCC will be delivering an opinion to JDCC to the effect that the receivables transferred to the trust would not be property of the estate of JDCC in a proceeding under the U.S. Bankruptcy Code, there is no assurance that the FDIC would agree with such opinion. The FDIC advisory opinion states that it does not bind the FDIC or its Board of Directors and may be modified or withdrawn in the future.

If the trust were to become subject to OLA, the FDIC could seek to repudiate the notes. If it did so, the noteholders would have a claim in the receivership for their “actual direct compensatory damages” for no less than the principal amount of the notes plus interest accrued to the date the FDIC was appointed receiver and, if the value of the collateral securing the notes exceeds such amount, the noteholders would have a claim for interest accrued after the appointment at least through the date of repudiation (although the allowed claim may be for less than the contract rate of interest). Noteholders would be stayed from accelerating the notes or exercising any other rights or remedies for a period of 90 days after a receiver was appointed and might have to present and prove their claims in the receivership, which could further delay the exercise of such rights.

The above-described provisions, and other provisions of OLA and the FDIC’s regulations thereunder (including regulations relating to OLA which the FDIC may adopt in the future), could result in delays in payments on the notes or in reductions of amounts available to make payments on the notes.

If JDCC or its affiliates were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by JDCC perfected for purposes of state law and the U.S. Bankruptcy Code could nevertheless be avoided as preferential transfers. Based on the final rule issued by the FDIC in July 2011, the transfer of the receivables by JDCC perfected by the filing of a UCC financing statement as required by the applicable transaction documents would not be avoidable by the FDIC as a preferential transfer under OLA.

RELATED TRANSACTIONS

There are no business relationships, agreements, arrangements, transactions, or understandings between related transaction parties entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party, other than those related to the transactions described in this prospectus.

LEGAL PROCEEDINGS

There are no legal proceedings pending, or to the knowledge of JDCC and the depositor, any proceedings contemplated by governmental authorities, against JDCC, the depositor, the sub-servicer, the indenture trustee, the owner trustee or the trust, or any property thereof, that is material to the holders of notes. Each of the owner trustee and the indenture trustee has represented to JDCC, the depositor and the trust that there are no legal proceedings pending or known by it to be contemplated by governmental authorities against it or any of its property that would be material to holders of the notes.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the offered notes subject to the limitations set forth herein. This summary does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to holders of the notes in light of their specific investment circumstances, nor to certain types of holders subject to special treatment under the U.S. federal income tax laws (for example, banks, life insurance companies, dealers in securities, tax-exempt organizations, partnerships or other pass-through or hybrid entities, persons holding the notes as part of a hedging, straddle or conversion transaction or who have a functional currency other than the United States dollar and, except as discussed below, foreign persons). This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations (proposed, temporary and final) promulgated thereunder, judicial decisions and Internal Revenue Service (“IRS”) rulings, all of which are subject to change, which change may be retroactively applied in a manner that could adversely affect a holder of one or more of the notes. The information below is directed to investors that will hold the notes as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Code.

Prospective investors are advised to consult their own tax advisors with regard to the U.S. federal income tax consequences of purchasing, holding and disposing of the notes, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. The trust will be provided with an opinion of Kirkland & Ellis LLP, special U.S. federal tax counsel for the trust (“federal tax counsel”), regarding certain U.S. federal income tax matters discussed below. The trust has not sought, nor does it intend to seek, a ruling from the IRS that its position as reflected in the discussion below will be accepted by the IRS and thus the IRS may disagree with all or a part of the discussion below.

Unless otherwise specified, the following summary deals only with the material U.S. federal income tax considerations relevant to a noteholder that is a United States person. For these purposes, a United States person is a beneficial owner of the notes that is: (i) an individual citizen or resident of the United States, (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions (and certain other trusts as provided by U.S. Treasury regulations).

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of one or more of the notes, the treatment of a partner in the partnership will generally depend on the status of the partner and upon the activities of the partnership. A holder of notes that is a partnership and the partners in such partnership should consult their tax advisors.

Tax Classification of the Trust

U.S. federal tax counsel will advise the trust that, based upon the terms of the trust agreement and related documents and transactions as described in this prospectus (and assuming ongoing compliance with such agreement and documents), the trust will not be classified as a separate entity that is an association (or as a publicly traded partnership), in either case, taxable as a corporation for U.S. federal income tax purposes. This advice will be based upon the assumption that the terms of the trust agreement and related documents will be complied with and upon the conclusion that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

Further, under current Treasury regulations, a business entity such as the trust with a single owner will be disregarded as an entity separate from its owner for U.S. federal income tax purposes unless the entity elects to be classified as an association. Thus, since the depositor retains the certificate and so long as the notes are respected as indebtedness, the trust will be disregarded as an entity separate from the depositor for those purposes because the depositor is the sole owner of the trust and the trust will not elect to be an association. The trust agreement also provides that if the trust has more than one owner, the trust will elect to be treated as a partnership.

Prospective investors should be aware that opinions of counsel are not binding on the IRS. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and certificate interests issued by a trust with terms similar to those of the notes and the certificate. As a result, the IRS may disagree with all or a part of the discussion below. If the trust were taxable as a separate corporation for U.S. federal income tax purposes, the trust would be subject to corporate income tax on its income from the receivables, possibly reduced by its interest expense on the notes unless recharacterized as equity. Any such corporate income tax could materially reduce the amount of cash available to make payments on the notes.

Tax Considerations for Noteholders

Treatment of Notes as Indebtedness. The depositor will agree, and the noteholders will agree by their purchase of the notes, to treat the notes as indebtedness for U.S. federal income tax purposes, except to the extent such notes are retained or treated as retained by the depositor or its affiliates for such purposes. U.S. federal tax counsel will advise the trust that, based upon the terms of the notes and the documents and transactions relating thereto as described in this prospectus, the notes will be classified as debt for U.S. federal income tax purposes to the extent the offered notes are treated as beneficially owned by a person other than the sponsor or its affiliates for such purposes. Except as otherwise noted below under “—Possible Alternative Treatments of Notes,” the remainder of this discussion assumes, in accordance with the opinion of U.S. federal tax counsel, the notes would be treated as debt for U.S. federal income tax purposes.

Subject to the discussion below and except with respect to short-term notes (as defined below), stated interest on the notes will be taxable to a noteholder as ordinary income when received or accrued in accordance with such noteholder’s method of tax accounting. Under Treasury regulations relating to the tax treatment of debt instruments issued with original issue discount (the “OID regulations”), a note will be treated as issued with original issue discount (“OID”) if the excess of the stated redemption price at maturity of the note over the issue price of the note exceeds a de minimis amount, that is, an amount that is less than 1/4 of one percent of the stated redemption price at maturity of the note multiplied by its weighted average maturity. Generally, the issue price of a note is the first price at which a substantial amount of the notes comprising the issue of which that note is included is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. Under the OID regulations, the stated redemption price at maturity of a note is the sum of all payments provided by the note other than qualified stated interest, which is stated interest that is unconditionally payable in cash at least annually at a single fixed rate. For this purpose, interest is unconditionally payable only if reasonable remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment or nonpayment a remote contingency. The trust and the depositor will take the position that, except with respect to short-term notes, stated interest on the notes represents qualified stated interest and is not included in the stated redemption price at maturity of the notes or taxed to holders as OID. This position is based on the view that the likelihood of late payment or nonpayment of interest on the notes because of limitations on the monthly payment of interest as a result of insufficient funds is remote.

It is expected that, except as described below, the notes will not be issued with OID if, as anticipated, the notes will be sold to the public at a first price of par or at a first price representing a de minimis discount from their principal amount. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such discount in income as gain, on a pro rata basis, as principal payments are made on the note.

If one or more of the classes of notes are issued with OID in excess of a de minimis amount, a holder of such a note (including a cash basis holder) generally would be required to include the OID on the note in income under the accrual method. Further in the case of a debt instrument, the principal on which is subject to prepayment as a result of prepayments on the underlying collateral, OID is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument.

Short-Term Notes. A holder of a note that has a fixed maturity date of not more than one year from the issue date of such note (a “short-term note”) may be subject to special rules. Under the OID regulations, all stated interest on a short-term note will be treated as OID and in determining whether a debt instrument is a short-term note, its maturity date is the last possible date that the instrument could be outstanding under its terms. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case, the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

Market Discount and Premium. A holder who purchases a note with a fixed maturity date of more than one year from its issue date at a market discount (generally, at a cost less than its remaining principal amount or remaining stated redemption price at maturity) that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Code. These rules provide, in part, that gain on the sale or other disposition of a debt instrument with a term of more than one year and partial principal payments on such a debt instrument are treated as ordinary income to the extent of accrued market discount not previously included in income. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a note that has market discount unless a holder elects to include market discount in its income currently. A holder who purchases a note at a premium (generally, at a cost in excess of its remaining principal or remaining stated redemption price at maturity) may elect to amortize such premium as an offset to interest income under the premium amortization rules of the Code.

Sale or Other Disposition. If a noteholder sells a note, such holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount or original issue discount previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain attributable to accrued interest or accrued market discount not previously included in income. Further, in the case of notes that are short-term notes, a portion of the gain recognized on the sale may also be treated as ordinary income if the noteholder acquired the note at a discount. Capital losses generally may be used only to offset capital gains.

3.8% Medicare Tax on “Net Investment Income.” Certain United States holders, including individuals, estates and trusts, will be subject to an additional 3.8% Medicare tax on unearned income. For individual United States holders, the additional Medicare tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over certain specified amounts. “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents and capital gains. United States holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the notes.

Foreign Holders. If interest paid (or accrued) to a noteholder who is a nonresident alien individual, foreign corporation or other non-United States person (a “foreign person”) is not effectively connected with the conduct of a trade or business in the United States by the foreign person, the interest generally will be considered “portfolio interest,” and generally will not be subject to U.S. federal income tax and withholding tax so long as the foreign person (i) is not actually or constructively a “10% shareholder” of the trust or the depositor or a “controlled foreign corporation” with respect to which the trust or the depositor is a “related person” within the meaning of the Code and (ii) provides the person otherwise required to withhold United States tax an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person’s name, address, tax identification number and other required information. The statement may be made on IRS Form W-8BEN, IRS Form W-8BEN-E or substantially similar substitute form by the person who owns the note and, if the information provided in the statement changes, the foreign person must so inform the person otherwise required to withhold United States tax within 30 days of such change.

The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If a note is held on behalf of a foreign person through a securities clearing organization or certain other financial institutions, the organization or institution must submit a statement signed by an authorized representative to the withholding agent certifying that an IRS Form W-8BEN, IRS Form W-8BEN-E or substitute form has been received from the foreign person who is the beneficial owner of the note and such statement must be accompanied by a copy of the IRS Form W-8BEN, IRS Form W-8BEN-E or substitute form provided by the foreign person that owns the note. Additional IRS certification provisions apply in the case of partnerships and certain other intermediaries. If interest on a note paid to a foreign person is not portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, except where the foreign person can claim the benefits of an applicable tax treaty to reduce or eliminate such tax and complies with IRS certification requirements.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from U.S. federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of a foreign person who is an individual, the foreign person is not present in the United States for 183 days or more in the taxable year or certain other conditions are not met.

If the interest, gain or income on a note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (and, if a tax treaty applies, is attributable to a United States permanent establishment), then the foreign person (although exempt from the withholding tax previously discussed if the holder complies with IRS certification requirements by submitting a properly completed IRS Form W-8ECI) will be subject to U.S. federal income tax on the interest, gain or income at regular U.S. federal income tax rates in the same manner as if it were a United States person. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax on its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for certain items, at a 30% rate (or a lower rate under an applicable tax treaty).

Information Reporting and Backup Withholding. The “backup” withholding and information reporting requirements may apply to certain payments of principal, premium, if any, and interest (including original issue discount) on a note and to certain payments of proceeds of the sale or retirement of a note. The trust, its agent or any paying agent, as the case may be, will be required to withhold tax from any payment that is subject to backup withholding at the applicable rate (generally 24%) of such payment if the holder fails to furnish his taxpayer identification number (social security number or employer identification number), to certify that such holder is not subject to backup withholding, or to otherwise comply with the applicable requirements of the backup withholding rules. Certain holders (including, among others, corporations) are not subject to the backup withholding and reporting requirements.

Backup withholding and information reporting generally will not apply to payments made by the trust or its agent (in its capacity as such) to a holder of a note who has provided the required certification under penalties of perjury on IRS Form W-8BEN or IRS Form W-8BEN-E that it is a foreign person or has otherwise established an exemption (provided that neither the trust nor such agent has actual knowledge or reason to know that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied). However, the trust and other payors are required to report payments of interest on the notes on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a foreign person, the payments may be subject to information reporting and backup withholding. Any amounts withheld under the backup withholding rules from a payment to a holder may be claimed as a credit against such holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS.

Possible Alternative Treatments of Notes. If, contrary to the opinion of U.S. federal tax counsel, the IRS successfully asserted that the notes did not represent debt for U.S. federal income tax purposes, these notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with its income subject to corporate tax and other potentially adverse tax consequences (and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, in the more likely view of U.S. federal tax counsel, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because the trust would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a partnership could have adverse tax consequences to certain holders of the notes. For example, income to certain tax-

exempt entities (including pension funds) would be “unrelated business taxable income,” income to foreign holders generally would be subject to United States tax and United States tax return filing and withholding requirements and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. The trust agreement and related documents provide that, in the event one or more of the notes are not treated as debt, then the noteholders, depositor and the servicer agree to treat the trust as a partnership.

The Code and corresponding Treasury regulations provide special rules applicable to the audit of partnerships and entities treated as partnerships. Under these rules, unless an entity elects otherwise, taxes arising from audit adjustments are required to be paid by the entity rather than by its partners or members. The parties responsible for the tax administration of the trust will have the authority to utilize, and intend to utilize, any exceptions available under these provisions so that the beneficial owners of the certificate, to the fullest extent possible, rather than the trust itself, will be liable for any taxes arising from audit adjustments to the trust’s taxable income if the trust is treated as a partnership.

Tax Regulations for Acquisition of Notes by Related Parties. The IRS has issued Treasury regulations under Section 385 of the Code that address the treatment of instruments as debt or equity where the instruments are held by certain parties who are related to the trust. Under these regulations, in certain circumstances a note that otherwise would be treated as debt is treated as equity for U.S. federal income tax purposes during periods in which the note is held by a related party (generally based on a group of corporations or controlled partnerships connected through 80% direct or indirect ownership). Under these regulations, although it is not entirely clear, it is expected that any notes treated as equity under these rules would be converted back to debt when acquired by a beneficial owner that is not a related party. In the event that such conversion into a debt instrument is not automatic and the determination of debt-equity status would need to be conducted at such time of the later acquisition, it is possible that such instrument could constitute equity in the trust for U.S. federal income tax purposes. In this regard, you should consider the discussion in “—Tax Considerations for Noteholders—Possible Alternative Treatments of Notes” above regarding the consequences of that development. Although there is no present intent to sell the certificate, the trust agreement addresses the Treasury regulations under Section 385 of the Code in order to prevent their application to the notes. Moreover, the trust will be able to amend the trust agreement and the other transaction documents in the future without the consent of noteholders as required to prevent the application of such Treasury regulations to the notes.

Foreign Account Tax Compliance

Foreign persons that are holders of the notes should be aware that United States tax legislation (“FATCA”) enacted in 2010 provides that a 30% withholding tax will be imposed on certain payments (which could include interest in respect of notes) made to a foreign entity if such entity fails to satisfy certain disclosure and reporting rules that in general require that (i) in the case of a foreign financial entity, the entity identify and provide information in respect of financial accounts with such entity held (directly or indirectly) by United States persons and United States-owned foreign entities, and (ii) in the case of a non-financial foreign entity, the entity identify and provide information in respect of substantial United States owners of such entity. The withholding tax imposed by FATCA, when it applies, may affect payments made to custodians or intermediaries in the series of payments leading to a holder if any such custodian or intermediary has not complied with information reporting, certification and related requirements. Accordingly, a holder of notes that holds notes through a bank or broker or other intermediary could be subject to withholding if, for example, its bank or broker or other intermediary is subject to withholding because that institution fails to comply with these requirements even though the holder itself might not otherwise have been subject to withholding.

The IRS has issued proposed regulations that, when finalized, will provide for the repeal of the 30% withholding tax that would have applied to all payments of gross proceeds from the sale, exchange or other disposition of debt instruments. In the preamble to the proposed regulations, the IRS provided that taxpayers may rely upon this repeal until the issuance of final regulations. Further, the United States has entered into (and may enter into more) intergovernmental agreements (“IGAs”) with foreign governments relating to the implementation of, and information sharing under, FATCA and such IGAs may alter one or more of the FATCA information reporting rules. Under the terms of the notes, holders upon request are required to provide the indenture trustee (among others) with FATCA-related information, including appropriate IRS forms, and the indenture trustee (among others) has the right to withhold amounts payable on the notes if any holder fails to provide the required documentation or to the extent any FATCA or other withholding tax is otherwise applicable. Foreign persons that are holders of the notes should consult their own tax advisors regarding the potential application and impact of these requirements based on their particular circumstances.

CERTAIN IOWA TAX CONSIDERATIONS

The following is a discussion of certain Iowa state tax considerations. Lane & Waterman LLP of Davenport, Iowa has acted as special Iowa tax counsel for the trust regarding certain state tax matters discussed below. There are no reported cases or rulings on similar transactions by the Iowa Department of Revenue (“IDOR”). Thus, the opinion of counsel is based upon present provisions of Iowa statutes and the regulations promulgated thereunder, all of which are subject to change (which change may be retroactive) and further interpretation by the IDOR. No ruling on any of the issues discussed below will be sought from the IDOR.

Notes

Assuming the offered notes will be treated as debt for U.S. federal income tax purposes, the offered notes will be treated as debt for Iowa income tax purposes. Accordingly, noteholders not otherwise subject to taxation in Iowa should not become subject to taxation in Iowa solely because of a holder’s ownership of offered notes. However, a noteholder already subject to Iowa’s individual or corporate income tax could be required to pay additional Iowa tax as a result of the noteholder’s ownership or disposition of offered notes.

The Trust

The activities to be undertaken by the sub-servicer in servicing and collecting the receivables will take place in Iowa. The State of Iowa imposes a state individual income tax and a corporate income tax which is imposed on corporations and other entities doing business in the State of Iowa.

If the arrangement created by the trust is disregarded or treated as a partnership (not taxable as a corporation) for U.S. federal income tax purposes, in the opinion of Lane & Waterman LLP, the same treatment should also apply for Iowa tax purposes. In either case, the trust should not be subject to income taxation in Iowa.

If the certificate is instead treated as an ownership interest in an association taxable as a corporation or a “publicly traded partnership” taxable as a corporation, then the hypothetical entity should not be subject to Iowa income tax because of its activities in Iowa.

Because each state’s income tax laws vary, it is impossible to predict the income tax consequences to the holders of notes in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders are urged to consult their own advisors with respect to state income and franchise taxes.

THE FEDERAL AND STATE INCOME TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER’S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain duties on persons who are fiduciaries of pension, profit-sharing or other employee benefit plans subject to ERISA and on entities that are deemed to hold the assets of such plans (each, an “ERISA Plan”), including the requirements of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan. Under ERISA, any person that exercises any authority or control respecting the management or disposition of the assets of an ERISA Plan is considered to be a fiduciary of such ERISA Plan. In addition, ERISA and the Code prohibit an ERISA Plan that is subject to Title I of ERISA or a “plan,” as defined in and subject to Section 4975 of the Code, including an individual retirement account, or an entity deemed to hold the assets of such plans (each, a “Plan”), from engaging in certain transactions with persons that are “parties in interest,” as defined in ERISA, or “disqualified persons,” as defined in the Code, with respect to the Plan, subject to certain exemptions that may be applicable. A violation of these “prohibited transaction” rules may generate excise tax and other liabilities under ERISA and the Code for these parties in interest or disqualified persons.

Governmental plans, certain church plans and non-United States plans, are not subject to the restrictions of ERISA, and the assets of such plans may be invested in the offered notes without regard to the ERISA considerations described herein. An investment in the offered notes by such plans may, however, be subject to other applicable United States federal, state or local laws or non-United States laws that impose restrictions substantially similar to those of Title I of ERISA or Section 4975 of the Code (“Similar Law”), which should be carefully considered by the fiduciary of any such plan before investing in the offered notes.

Under a regulation issued by the United States Department of Labor as modified by Section 3(42) of ERISA (the “Regulation”), the assets of the trust would be treated as the “plan assets” of a Plan for purposes of ERISA and the Code only if the Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Regulation was applicable. An “equity interest” is defined under the Regulation as an interest other than an instrument which is characterized as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, we believe that, at the time of their issuance, the offered notes should not be treated as “equity interests” of the trust for purposes of the Regulation. This determination is based, in part, upon the traditional debt features of the offered notes, including the reasonable expectation of the purchasers of the offered notes that the offered notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of any class of offered notes for purposes of the Regulation could change, subsequent to their issuance, if the trust incurred losses or if the ratings of such class of offered notes fell below investment grade. The risk of recharacterization is enhanced for classes of offered notes that are subordinated to other classes of notes.

However, without regard to whether the offered notes are treated as “equity interests” for purposes of the Regulation, Plan fiduciaries must determine whether the acquisition and holding of the offered notes would result in a prohibited transaction under ERISA or the Code for which no statutory, regulatory or administrative prohibited transaction exemption is available. In making this determination, Plan fiduciaries of prospective purchasers of the offered notes should determine whether any of the trust, the depositor, the seller, the underwriters, the servicer, the sponsor, the indenture trustee, the owner trustee or any of their respective affiliates (collectively, the “Transaction Parties”) are a party in interest or a disqualified person with respect to such Plan. In particular, an investment by any Plan for which any of these persons (i) has discretionary authority with respect to the investment of the Plan’s assets or the administration of the Plan or (ii) is an employer maintaining or contributing to the Plan may constitute a prohibited transaction under ERISA or the Code for which no prohibited transaction exemption is available.

Depending on the relevant facts and circumstances, which may include the identity of the Plan fiduciary making the decision to acquire or hold the offered notes on behalf of a Plan, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, or Prohibited Transaction Class Exemption (“PTCE”) 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (relating to investments by bank collective investment funds), PTCE 95-60 (relating to investments by insurance company general accounts) or PTCE 96-23 (relating to transactions directed by an in-house asset manager) (collectively, the “Class Exemptions”) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the offered notes.

The fiduciary of any Plan considering an investment in the offered notes should discuss with counsel whether such an investment by the Plan may give rise to a violation of the prohibited transaction provisions of ERISA or the Code.

In addition, none of the Transaction Parties are undertaking to provide any investment advice or recommendation, or otherwise act in a fiduciary capacity, in connection with the acquisition of any of the offered notes by any Plan. In addition, the decision to purchase and hold the offered notes must be made by each prospective Plan acquirer on an arm’s length basis and the Plan fiduciary making the decision to acquire the notes must exercise its own independent judgment in evaluating whether to invest the assets of such Plan in the offered notes. The sale of the offered notes to a Plan is in no respect a representation by the Transaction Parties that this investment meets all relevant legal requirements with respect to Plans generally or to a particular Plan or that this investment is appropriate for Plans generally or any particular Plan.

By its purchase of any offered note, the purchaser thereof will be deemed to have represented and warranted either that (a) it is not a Plan or a governmental, church or non-United States plan that is subject to Similar Law and is not acquiring any offered note or an interest therein on behalf of, or with the assets of, any such Plan or governmental, church or non-United States plan or (b) its acquisition and holding of an offered note or an interest therein will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental, church or non-United States plan, a non-exempt violation of any Similar Law).

EVERY PLAN, GOVERNMENTAL PLAN, CHURCH PLAN OR NON-UNITED STATES PLAN CONSIDERING THE ACQUISITION OF THE OFFERED NOTES SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL APPLICABILITY OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW RELEVANT TO SUCH INVESTMENT.

UNDERWRITING

Under the terms and subject to the conditions set forth in an underwriting agreement dated March     , 2021, the depositor has agreed to cause the trust to sell to the underwriters named below, severally and not jointly, for whom Citigroup Global Markets Inc., HSBC Securities (USA) Inc., RBC Capital Markets, LLC and TD Securities (USA) LLC are acting as representatives, the following respective principal amounts of the offered notes: (1)

Underwriters	Principal Amount of Class A-1 Notes		Principal Amount of Class A-2 Notes		Principal Amount of Class A-3 Notes		Principal Amount of Class A-4 Notes
Citigroup Global Markets Inc.	$		$		$		$
HSBC Securities (USA) Inc.	$		$		$		$
RBC Capital Markets, LLC	$		$		$		$
TD Securities (USA) LLC	$		$		$		$
Barclays Capital Inc.	$		$		$		$
MUFG Securities Americas Inc.	$		$		$		$

		$257,200,000		$337,500,000		$337,500,000		$77,020,000

(1)

This amount is based on an assumed discount rate used to calculate the assumed initial note value. The aggregate principal amount of the notes offered hereby will be determined based on the discount rate set at the time the interest rates on the notes are determined. The final aggregate principal amount of the notes at the time of issuance will be an amount that is no more than 5% in excess of, or less than, the amounts stated herein.

The underwriting agreement provides that the underwriters, severally and not jointly, are obligated to purchase all of the offered notes if any are purchased. The underwriting agreement also provides that, if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of the notes may be terminated. The underwriters propose initially to offer the class A-1 notes, the class A-2 notes, the class A-3 notes and the class A-4 notes to the public at the respective prices on the front cover of this prospectus and to selling group members at that price less a concession not in excess of     % per class A-1 note,     % per class A-2 note,     % per class A-3 note and     % per class A-4 note. The underwriters and selling group members may allow a discount not in excess of     % per class A-1 note,     % per class A-2 note,    % per class A-3 note and     % per class A-4 note on sales to other broker/dealers. After the initial public offering, the public offering price and concession and discount to broker/dealers may be changed.

The depositor estimates that its out of pocket expenses for this offering will be approximately $750,000. The underwriters have agreed with the depositor to pay certain expenses incurred in connection with the issuance and distribution of the offered notes.

The offered notes are a new issue of securities with no established trading market. One or more of the underwriters intends to make a secondary market for the offered notes. However, they are not obligated to do so and may discontinue making a secondary market for the offered notes at any time without notice. No assurance can be given as to how liquid the trading market for the offered notes will be.

The depositor and JDCC have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in that respect.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged, and may in the future engage in investment banking or commercial banking transactions with the servicer and its affiliates. They have received customary fees and commissions for these transactions. Affiliates of one or more of the underwriters are parties to long-term credit agreements which are available to the servicer and its affiliates. The credit agreements are available for any purpose, but are used primarily to support commercial paper issued by the servicer and its affiliates. In addition, affiliates of certain of the underwriters have extended the servicer and its affiliates unsecured lines of credit which may be drawn upon in the ordinary course of business.

Until the distribution of the offered notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the offered notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the offered notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the offered notes.

The underwriters may create a short position in the offered notes by selling more offered notes than are set forth on the front cover of this prospectus. The underwriters may reduce that short position by purchasing the offered notes in the open market.

In general, purchases of an offered note for the purpose of stabilization or to reduce a short position could cause the price of the offered note to be higher than it might be in the absence of such purchases.

Neither the depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the offered notes. In addition, neither the depositor nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

European Economic Area: Notice to Investors

Prohibition on Sales to EU Retail Investors

The offered notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any EU Retail Investor in the European Economic Area (the “EEA”). For these purposes, the expression “EU Retail Investor” means a person who is one (or more) of the following: (i) a retail client, as defined in Point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in Point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor (an “EU Qualified Investor”), as defined in Article 2 of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”).

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPS Regulation”) for offering or selling the offered notes or otherwise making them available to EU Retail Investors in the EEA has been prepared; and therefore offering or selling the offered notes or otherwise making them available to any EU Retail Investor in the EEA may be unlawful under the EU PRIIPS Regulation.

Other EEA Offering Restrictions

This prospectus is not a prospectus for purposes of the EU Prospectus Regulation. This prospectus has been prepared on the basis that any offer of offered notes in the EEA will be made only to a legal entity which is an EU Qualified Investor. Accordingly, any person making or intending to make an offer in the EEA of offered notes which are the subject of the offering contemplated in this prospectus may do so only with respect to EU Qualified Investors. None of the trust, the depositor or any of the underwriters has authorized, nor do they authorize, the making of any offer of offered notes in the EEA other than to EU Qualified Investors.

European Economic Area: Selling Restrictions

Each underwriter, severally and not jointly, has represented and agreed that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any offered notes to any EU Retail Investor in the EEA. For this purpose: the expressions “EU Retail Investor” and “EEA” have the meanings set forth above under “—European Economic Area: Notice to Investors—Prohibition on Sales to EU Retail Investors”; and the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the offered notes to be offered so as to enable an investor to decide to purchase or subscribe for the offered notes.

United Kingdom: Notice to Investors

Prohibition on Sales to UK Retail Investors

The offered notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any UK Retail Investor in the United Kingdom (the “UK”). For these purposes, the expression “UK Retail Investor” means a person who is one (or more) of the following: (i) a retail client, as defined in Point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) and as amended; (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA (such rules and regulations as amended) to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in Point (8) of Article 2(1) of Regulation (EU) No 600/2014, as it forms part of UK domestic law by virtue of the EUWA and as amended; or (iii) not a qualified investor (a “UK Qualified Investor”), as defined in Article 2 of Regulation (EU) 2017/1129, as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “UK PRIIPS Regulation”) for offering or selling the offered notes or otherwise making them available to UK Retail Investors in the UK has been prepared; and therefore offering or selling the offered notes or otherwise making them available to any UK Retail Investor in the UK may be unlawful under the UK PRIIPS Regulation.

Other UK Offering Restrictions

This prospectus is not a prospectus for purposes of the UK Prospectus Regulation. This prospectus has been prepared on the basis that any offer of offered notes in the UK will be made only to a legal entity which is a UK Qualified Investor. Accordingly, any person making or intending to make an offer in the UK of offered notes which are the subject of the offering contemplated in this prospectus may do so only with respect to UK Qualified Investors. None of the trust, the depositor or any of the underwriters has authorized, nor do they authorize, the making of any offer of offered notes in the UK other than to UK Qualified Investors.

Other UK Regulatory Restrictions

In the UK, this prospectus is being communicated only to, and is directed only at, persons (i) who have professional experience in matters relating to investments and fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”); (ii) who fall within Article 49(2)(a) to (d) of the Financial Promotion Order; or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). In the UK, this prospectus is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus relates, including the offered notes, is available only to relevant persons and will be engaged in only with relevant persons.

United Kingdom: Selling Restrictions

Each underwriter, severally and not jointly, has represented and agreed that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any offered notes to any UK Retail Investor in the UK.

In addition, each underwriter, severally and not jointly, has represented and agreed that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the offered notes in circumstances in which Section 21(1) of the FSMA does not apply to the depositor or to the trust; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered notes in, from or otherwise involving the UK.

For this purpose: the expressions “UK Retail Investor”, “UK” and “FSMA” have the meanings set forth above under “—United Kingdom: Notice to Investors—Prohibition on Sales to UK Retail Investors”; and the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the offered notes to be offered so as to enable an investor to decide to purchase or subscribe for the offered notes.

EU Securitization Regulation and UK Securitization Regulation

Legislation comprising Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and certain related regulatory technical standards, implementing technical standards and official guidance (together with the EU Securitization Regulation, the “EU SR Rules”) imposes certain restrictions and obligations with regard to securitizations (as such term is defined for purposes of the EU Securitization Regulation). The EU SR Rules are in force throughout the European Union (the “EU”) (and the EU Securitization Regulation is expected also to be implemented in the non-EU member states of the EEA). The EU SR Rules impose certain requirements (the “EU Investor Requirements”) with respect to any “institutional investor,” defined under the EU SR Rules to include (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; (b) institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EU; (d) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and managing companies as defined in that Directive; and (e) credit institutions and investment firms as defined in Regulation (EU) No 575/2013 (and the EU Investor Requirements apply also to certain consolidated affiliates, wherever established or located, of such credit institutions and investment firms).

In addition, in the UK, legislation comprising Regulation (EU) 2017/2402, as it forms part of UK domestic law by virtue of the EUWA and as amended (including by the Securitisation (Amendment) (EU Exit) Regulations 2019) (the “UK Securitization Regulation”) and certain related technical standards and guidance (together with the UK Securitization Regulation, the “UK SR Rules”) imposes certain restrictions and obligations with regard to securitizations (as such term is defined for purposes of the UK Securitization Regulation). The UK SR Rules impose certain requirements (the “UK Investor Requirements”) with respect to any “institutional investor,” defined under the UK SR Rules to include (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in the FSMA; (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) AIFMs as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage alternative investment funds in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; and (e) CRR firms as defined in Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the EUWA (and the UK Investor Requirements apply also to certain consolidated affiliates, wherever established or located, of such CRR firms). Certain temporary transitional arrangements are in effect, such that, until March 31, 2022, subject to applicable conditions and in certain respects, an investor may be permitted to comply with a provision of the EU SR Rules to which it would have been subject before the UK SR Rules came into effect, in place of a corresponding provision of the UK SR Rules.

Any person subject to the EU Investor Requirements or the UK Investor Requirements (an “SR Investor”) is required (among other things), prior to investing in a securitization, to verify certain matters, including that (a) certain credit-granting requirements are satisfied, (b) the originator, sponsor or original lender retains on an ongoing basis a material net economic interest in the securitization which, in any event, will not be less than 5%, in accordance with the EU SR Rules or the UK SR Rules (as applicable to the relevant SR Investor), and discloses that risk retention, and (c) the originator, sponsor or securitization special purpose entity has, where applicable, made available information in accordance with the EU SR Rules or the UK SR Rules (as applicable).

If any SR Investor fails to comply with any applicable requirement of the EU SR Rules or the UK SR Rules, it may be subject (where applicable) to an additional regulatory capital charge with respect to any securitization position acquired by it or on its behalf, and it may be subject to other regulatory sanctions.

None of JDCC, the depositor or any other party to the transaction described in this prospectus intends or is required under the transaction documents to retain a material net economic interest in the securitization constituted by the issuance of the offered notes, or to take any other action with regard to such transaction, in a manner prescribed or contemplated by the EU SR Rules or the UK SR Rules. In particular, no such person undertakes to take any action for purposes of, or in connection with, compliance by any SR Investor with the EU Investor Requirements or the UK Investor Requirements. In addition, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any applicable requirement of the EU SR Rules or the UK SR Rules.

Consequently, the offered notes may not be a suitable investment for any SR Investor. As a result, the price and liquidity of the offered notes in the secondary market may be adversely affected.

None of JDCC, the depositor or any other party to the transaction described in this prospectus intends to take any action that may be required by any person for the purposes of its compliance with any applicable requirement of the EU SR Rules or the UK SR Rules. No such party provides any assurances regarding, or assumes any responsibility for, compliance by any investor or any other person with any requirement of the EU SR Rules or the UK SR Rules.

Prospective investors are responsible for analyzing their own legal and regulatory position and are advised to consult with their own advisors regarding the suitability of the offered notes for investment and the scope, applicability and compliance requirements of the EU SR Rules and the UK SR Rules.

WHERE YOU CAN FIND MORE INFORMATION

We filed a registration statement relating to the notes with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This prospectus is part of the registration statement, but the registration statement includes additional information. The SEC maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

JDCC, as servicer, will file with the SEC those periodic reports that are required under the Exchange Act and the rules and regulations of the SEC thereunder or that are otherwise agreed to by the SEC, including registered public accounting firm attestation report and servicer compliance statements, monthly distribution reports on Form 10-D, monthly asset level data files and related documents on Form ABS-EE, current reports on Form 8-K, and amendments to those reports about the trust under John Deere Owner Trust 2021, SEC file number 333-228964. For a summary of reports to be provided to securityholders, see “Description of the Notes—Reports to Noteholders” in this prospectus. The indenture trustee will make such reports (and, at its option, any additional files containing the same information in an alternative form) available to noteholders each month via its website, which is presently located at https://pivot.usbank.com. Assistance in using this website may be obtained by calling the indenture trustee’s customer service desk at (866) 252-4360. The indenture trustee will notify noteholders in writing of any changes in the address or means of access to the website where the reports are accessible.

The SEC allows us to “incorporate by reference” information filed with it by JDRL on behalf of the trust, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. We incorporate by reference any future annual, monthly or special SEC reports filed by or on behalf of the trust until we terminate our offering of the securities by the trust.

Upon your request, JDCC will provide you, without charge, with all documents incorporated by reference in this prospectus. These requests should be directed to: John Deere Capital Corporation, 10587 Double R Blvd, Suite 100, Reno, Nevada 89521, Attention: Manager, Telephone: (775) 786-5527.

The depositor will file for the trust the reports required under the Securities Act of 1933, as amended, and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to:

•	Reports on Form 8-K, following the issuance of the notes of the trust, including as exhibits to the Form 8-K the agreements or other documents specified in this prospectus, if applicable;

•	Reports on Form 8-K, following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the timeframe specified in Form 8-K for that type of event;

•

Reports on Form 10-D, containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the related payment date. The content of a report on Form 10-D will be substantially similar to the information to be furnished under “Description of the Notes—Reports to Noteholders” above; and

•

Report on Form 10-K, containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits. The annual report will include the servicer’s report on its assessment of compliance with servicing criteria and the accountant’s attestation report on such assessment described under “Description of the Transfer and Servicing Agreements—Evidence as to Compliance.”

The trust’s annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, and amendments to those reports filed with, or otherwise furnished to, the SEC will not be made available on JDRL’s website because those reports are made available to the public on the SEC website as described above.

The depositor does not intend to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to the trust following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on, except to the extent of the accountant’s attestation report filed as an exhibit to Form 10-K as specified above, by an independent public accountant. Reports filed with respect to the trust with the SEC after the preliminary prospectus is filed will be available under the trust’s specific number.

CERTAIN INVESTMENT COMPANY ACT CONSIDERATIONS

The trust is not a “covered fund” under the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the “Volcker Rule,” and is not registered or required to be registered as an “investment company” under the Investment Company Act. In determining that the trust is not a “covered fund,” the trust is entitled to rely on the exception to the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act, although other exclusions or exemptions may also be available to the trust.

LEGAL OPINIONS

Certain legal matters relating to the notes and the certificate will be passed upon for the trust, the depositor and the servicer by Kirkland & Ellis LLP, New York, New York and by Richards, Layton & Finger, P.A., Wilmington, Delaware, and for the underwriters by Sidley Austin LLP, New York, New York. Certain U.S. federal income tax and other matters will be passed upon for the trust by Kirkland & Ellis LLP, and certain Iowa state income tax and other matters will be passed upon for the trust by Lane & Waterman LLP, Davenport, Iowa.

INDEX OF TERMS

Set forth below is a list of the defined terms used in this prospectus and the pages on which the definitions of such terms may be found herein.

10% shareholder	97
180-day receivable	38
administration agreement	89
APR	44
ARR Receivable	40
asset representations reviewer	1
assumed discount rate	2
CARES Act	19
certificate distribution account	77
chattel paper	91
Class Exemptions	101
Clearstream Luxembourg	67
Clearstream participants	68
Code	95
collection account	76
collection period	78
controlled foreign corporation	97
Cooperative	68
COVID-19	16
CPR	54
cut-off date	2
Deere	1
Deere Credit Services	1
definitive notes	70
depositor	1, 26
Dodd-Frank Act	18, 93
DSTs	73
DTC	40
DTC participants	67
EEA	103
electronic chattel paper	91
eligible deposit account	76
eligible institution	77
eligible investments	76
ERISA	100
ERISA Plan	100
EU	105
EU Investor Requirements	105
EU PRIIPS Regulations	103
EU Prospectus Regulation	103
EU Qualified Investor	103
EU SR Rules	105
Euroclear	67
Euroclear operator	68
Euroclear participants	68
EUWA	104
event of default	64
Exchange Act	9
FATCA	99
FDIC	19, 93
federal tax counsel	95

financed equipment	20
Financial Promotion Order	104
FINRA	42
FINRA Rules	42
Fitch	85
foreign person	97
FSMA	104
hired NRSROs	6
IDOR	100
IGAs	99
indenture trustee	1
initial note value	2, 80
interest rate	62
investment earnings	76
IRS	95
issuing entity	1
JDCC	1
JDRI	54
JDRL	1, 26
John Deere	1
liquidated receivables	85
MiFID II	103
NCMSLT Action	73
Net Investment Income	97
note distribution account	76
note monthly principal distributable amount	80
note value	80
obligors	25
offered notes	1
OID	96
OID regulations	96
OLA	19, 93
owner trustee	1
Plan	101
portfolio interest	97
principal carryover shortfall	80
principal distributable amount	80
PTCE	101
purchase amount	75
Regulation	101
related documents	66
related person	97
relevant persons	104
repossessed receivable	39
reserve account	76
retail notes	28
RMBS	73
Rule 193 Information	45
sales companies	25
SEC	iv
Securitization Regulation	105
servicer	1
servicer default	87
short-term note	96
Similar Law	101

Specified Fiscal Year End Date	29
specified reserve account balance	84
sponsor	1
SR Investor	106
Student Loans	73
tangible chattel paper	91
Terms and Conditions	68
total distribution amount	78
Transaction Parties	101
transfer and servicing agreements	75
trust	1
trust accounts	76
U.S. Bank	73
U.S. depositary	68
UCC	20
UK	104
UK Investor Requirements	105
UK PRIIPS Regulation	104
UK Prospectus Regulation	104
UK Qualified Investor	104
UK Retail Investor	104
UK Securitization Regulation	105
UK SR Rules	105
Wells Fargo	25
write down amount	38

APPENDIX A - STATIC POOL INFORMATION

Set forth in this Appendix A is certain static pool information regarding cumulative net losses, delinquencies and prepayment history for JDCC’s prior securitized pools of retail agricultural and construction equipment receivables in the past five years shown both in a tabular and graphical presentation. Information regarding prior securitization transactions sponsored by JDCC contained on the John Deere website is not incorporated by reference in, and should not be considered part of, this prospectus.

John Deere Capital Corporation

Cumulative Net Losses(1)

As of the February 2021 Payment Date

	JDOT 2016		JDOT 2016-B		JDOT 2017		JDOT 2017-B		JDOT 2018
Month	CNL	%	CNL	%	CNL	%	CNL	%	CNL	%
1	$—	0.00%	$—	0.00%	$—	0.00%	$—	0.00%	$10,589.54	0.00%
2	$7,236.65	0.00%	$6,849.85	0.00%	$77,871.62	0.01%	$—	0.00%	$10,589.54	0.00%
3	$29,445.47	0.00%	$15,309.44	0.00%	$77,871.62	0.01%	$8,755.04	0.00%	$33,222.03	0.00%
4	$89,130.26	0.01%	$95,201.43	0.01%	$86,246.94	0.01%	$11,461.99	0.00%	$36,251.18	0.00%
5	$270,590.95	0.03%	$153,288.74	0.02%	$280,955.20	0.03%	$56,145.46	0.01%	$67,982.77	0.01%
6	$338,325.15	0.04%	$283,577.43	0.04%	$795,593.50	0.10%	$292,282.72	0.03%	$106,771.52	0.01%
7	$443,970.53	0.06%	$455,872.47	0.06%	$1,192,112.65	0.15%	$335,733.73	0.04%	$129,405.59	0.02%
8	$510,082.35	0.06%	$558,077.22	0.07%	$1,270,174.53	0.16%	$317,972.11	0.03%	$155,005.11	0.02%
9	$553,597.35	0.07%	$761,041.84	0.10%	$1,192,645.87	0.15%	$395,914.22	0.04%	$267,157.52	0.03%
10	$645,877.68	0.08%	$680,527.40	0.09%	$895,302.82	0.11%	$493,365.72	0.05%	$239,101.59	0.03%
11	$767,584.95	0.10%	$836,961.39	0.11%	$1,098,454.30	0.14%	$711,448.15	0.08%	$340,708.64	0.04%
12	$1,068,155.21	0.13%	$911,701.73	0.11%	$1,147,404.63	0.14%	$750,650.48	0.08%	$364,476.94	0.05%
13	$1,027,425.79	0.13%	$979,952.25	0.12%	$1,163,945.93	0.14%	$866,460.39	0.10%	$507,604.49	0.06%
14	$1,093,820.14	0.14%	$949,448.36	0.12%	$1,206,409.87	0.15%	$926,552.75	0.10%	$618,388.30	0.08%
15	$1,095,028.64	0.14%	$1,088,541.97	0.14%	$1,225,932.92	0.15%	$1,242,890.96	0.14%	$570,909.05	0.07%
16	$1,354,702.65	0.17%	$1,183,966.80	0.15%	$1,297,487.93	0.16%	$1,303,753.71	0.14%	$596,062.53	0.07%
17	$1,355,075.86	0.17%	$1,164,199.73	0.15%	$1,302,106.66	0.16%	$1,382,519.15	0.15%	$572,426.21	0.07%
18	$1,563,011.57	0.20%	$1,258,999.09	0.16%	$1,340,420.00	0.17%	$1,448,634.98	0.16%	$690,633.78	0.09%
19	$1,597,577.27	0.20%	$1,266,316.18	0.16%	$1,363,365.80	0.17%	$1,494,118.40	0.16%	$783,498.49	0.10%
20	$1,530,121.41	0.19%	$1,227,143.11	0.15%	$1,595,212.77	0.20%	$1,492,492.87	0.16%	$810,379.21	0.10%
21	$1,408,495.90	0.18%	$1,255,049.35	0.16%	$1,610,147.43	0.20%	$1,570,388.19	0.17%	$891,713.93	0.11%
22	$1,420,584.34	0.18%	$1,245,139.03	0.16%	$1,704,492.50	0.21%	$1,620,987.79	0.18%	$1,053,323.73	0.13%
23	$1,400,128.64	0.18%	$1,304,664.73	0.16%	$1,680,054.60	0.21%	$1,598,780.89	0.18%	$1,132,855.08	0.14%
24	$1,493,267.21	0.19%	$1,307,963.41	0.16%	$1,742,627.77	0.22%	$1,808,621.72	0.20%	$1,222,628.65	0.15%
25	$1,422,439.65	0.18%	$1,336,986.02	0.17%	$1,895,913.78	0.24%	$1,754,823.76	0.19%	$1,372,466.78	0.17%
26	$1,435,702.85	0.18%	$1,373,001.86	0.17%	$1,870,697.01	0.23%	$1,851,386.11	0.20%	$1,319,367.47	0.16%
27	$1,429,528.77	0.18%	$1,411,737.26	0.18%	$1,840,603.58	0.23%	$2,022,159.40	0.22%	$1,431,769.17	0.18%
28	$1,464,054.09	0.18%	$1,475,088.27	0.19%	$1,915,177.74	0.24%	$1,993,410.77	0.22%	$1,426,491.62	0.18%
29	$1,533,300.49	0.19%	$1,486,414.57	0.19%	$1,924,545.94	0.24%	$2,133,354.68	0.23%	$1,658,188.26	0.21%
30	$1,477,599.00	0.19%	$1,498,202.08	0.19%	$2,017,461.46	0.25%	$2,140,218.11	0.24%	$1,585,764.62	0.20%
31	$1,572,372.89	0.20%	$1,515,479.56	0.19%	$2,011,960.86	0.25%	$2,127,145.89	0.23%	$1,351,713.61	0.17%
32	$1,601,656.54	0.20%	$1,523,431.47	0.19%	$2,007,183.02	0.25%	$2,360,829.27	0.26%	$1,304,869.21	0.16%
33	$1,602,722.71	0.20%	$1,554,581.12	0.20%	$2,028,364.64	0.25%	$2,457,014.77	0.27%	$1,335,431.06	0.17%
34	$1,657,825.28	0.21%	$1,524,294.64	0.19%	$2,080,389.80	0.26%	$2,534,280.97	0.28%	$1,263,603.53	0.16%
35	$1,714,935.53	0.22%	$1,554,442.71	0.20%	$2,143,997.01	0.27%	$2,563,917.94	0.28%	$1,242,947.23	0.15%
36	$1,722,450.74	0.22%	$1,564,109.40	0.20%	$2,140,187.90	0.27%	$2,583,718.45	0.28%
37	$1,803,992.59	0.23%	$1,572,864.79	0.20%	$2,267,293.07	0.28%	$2,552,815.86	0.28%
38	$1,799,266.45	0.23%	$1,562,271.46	0.20%	$2,319,972.17	0.29%	$2,550,958.79	0.28%
39	$1,765,112.44	0.22%			$2,381,619.19	0.30%	$2,584,031.94	0.28%
40					$2,368,039.43	0.29%	$2,608,593.33	0.29%
41							$2,650,753.11	0.29%
42							$2,604,300.31	0.29%

(1)

The monthly cumulative net loss percent is calculated by dividing the cumulative realized losses by the original pool balance. The realized loss definition recognizes an estimated loss on any receivable that is 180 days or more past due and any receivable that is a repossessed receivable. This estimate is adjusted to actual loss at the time the receivable is liquidated.

John Deere Capital Corporation

Cumulative Net Losses(1)

As of the February 2021 Payment Date

	JDOT 2018-B		JDOT 2019		JDOT 2019-B		JDOT 2020		JDOT 2020-B
Month	CNL	%	CNL	%	CNL	%	CNL	%	CNL	%
1	$—	0.00%	$—	0.00%	$—	0.00%	$—	0.00%	$—	0.00%
2	$—	0.00%	$21,461.79	0.00%	$12,609.22	0.00%	$—	0.00%	$—	0.00%
3	$2,782.13	0.00%	$53,173.95	0.00%	$109,696.13	0.01%	$39,131.82	0.00%	$31,272.77	0.00%
4	$8,021.67	0.00%	$94,895.61	0.01%	$131,333.45	0.01%	$39,131.82	0.00%	$60,797.99	0.01%
5	$134,211.58	0.01%	$216,254.53	0.02%	$281,091.94	0.03%	$233,484.08	0.02%	$78,653.57	0.01%
6	$155,511.25	0.02%	$216,532.08	0.02%	$366,278.52	0.03%	$250,286.57	0.02%	$169,413.65	0.02%
7	$168,051.44	0.02%	$291,738.89	0.03%	$454,118.97	0.04%	$368,571.91	0.03%
8	$214,089.31	0.02%	$383,590.02	0.04%	$694,048.38	0.06%	$462,654.81	0.04%
9	$476,919.01	0.05%	$545,260.77	0.05%	$930,927.52	0.08%	$554,332.96	0.05%
10	$601,370.72	0.06%	$558,217.55	0.05%	$967,455.20	0.09%	$686,907.05	0.07%
11	$825,545.87	0.09%	$713,154.18	0.07%	$1,168,205.17	0.11%	$744,631.22	0.07%
12	$1,003,968.58	0.11%	$775,041.38	0.07%	$1,338,904.21	0.12%
13	$1,030,024.84	0.11%	$1,043,340.65	0.10%	$1,223,602.26	0.11%
14	$1,383,953.71	0.15%	$1,284,011.49	0.12%	$1,320,944.30	0.12%
15	$1,507,617.60	0.16%	$1,471,311.14	0.14%	$1,285,504.70	0.12%
16	$1,545,584.01	0.17%	$1,704,545.11	0.16%	$1,424,594.31	0.13%
17	$1,635,438.35	0.18%	$1,656,370.67	0.15%	$1,420,587.77	0.13%
18	$1,742,030.78	0.19%	$1,668,785.19	0.15%	$1,335,242.93	0.12%
19	$1,872,282.43	0.20%	$1,808,320.88	0.17%
20	$1,949,961.94	0.21%	$1,818,008.47	0.17%
21	$2,103,301.20	0.23%	$1,798,284.84	0.17%
22	$2,105,010.09	0.23%	$1,821,285.79	0.17%
23	$2,168,267.32	0.23%	$1,872,951.49	0.17%
24	$2,351,235.28	0.25%
25	$2,511,725.91	0.27%
26	$2,333,707.27	0.25%
27	$2,253,985.30	0.24%
28	$2,259,847.57	0.24%
29	$2,227,382.89	0.24%
30	$2,219,659.51	0.24%
31
32
33
34
35
36
37
38
39
40
41
42

(1)

The monthly cumulative net loss percent is calculated by dividing the cumulative realized losses by the original pool balance. The realized loss definition recognizes an estimated loss on any receivable that is 180 days or more past due and any receivable that is a repossessed receivable. This estimate is adjusted to actual loss at the time the receivable is liquidated.

(1)

The monthly cumulative net loss percent is calculated by dividing the cumulative realized losses by the original pool balance. The realized loss definition recognizes an estimated loss on any receivable that is 180 days or more past due and any receivable that is a repossessed receivable. This estimate is adjusted to actual loss at the time the receivable is liquidated.

John Deere Capital Corporation

60+ Day Delinquent—Payoff Amount

as a Percent of Ending Pool Balance(1)(2)

As of the February 2021 Payment Date

Month	JDOT 2016	JDOT 2016-B	JDOT 2017	JDOT 2017-B	JDOT 2018	JDOT 2018-B	JDOT 2019	JDOT 2019-B	JDOT 2020	JDOT 2020-B
1	0.25%	0.52%	0.41%	0.26%	0.13%	0.22%	0.26%	0.33%	0.16%	0.15%
2	0.52%	0.60%	0.64%	0.43%	0.41%	0.35%	0.37%	0.40%	0.65%	0.22%
3	0.91%	0.73%	0.68%	0.64%	0.46%	0.55%	0.35%	0.37%	0.81%	0.36%
4	0.91%	0.62%	1.22%	0.57%	0.53%	0.72%	0.49%	0.46%	0.80%	0.45%
5	0.84%	0.94%	1.24%	0.60%	0.76%	0.59%	0.93%	0.76%	0.66%	0.44%
6	0.89%	1.40%	1.37%	0.68%	0.73%	0.99%	0.75%	0.77%	0.79%	0.55%
7	0.93%	1.57%	1.38%	0.74%	0.83%	1.08%	0.78%	0.90%	0.83%
8	1.06%	1.16%	1.14%	0.81%	0.99%	1.25%	0.81%	1.17%	0.84%
9	1.09%	1.09%	1.20%	1.08%	1.25%	1.52%	0.89%	1.34%	1.01%
10	1.25%	0.87%	1.07%	1.24%	1.20%	1.61%	1.03%	1.30%	1.08%
11	1.54%	0.90%	1.07%	1.00%	1.32%	1.75%	1.30%	1.17%	1.17%
12	1.73%	0.87%	1.18%	1.23%	1.46%	1.53%	1.27%	1.03%
13	1.41%	1.03%	1.39%	1.22%	1.38%	1.38%	1.31%	0.86%
14	1.40%	1.17%	1.27%	1.23%	1.43%	1.30%	1.40%	0.96%
15	1.37%	1.33%	1.28%	1.31%	1.39%	1.12%	1.14%	0.91%
16	1.43%	1.14%	1.66%	1.34%	1.31%	1.29%	1.07%	1.15%
17	1.54%	1.21%	1.72%	1.68%	1.50%	1.58%	0.89%	1.26%
18	1.72%	1.50%	1.77%	1.78%	1.50%	1.69%	0.86%	1.30%
19	1.77%	1.53%	1.85%	1.62%	1.55%	1.70%	1.01%
20	1.79%	1.39%	1.93%	1.85%	1.56%	2.09%	1.05%
21	2.02%	1.43%	1.79%	1.99%	1.68%	2.60%	1.09%
22	2.10%	1.44%	2.16%	1.86%	1.77%	2.34%	1.21%
23	2.17%	1.41%	2.35%	1.90%	1.98%	2.74%	1.37%
24	2.27%	1.45%	2.54%	1.88%	1.85%	2.39%
25	1.55%	1.32%	2.30%	1.72%	1.91%	1.85%
26	1.61%	1.39%	2.28%	1.84%	2.38%	1.63%
27	1.62%	1.63%	2.07%	1.80%	2.35%	1.29%
28	1.94%	1.60%	2.03%	2.00%	2.25%	1.50%
29	2.34%	1.86%	2.21%	2.13%	2.02%	1.38%
30	2.61%	2.20%	2.45%	2.13%	1.92%	1.31%
31	2.72%	2.74%	2.54%	2.07%	1.57%
32	2.46%	2.73%	2.35%	2.15%	1.47%
33	2.94%	2.67%	2.37%	2.22%	1.66%
34	3.74%	2.24%	2.71%	2.09%	1.44%
35	4.10%	2.28%	2.75%	2.13%	1.52%
36	4.07%	1.93%	2.44%	2.27%
37	3.62%	2.23%	2.52%	2.02%
38	3.50%	2.52%	2.82%	1.88%
39	3.11%		2.74%	1.68%
40			2.75%	2.13%
41				1.93%
42				2.05%
43
44
45
46
47
48

(1)

The period of delinquency is based on the number of days payments are contractually past due. A contract is considered delinquent if the obligor paid less than (i) 95% of the scheduled payment on an agricultural contract by the due date, or (ii) 90% of the scheduled payment on a construction contract by the due date.

(2)

The monthly delinquency percentage is calculated by dividing the payoff amount on each contract 60 days or more past due by the month end pool balance. In each case, the pool balance is adjusted to reflect the write down amount, if any, with respect to any receivable that is 180 days or more past due and any receivable that is a repossessed receivable.

(1)

A contract is considered delinquent if the obligor paid less than (i) 95% of the scheduled payment on an agricultural contract by the due date, or (ii) 90% of the scheduled payment on a construction contract by the due date.

(2)

The monthly delinquency percentage is calculated by dividing the payoff amount on each contract 60 days or more past due by the month end pool balance. In each case, the pool balance is adjusted to reflect the write down amount, if any, with respect to any receivable that is 180 days or more past due and any receivable that is a repossessed receivable.

John Deere Capital Corporation

30-59 Day Delinquent—Payoff Amount(1)

As of the February 2021 Payment Date

	JDOT 2016		JDOT 2016-B		JDOT 2017		JDOT 2017-B		JDOT 2018
Month	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount
1	72	$4,979,478.60	116	$4,798,024.57	83	$4,490,584.22	107	$5,983,190.49	73	$3,555,503.79
2	106	$6,731,097.90	93	$4,400,797.46	104	$7,002,060.35	122	$6,204,483.49	101	$5,482,191.82
3	114	$6,513,317.87	116	$5,066,366.17	128	$7,408,017.50	127	$6,945,879.84	97	$5,727,550.76
4	120	$5,177,959.17	129	$6,485,855.69	116	$5,479,129.68	146	$6,905,713.56	129	$5,309,292.35
5	115	$5,116,108.79	102	$5,474,318.50	149	$5,914,449.52	111	$4,688,625.04	127	$5,322,464.30
6	108	$6,613,904.34	123	$5,358,797.13	134	$5,642,720.16	126	$5,541,044.54	127	$5,489,541.76
7	117	$5,276,877.82	91	$3,267,356.86	143	$6,457,558.55	141	$6,852,652.69	155	$5,372,308.18
8	123	$5,717,160.49	80	$2,787,838.48	136	$5,589,166.94	120	$5,782,797.20	153	$6,544,796.78
9	127	$6,456,105.52	104	$3,349,398.80	130	$6,038,493.76	142	$7,089,441.34	154	$6,025,829.77
10	103	$4,818,301.98	115	$4,134,621.33	113	$4,258,492.53	148	$6,555,431.70	105	$5,027,804.34
11	104	$4,767,835.71	112	$3,099,896.90	119	$5,011,516.97	116	$5,589,690.84	129	$5,165,956.69
12	84	$3,787,984.58	124	$4,323,533.00	108	$4,334,506.41	166	$6,237,207.19	111	$3,832,629.46
13	95	$4,584,832.24	124	$3,495,224.54	96	$3,381,519.43	134	$5,758,484.04	103	$4,054,576.71
14	101	$3,658,288.63	132	$3,644,845.78	107	$3,805,194.22	130	$4,984,323.73	118	$4,714,170.89
15	111	$3,195,081.60	128	$3,651,293.43	140	$5,233,178.06	143	$5,161,404.22	113	$3,793,226.43
16	115	$4,007,846.57	118	$4,186,706.80	126	$3,650,050.42	175	$6,129,296.95	133	$4,811,148.19
17	123	$4,829,579.84	117	$3,997,571.58	164	$4,814,093.62	128	$3,818,657.43	129	$4,535,815.77
18	103	$3,778,048.97	133	$3,725,277.04	138	$5,233,747.16	143	$5,008,865.70	112	$3,237,036.70
19	122	$3,750,141.72	107	$2,696,795.95	117	$4,188,707.66	141	$4,987,615.44	128	$4,323,703.82
20	130	$3,936,679.21	82	$2,214,795.38	118	$3,896,591.36	137	$4,327,369.05	124	$3,631,768.09
21	122	$3,889,183.66	102	$2,748,335.06	127	$4,204,083.59	138	$4,581,892.25	125	$3,033,766.13
22	82	$2,257,205.18	100	$2,913,852.86	106	$3,614,607.78	123	$3,020,264.29	105	$2,927,691.94
23	95	$3,203,862.62	102	$2,591,608.86	117	$3,418,047.14	122	$3,816,793.73	98	$2,709,511.65
24	65	$1,219,322.10	95	$2,341,460.07	105	$2,940,289.45	96	$2,627,081.51	101	$3,189,253.07
25	78	$2,578,575.98	120	$2,860,142.44	100	$2,762,552.98	101	$2,824,214.41	106	$2,882,643.24
26	74	$2,287,998.35	115	$2,709,403.70	105	$2,404,959.35	103	$2,316,529.85	109	$3,177,258.22
27	102	$3,068,019.07	102	$2,493,083.71	108	$2,471,184.91	119	$2,913,380.10	80	$1,508,037.70
28	115	$2,562,099.93	125	$2,630,437.40	112	$2,629,097.01	132	$3,421,713.53	75	$1,418,872.43
29	102	$2,609,364.55	82	$1,874,535.99	130	$2,203,954.07	104	$2,147,127.13	75	$1,236,464.48
30	114	$2,287,840.31	112	$3,148,252.45	104	$2,354,232.01	84	$1,981,326.45	72	$1,350,545.98
31	82	$1,845,697.13	86	$2,249,895.36	103	$2,008,471.19	85	$1,728,305.79	75	$1,228,113.65
32	94	$2,076,017.18	64	$1,172,678.36	114	$2,691,984.37	98	$2,103,032.30	80	$1,791,352.78
33	94	$2,642,111.44	90	$1,404,943.02	83	$2,198,695.81	110	$2,089,896.73	68	$1,633,500.58
34	77	$1,621,102.47	72	$1,507,788.87	79	$1,530,784.92	77	$1,676,818.71	63	$1,192,745.86
35	71	$1,420,304.37	71	$1,175,433.26	60	$999,355.48	73	$1,185,286.93	52	$1,102,312.06
36	65	$961,758.17	78	$1,245,689.84	56	$1,014,572.49	48	$949,948.59
37	72	$1,409,970.49	69	$1,431,111.07	67	$1,069,926.75	54	$771,338.83
38	78	$1,436,267.13	61	$915,977.17	79	$1,327,289.95	55	$654,858.46
39	69	$1,053,114.06			68	$961,135.15	40	$852,364.39
40					55	$725,082.76	56	$885,647.06
41							46	$592,718.53
42							40	$478,136.47
43
44
45
46
47

(1)

The period of delinquency is based on the number of days payments are contractually past due. A contract is considered delinquent if the obligor paid less than (i) 95% of the scheduled payment on an agricultural contract by the due date, or (ii) 90% of the scheduled payment on a construction contract by the due date.

John Deere Capital Corporation

30-59 Day Delinquent—Payoff Amount(1)

As of the February 2021 Payment Date

	JDOT 2018-B		JDOT 2019		JDOT 2019-B		JDOT 2020		JDOT 2020-B
Month	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount
1	104	$5,224,628.42	117	$5,874,561.42	126	$6,241,347.59	142	$9,681,861.98	57	$4,011,996.95
2	120	$6,038,997.82	114	$5,589,648.52	110	$5,402,360.65	170	$11,411,780.46	62	$3,894,995.72
3	149	$6,192,344.78	145	$8,042,768.79	130	$7,030,235.23	132	$7,077,178.87	74	$4,027,731.86
4	166	$7,260,134.56	173	$9,171,261.22	170	$9,720,828.67	122	$5,609,346.44	82	$5,139,196.20
5	135	$6,529,317.48	170	$8,879,262.40	140	$6,061,735.43	110	$6,229,528.20	62	$2,864,539.82
6	203	$9,708,724.09	154	$7,716,659.67	151	$7,717,721.71	126	$6,804,352.48	76	$3,861,734.44
7	182	$9,200,902.50	163	$6,843,438.13	141	$6,798,945.31	123	$6,624,990.70
8	129	$6,108,618.01	159	$6,850,255.54	168	$7,309,147.97	126	$6,034,524.33
9	145	$6,162,281.86	160	$6,835,818.00	203	$9,840,676.17	160	$8,198,283.33
10	140	$7,979,214.96	158	$6,286,255.45	121	$5,449,176.16	123	$5,754,489.30
11	132	$6,177,859.12	127	$5,652,459.68	96	$3,341,047.85	117	$4,685,496.99
12	127	$4,000,549.12	114	$4,722,399.19	119	$3,372,828.62
13	100	$3,391,658.83	149	$4,685,965.62	127	$4,902,680.11
14	130	$4,190,395.31	164	$5,781,689.19	108	$3,679,792.40
15	130	$4,394,354.96	117	$3,660,495.44	90	$3,951,614.56
16	122	$4,227,339.70	109	$3,395,622.77	127	$4,482,902.63
17	111	$3,433,707.18	112	$3,593,114.55	115	$4,039,095.45
18	125	$3,629,152.77	134	$4,105,264.12	112	$3,978,609.25
19	132	$5,333,118.42	100	$3,115,387.13
20	119	$4,436,013.16	82	$2,988,813.97
21	160	$4,081,615.97	118	$3,301,053.87
22	130	$4,797,200.65	89	$2,545,561.54
23	76	$1,815,154.32	102	$3,085,186.88
24	74	$2,001,665.36
25	84	$2,058,598.79
26	72	$1,789,338.21
27	78	$1,686,886.99
28	77	$1,390,325.77
29	66	$1,287,718.06
30	96	$2,428,167.30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47

(1)

The period of delinquency is based on the number of days payments are contractually past due. A contract is considered delinquent if the obligor paid less than (i) 95% of the scheduled payment on an agricultural contract by the due date, or (ii) 90% of the scheduled payment on a construction contract by the due date.

John Deere Capital Corporation

60-89 Day Delinquent—Payoff Amount(1)

As of the February 2021 Payment Date

	JDOT 2016		JDOT 2016-B		JDOT 2017		JDOT 2017-B		JDOT 2018
Month	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount
1	34	$1,874,689.09	58	$3,422,591.52	33	$3,063,376.44	39	$2,032,866.60	21	$964,067.98
2	34	$2,258,806.62	46	$2,217,481.49	41	$3,494,336.19	44	$2,715,586.41	35	$2,218,744.51
3	42	$3,269,768.11	37	$2,122,121.79	35	$2,964,876.84	49	$2,491,342.59	36	$2,523,171.97
4	41	$3,069,949.67	37	$1,490,276.32	74	$4,685,930.05	45	$1,950,204.26	37	$1,589,415.66
5	51	$2,033,104.51	50	$3,099,840.64	48	$2,424,937.11	52	$2,286,698.95	56	$2,398,121.67
6	59	$3,134,890.54	55	$3,036,863.58	58	$1,752,863.26	42	$2,031,619.40	46	$2,295,811.56
7	52	$2,561,327.76	54	$2,808,249.00	62	$2,206,984.10	43	$2,168,945.40	49	$2,514,145.31
8	42	$2,961,705.35	41	$1,567,003.86	62	$2,994,735.50	58	$2,213,568.45	68	$2,821,008.85
9	54	$2,144,262.30	41	$1,663,023.11	49	$2,004,873.29	66	$3,643,853.29	68	$3,350,720.53
10	55	$2,430,085.49	41	$1,083,684.57	39	$1,994,130.62	67	$3,459,776.26	59	$2,586,173.42
11	50	$2,942,293.69	52	$1,973,724.78	57	$2,203,764.20	61	$1,670,547.85	49	$2,442,126.19
12	55	$3,403,022.80	43	$1,277,011.23	45	$2,015,409.21	48	$2,625,822.75	62	$2,933,827.57
13	36	$1,762,139.14	54	$1,922,443.13	48	$2,038,727.26	67	$2,632,301.32	49	$2,475,989.81
14	48	$1,840,362.58	57	$1,781,226.42	52	$2,574,832.18	62	$2,472,243.37	57	$2,273,165.28
15	40	$1,575,607.27	63	$2,182,463.30	45	$1,561,865.60	59	$1,897,020.19	51	$2,113,581.08
16	56	$1,877,518.59	53	$1,554,547.66	71	$3,155,582.19	57	$1,927,881.72	50	$1,636,148.09
17	60	$1,836,515.42	47	$1,418,686.43	63	$1,619,364.41	88	$3,411,027.00	61	$2,077,713.75
18	54	$2,073,306.09	49	$1,622,064.15	75	$2,415,433.76	58	$2,314,698.62	58	$1,878,319.39
19	43	$1,732,119.74	67	$1,762,124.75	67	$2,628,495.41	59	$1,770,123.34	45	$1,383,313.56
20	48	$1,969,253.18	57	$1,682,232.01	62	$2,432,045.09	59	$2,546,586.03	54	$1,773,569.76
21	60	$2,189,525.20	51	$1,398,572.76	73	$2,115,528.12	55	$1,825,410.82	42	$1,388,442.72
22	60	$2,039,471.79	53	$1,703,693.08	56	$2,079,493.97	60	$1,633,210.43	53	$1,518,185.16
23	40	$1,803,374.49	49	$1,468,849.06	63	$2,283,024.83	55	$1,914,390.48	38	$1,673,251.62
24	40	$1,866,972.34	47	$1,266,526.88	68	$2,122,169.60	45	$1,405,808.21	39	$1,144,813.01
25	46	$1,272,537.65	47	$1,163,100.61	49	$1,955,162.48	56	$1,376,692.62	44	$1,154,884.20
26	46	$1,166,817.69	52	$1,192,797.99	55	$1,641,578.18	45	$1,326,040.42	56	$1,449,954.57
27	43	$1,218,700.05	50	$1,030,472.04	45	$1,237,390.53	47	$1,173,241.58	37	$1,275,584.27
28	49	$1,501,012.36	49	$1,166,391.40	53	$1,334,471.30	50	$1,609,302.84	42	$888,607.57
29	58	$1,360,791.98	60	$1,123,992.93	53	$1,515,404.19	46	$1,359,896.61	34	$753,706.49
30	52	$1,915,200.24	35	$1,066,783.20	59	$1,510,011.32	39	$652,717.79	30	$596,472.27
31	59	$1,340,501.36	63	$1,504,781.58	52	$1,305,948.45	45	$988,362.28	29	$548,955.43
32	41	$1,198,734.07	41	$890,834.04	36	$734,994.09	41	$738,186.84	40	$553,738.53
33	45	$1,413,264.99	34	$709,159.85	46	$669,552.57	55	$928,139.64	35	$711,050.25
34	56	$2,026,202.29	34	$583,544.24	28	$893,996.10	36	$582,960.36	25	$650,842.48
35	36	$879,282.01	34	$744,275.88	34	$736,965.52	41	$1,041,434.86	23	$316,197.20
36	46	$1,330,603.94	25	$431,327.71	25	$389,334.78	29	$585,527.46
37	35	$657,956.53	43	$630,956.42	28	$385,042.00	23	$536,546.61
38	25	$639,451.10	39	$705,832.17	31	$652,014.88	27	$494,692.19
39	37	$581,312.51			25	$519,432.71	12	$77,282.37
40					27	$290,531.57	24	$584,640.79
41							27	$510,118.74
42							19	$300,293.52
43
44
45
46
47

(1)

The period of delinquency is based on the number of days payments are contractually past due. A contract is considered delinquent if the obligor paid less than (i) 95% of the scheduled payment on an agricultural contract by the due date, or (ii) 90% of the scheduled payment on a construction contract by the due date.

John Deere Capital Corporation

60-89 Day Delinquent—Payoff Amount(1)

As of the February 2021 Payment Date

	JDOT 2018-B		JDOT 2019		JDOT 2019-B		JDOT 2020		JDOT 2020-B
Month	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount
1	41	$1,786,510.97	45	$2,666,244.03	53	$2,817,331.40	23	$1,613,471.75	16	$773,967.75
2	40	$2,373,051.39	44	$2,198,917.22	54	$2,494,543.21	54	$5,083,155.73	17	$1,318,391.19
3	53	$2,695,796.60	38	$1,424,473.49	33	$1,878,131.47	47	$3,431,077.40	13	$822,933.92
4	63	$2,644,506.24	43	$3,014,228.99	48	$2,624,285.08	49	$2,873,656.12	19	$1,455,311.18
5	64	$2,153,753.08	81	$5,445,278.16	64	$4,075,890.12	40	$2,451,931.41	20	$1,065,335.14
6	62	$3,837,926.95	57	$2,909,834.06	53	$2,925,354.26	44	$2,509,981.71	23	$1,397,735.16
7	69	$3,975,637.05	57	$2,656,805.41	69	$3,445,311.90	49	$2,724,080.82
8	69	$3,576,748.14	63	$3,021,842.98	63	$4,217,494.30	34	$2,556,885.38
9	69	$3,145,053.68	64	$2,731,841.56	80	$3,016,033.90	44	$2,306,523.32
10	70	$3,099,452.48	63	$2,401,059.19	61	$3,384,422.47	46	$3,137,658.06
11	68	$4,084,912.01	68	$2,747,357.08	45	$1,779,599.70	33	$2,015,735.59
12	52	$1,779,756.36	53	$2,061,408.31	42	$1,334,711.47
13	57	$2,124,154.53	58	$2,535,291.46	60	$2,108,614.40
14	52	$1,827,662.99	62	$1,977,002.09	47	$2,360,979.78
15	51	$1,571,015.75	45	$1,445,931.94	43	$1,528,149.54
16	63	$1,738,823.94	51	$1,493,244.67	52	$2,656,093.06
17	54	$2,290,305.50	39	$935,492.50	57	$2,075,773.35
18	43	$1,410,533.77	50	$1,456,046.44	58	$2,364,479.70
19	57	$1,600,469.62	60	$1,876,289.88
20	67	$2,780,384.70	45	$1,563,336.01
21	67	$2,793,462.63	32	$1,557,861.67
22	46	$1,221,277.93	50	$1,671,861.30
23	60	$2,969,018.53	42	$1,406,887.51
24	24	$684,128.96
25	27	$929,695.68
26	40	$866,788.72
27	20	$625,322.26
28	35	$908,854.20
29	29	$558,586.59
30	21	$508,675.17
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47

(1)

The period of delinquency is based on the number of days payments are contractually past due. A contract is considered delinquent if the obligor paid less than (i) 95% of the scheduled payment on an agricultural contract by the due date, or (ii) 90% of the scheduled payment on a construction contract by the due date.

John Deere Capital Corporation

90-119 Day Delinquent—Payoff Amount(1)

As of the February 2021 Payment Date

	JDOT 2016		JDOT 2016-B		JDOT 2017		JDOT 2017-B		JDOT 2018
Month	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount
1	0	$—	4	$443,880.36	0	$—	6	$203,499.18	0	$—
2	20	$1,407,694.07	27	$1,663,772.77	15	$1,138,256.41	20	$908,855.11	11	$516,587.61
3	20	$1,844,100.75	26	$1,400,808.17	20	$1,268,693.25	20	$1,322,032.58	6	$229,901.77
4	26	$1,551,976.20	18	$1,151,827.76	16	$2,110,974.02	14	$930,060.99	15	$1,421,788.94
5	23	$1,643,560.60	18	$1,194,703.68	34	$1,749,402.16	16	$839,414.33	27	$1,232,885.47
6	19	$421,451.36	33	$2,493,956.46	32	$2,155,705.24	24	$1,055,157.93	34	$1,349,423.65
7	24	$1,860,339.58	26	$2,234,185.77	35	$1,273,708.57	22	$1,218,004.14	23	$844,779.50
8	26	$1,295,908.31	29	$1,476,398.27	33	$1,229,074.34	21	$1,460,688.60	27	$939,085.62
9	21	$1,521,384.52	16	$876,564.91	34	$2,162,183.09	20	$784,456.08	38	$1,441,606.81
10	23	$854,974.01	19	$966,058.84	23	$1,277,066.96	22	$1,486,112.58	33	$1,534,899.41
11	22	$1,048,147.91	21	$879,722.87	28	$949,754.45	32	$1,116,146.51	30	$1,529,209.29
12	22	$1,487,069.68	28	$1,148,941.77	35	$1,557,476.36	31	$1,308,497.33	23	$1,423,708.13
13	29	$2,172,777.35	18	$496,054.02	29	$1,654,583.30	29	$1,672,526.33	26	$1,374,545.20
14	24	$1,200,118.09	26	$854,167.47	18	$554,687.75	26	$911,771.45	25	$1,335,538.45
15	26	$1,002,037.95	30	$1,084,429.86	25	$1,829,169.50	38	$1,888,184.96	24	$1,040,878.92
16	20	$846,234.93	21	$623,468.76	32	$1,486,815.27	40	$1,676,637.70	30	$1,417,126.37
17	27	$1,162,893.31	22	$708,641.24	46	$2,688,553.64	34	$1,427,790.07	29	$1,326,140.60
18	33	$1,217,529.00	30	$1,263,751.27	35	$1,953,410.72	53	$1,768,858.41	36	$1,217,434.86
19	29	$1,333,845.61	23	$763,703.50	46	$1,323,764.35	38	$1,265,873.99	27	$1,151,521.99
20	25	$719,762.50	35	$909,709.24	29	$899,809.64	39	$945,539.34	23	$1,043,887.34
21	34	$1,436,326.92	18	$535,233.86	25	$756,076.27	43	$1,474,372.93	35	$1,322,014.46
22	29	$1,365,326.74	14	$263,519.44	44	$1,732,902.79	29	$989,853.91	26	$1,096,948.19
23	35	$1,034,671.66	30	$898,463.11	29	$769,735.82	35	$816,012.58	29	$844,882.56
24	26	$1,413,055.27	27	$555,886.87	37	$1,519,966.36	40	$1,157,990.88	19	$747,875.36
25	12	$487,355.28	20	$509,000.43	33	$576,636.79	28	$1,028,076.10	23	$901,384.92
26	21	$340,914.54	29	$590,142.93	30	$1,091,915.35	27	$919,112.50	27	$853,149.24
27	16	$355,808.16	36	$924,976.50	27	$1,165,679.97	21	$585,596.20	24	$520,106.90
28	24	$735,342.21	25	$434,829.30	26	$885,616.36	25	$658,128.71	17	$859,983.71
29	30	$898,496.20	34	$645,317.75	31	$760,441.05	27	$838,791.71	23	$341,485.77
30	32	$700,050.92	37	$687,542.48	35	$709,480.62	34	$922,080.77	25	$492,781.20
31	30	$1,235,170.38	23	$647,757.70	41	$720,740.83	26	$409,220.00	25	$536,946.67
32	30	$480,062.00	41	$1,027,042.55	21	$673,761.39	31	$648,589.42	13	$208,517.23
33	18	$539,947.51	21	$410,771.08	19	$475,818.91	27	$369,300.48	18	$278,210.07
34	28	$729,195.38	18	$227,883.09	33	$450,352.16	24	$380,076.84	21	$426,049.61
35	40	$1,405,583.17	23	$496,377.29	22	$666,590.21	13	$153,324.42	12	$585,646.29
36	19	$359,009.96	19	$242,726.00	22	$383,157.60	25	$782,993.25
37	23	$681,470.65	17	$369,565.80	18	$242,479.99	20	$359,815.58
38	22	$356,212.20	25	$294,107.82	17	$294,523.48	12	$228,165.03
39	13	$303,079.89			16	$317,527.43	14	$318,277.52
40					12	$367,697.73	12	$118,167.52
41							9	$122,453.66
42							15	$210,503.90
43
44
45
46
47

(1)

The period of delinquency is based on the number of days payments are contractually past due. A contract is considered delinquent if the obligor paid less than (i) 95% of the scheduled payment on an agricultural contract by the due date, or (ii) 90% of the scheduled payment on a construction contract by the due date.

John Deere Capital Corporation

90-119 Day Delinquent—Payoff Amount(1)

As of the February 2021 Payment Date

	JDOT 2018-B		JDOT 2019		JDOT 2019-B		JDOT 2020		JDOT 2020-B
Month	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount
1	5	$146,863.22	0	$—	7	$588,163.00	0	$—	5	$347,628.41
2	19	$609,179.03	22	$1,341,006.41	25	$1,385,341.80	16	$990,442.08	8	$292,136.23
3	18	$1,002,005.18	16	$1,079,373.59	20	$1,085,092.64	22	$3,201,228.97	9	$1,073,675.94
4	33	$1,747,377.33	14	$520,501.58	12	$691,961.27	27	$1,330,814.61	6	$491,328.68
5	32	$1,174,731.83	27	$1,760,300.65	23	$1,642,190.41	20	$796,795.46	11	$1,120,472.76
6	37	$1,579,461.10	45	$2,261,985.79	33	$1,600,250.17	27	$2,002,790.58	8	$547,047.43
7	34	$1,524,103.73	39	$2,219,845.00	29	$1,233,919.36	23	$1,264,634.83
8	38	$2,000,790.05	28	$1,347,854.91	39	$1,969,436.21	23	$776,990.95
9	41	$2,466,485.88	30	$1,669,716.56	35	$2,200,809.00	25	$1,795,607.61
10	33	$1,754,324.28	47	$2,586,454.78	36	$1,671,948.58	17	$830,077.71
11	38	$1,516,838.03	53	$2,576,056.84	30	$2,396,316.56	28	$2,048,841.91
12	44	$2,295,552.99	46	$2,231,245.86	27	$1,056,665.64
13	29	$1,100,373.14	35	$1,791,244.53	15	$544,650.05
14	26	$915,558.41	39	$1,695,117.78	33	$1,334,951.39
15	19	$700,769.34	28	$896,776.41	27	$1,021,702.98
16	24	$1,158,200.72	27	$886,781.63	21	$856,735.26
17	29	$1,018,146.82	31	$1,294,104.00	26	$1,720,390.55
18	30	$1,518,506.06	26	$664,700.72	23	$1,003,530.96
19	19	$685,490.98	31	$907,288.59
20	34	$956,507.20	33	$1,106,790.19
21	43	$1,401,124.38	28	$835,015.75
22	38	$1,839,697.03	17	$858,578.37
23	21	$460,778.01	23	$879,081.35
24	36	$2,077,250.21
25	18	$337,510.11
26	21	$741,196.09
27	26	$655,451.40
28	11	$335,503.19
29	17	$533,642.48
30	13	$258,752.49
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47

(1)

The period of delinquency is based on the number of days payments are contractually past due. A contract is considered delinquent if the obligor paid less than (i) 95% of the scheduled payment on an agricultural contract by the due date, or (ii) 90% of the scheduled payment on a construction contract by the due date.

John Deere Capital Corporation

120-149 or 120-179 Day Delinquent, as applicable —Payoff Amount(1)

As of the February 2021 Payment Date

	JDOT 2016		JDOT 2016-B		JDOT 2017		JDOT 2017-B		JDOT 2018
Month	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount
1	0	$—	0	$—	0	$—	0	$—	0	$—
2	0	$—	1	$374,256.82	2	$48,135.69	0	$—	2	$177,480.20
3	15	$1,159,180.33	17	$1,024,419.77	8	$527,111.31	16	$1,267,208.08	8	$364,641.93
4	9	$1,007,423.21	12	$296,255.82	15	$1,132,501.73	13	$1,035,003.99	4	$189,407.00
5	14	$699,630.49	10	$655,704.74	13	$1,546,016.20	10	$491,747.08	9	$868,497.49
6	11	$770,900.30	19	$915,507.36	25	$2,097,200.28	10	$489,939.76	14	$575,204.36
7	11	$308,181.82	20	$2,013,803.98	22	$1,508,975.56	14	$496,361.66	22	$931,176.51
8	14	$818,616.48	13	$503,806.28	23	$762,344.05	14	$947,552.94	15	$660,585.32
9	17	$984,995.30	13	$888,745.60	21	$926,949.64	9	$368,266.45	21	$788,236.27
10	16	$1,556,125.45	9	$396,635.39	16	$675,130.06	15	$726,453.59	24	$955,523.94
11	14	$571,210.11	12	$281,898.53	13	$450,576.39	24	$1,618,337.12	24	$1,173,321.92
12	12	$585,275.30	11	$330,950.41	15	$466,537.09	19	$541,359.42	18	$824,966.77
13	14	$934,631.13	17	$914,759.50	21	$1,214,013.80	15	$488,161.48	12	$499,442.90
14	15	$1,338,272.25	15	$718,596.16	12	$847,919.21	22	$1,193,201.54	16	$686,863.72
15	18	$929,039.56	11	$278,887.27	10	$301,865.50	18	$681,064.72	16	$995,727.59
16	17	$688,678.51	16	$504,636.34	15	$793,046.94	16	$531,878.33	19	$1,033,132.37
17	13	$517,826.63	14	$381,946.93	17	$534,085.43	25	$800,640.14	16	$788,490.65
18	13	$544,832.05	13	$261,092.70	22	$919,294.11	25	$1,256,604.27	14	$647,494.94
19	20	$557,698.84	17	$755,046.42	21	$851,271.00	35	$1,218,191.06	17	$799,519.40
20	13	$760,996.34	10	$429,082.46	29	$1,016,606.87	22	$790,371.53	14	$521,885.92
21	12	$514,847.58	18	$571,726.29	22	$895,065.44	24	$1,020,650.31	11	$552,806.22
22	17	$844,217.81	11	$424,073.40	15	$445,358.47	32	$1,230,218.67	22	$758,516.47
23	15	$634,702.99	8	$114,436.44	36	$1,644,523.58	20	$897,015.27	15	$619,539.54
24	11	$317,932.83	16	$570,628.12	16	$422,305.28	22	$847,560.43	22	$703,053.81
25	16	$526,270.33	15	$283,389.82	25	$885,319.96	20	$480,524.28	13	$552,558.48
26	8	$372,887.50	7	$258,649.91	21	$425,657.74	20	$652,753.63	21	$821,945.66
27	8	$233,176.65	11	$279,040.67	15	$543,555.01	19	$646,919.26	18	$811,584.86
28	10	$488,133.98	21	$450,283.52	17	$644,673.05	8	$128,487.89	13	$495,443.62
29	15	$472,433.46	20	$281,858.63	15	$274,358.91	11	$268,748.91	11	$473,682.68
30	17	$302,977.33	29	$517,627.66	21	$625,235.35	9	$469,302.06	10	$164,688.45
31	19	$366,263.50	28	$507,473.56	18	$495,048.02	16	$394,179.84	12	$322,978.31
32	17	$570,782.82	15	$578,339.79	20	$413,492.76	12	$195,781.03	8	$168,997.54
33	23	$255,453.64	32	$745,505.88	15	$306,225.61	22	$458,606.42	8	$122,450.69
34	11	$305,741.79	19	$300,377.67	14	$253,864.69	23	$340,535.79	10	$115,710.51
35	23	$689,247.17	6	$49,965.51	13	$171,320.19	19	$266,155.86	15	$328,934.04
36	25	$666,271.79	12	$175,778.37	11	$399,535.46	10	$130,401.52
37	14	$293,010.59	9	$107,179.72	19	$358,348.15	18	$335,347.03
38	14	$491,161.24	10	$300,055.28	9	$104,647.96	11	$135,891.39
39	9	$102,789.79			11	$215,879.28	11	$204,329.85
40					11	$202,001.40	7	$147,059.96
41							7	$74,102.94
42							6	$154,322.90
43
44
45
46
47

(1)

The period of delinquency is based on the number of days payments are contractually past due. A contract is considered delinquent if the obligor paid less than (i) 95% of the scheduled payment on an agricultural contract by the due date, or (ii) 90% of the scheduled payment on a construction contract by the due date.

John Deere Capital Corporation

120-149 or 120-179 Day Delinquent, as applicable —Payoff Amount(1)

As of the February 2021 Payment Date

	JDOT 2018-B		JDOT 2019		JDOT 2019-B		JDOT 2020		JDOT 2020-B
Month	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount
1	0	$—	0	$—	0	$—	0	$—	0	$—
2	0	$—	1	$40,132.13	6	$191,930.90	1	$6,692.54	0	$—
3	15	$697,795.38	12	$746,995.54	10	$418,950.73	6	$649,165.58	5	$429,368.50
4	13	$682,449.69	8	$404,242.25	12	$542,161.06	8	$2,352,798.92	7	$865,431.13
5	11	$661,063.69	10	$248,155.13	7	$352,810.94	18	$925,073.22	4	$284,627.33
6	26	$571,327.24	14	$723,246.92	18	$1,252,936.65	13	$496,345.18	9	$780,029.23
7	24	$939,150.91	20	$735,408.76	15	$897,310.30	14	$949,302.67
8	27	$993,894.42	13	$509,144.44	15	$495,960.59	12	$1,010,045.49
9	35	$1,561,893.28	17	$775,121.61	33	$1,864,666.88	18	$701,072.64
10	30	$2,145,540.95	18	$727,950.74	26	$1,552,622.21	17	$894,960.16
11	21	$1,074,438.64	29	$1,666,539.34	22	$1,170,818.30	13	$915,089.15
12	24	$1,519,859.52	22	$1,366,086.60	17	$1,746,270.47
13	24	$1,199,086.37	29	$1,303,820.53	15	$693,680.11
14	17	$546,331.53	31	$1,701,290.96	8	$341,190.12
15	9	$277,967.72	33	$1,389,220.47	22	$1,208,085.05
16	8	$293,285.46	26	$845,031.64	15	$717,115.30
17	15	$723,065.34	20	$614,192.77	12	$573,450.22
18	18	$730,180.64	14	$251,571.98	14	$1,105,710.77
19	16	$996,828.02	14	$312,093.55
20	7	$358,249.83	13	$419,256.19
21	29	$1,263,228.33	17	$790,678.38
22	27	$1,117,178.17	18	$431,402.20
23	21	$1,537,964.49	13	$741,368.66
24	15	$427,925.26
25	19	$599,467.40
26	13	$214,270.42
27	6	$69,019.42
28	16	$450,214.58
29	10	$305,082.62
30	12	$245,554.76
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47

(1)

The period of delinquency is based on the number of days payments are contractually past due. A contract is considered delinquent if the obligor paid less than (i) 95% of the scheduled payment on an agricultural contract by the due date, or (ii) 90% of the scheduled payment on a construction contract by the due date.

John Deere Capital Corporation

150-179 Day Delinquent—Payoff Amount(1)

As of the February 2021 Payment Date

	JDOT 2016		JDOT 2016-B		JDOT 2017		JDOT 2017-B		JDOT 2018
Month	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount
1	0	$—	0	$—	0	$—	0	$—	0	$—
2	0	$—	0	$—	0	$—	0	$—	0	$—
3	0	$—	2	$397,336.83	0	$—	1	$10,858.00	0	$—
4	10	$404,011.82	10	$768,498.68	6	$387,460.87	8	$485,898.01	7	$314,992.78
5	6	$307,952.82	9	$277,106.59	16	$2,151,771.80	7	$716,882.04	5	$302,350.33
6	11	$474,358.89	6	$792,203.50	7	$571,537.32	11	$367,305.40	5	$128,028.60
7	6	$323,222.90	11	$1,015,891.14	17	$1,139,051.43	6	$126,815.46	8	$383,317.53
8	7	$150,109.93	13	$1,600,661.13	5	$208,642.05	3	$84,741.07	19	$875,075.19
9	10	$677,882.85	6	$261,353.96	17	$797,765.78	12	$947,843.69	10	$418,811.42
10	10	$546,903.84	10	$485,663.60	10	$616,488.95	9	$536,051.39	16	$563,531.06
11	14	$1,506,297.05	6	$295,581.83	11	$439,572.86	7	$182,952.35	13	$523,451.86
12	9	$463,821.31	7	$105,244.72	7	$226,403.79	24	$1,420,577.00	18	$821,484.64
13	7	$392,381.95	6	$136,178.69	10	$221,578.46	12	$427,989.17	9	$472,267.04
14	7	$496,358.99	10	$402,510.98	11	$615,058.78	13	$383,994.82	9	$351,424.34
15	10	$996,576.91	10	$507,249.92	10	$799,748.13	10	$415,837.46	7	$447,920.81
16	9	$416,126.79	9	$204,920.96	3	$83,659.75	12	$518,633.65	6	$241,643.95
17	10	$374,453.50	9	$316,296.11	10	$847,018.21	9	$369,545.40	13	$632,532.58
18	7	$202,208.59	7	$200,688.23	7	$248,501.10	10	$420,220.70	9	$405,324.02
19	8	$456,742.99	8	$142,627.03	14	$715,778.71	12	$359,418.45	9	$431,058.48
20	14	$466,052.62	9	$246,573.50	15	$493,878.21	24	$791,574.25	10	$316,614.96
21	9	$624,208.23	11	$505,234.81	19	$491,232.48	13	$626,125.52	10	$326,633.41
22	8	$277,908.84	14	$493,785.92	13	$599,516.67	10	$391,177.66	6	$291,988.67
23	15	$805,844.63	8	$341,627.14	16	$510,061.67	22	$897,253.98	12	$601,876.16
24	8	$483,329.09	9	$210,826.85	25	$1,240,586.70	12	$249,670.01	11	$550,551.78
25	5	$133,466.06	8	$229,779.17	11	$345,394.83	14	$409,730.73	6	$159,660.97
26	6	$367,117.15	7	$108,832.66	13	$567,068.96	12	$275,368.64	14	$603,082.52
27	6	$234,037.59	8	$242,978.72	14	$423,520.24	6	$93,938.61	13	$448,066.86
28	5	$73,513.92	10	$232,649.60	6	$111,456.94	14	$601,530.63	9	$389,427.68
29	7	$333,753.88	13	$364,701.38	13	$479,553.81	5	$75,910.78	5	$61,432.03
30	9	$423,269.64	14	$246,491.11	8	$133,360.16	8	$182,559.87	5	$171,720.22
31	10	$200,438.13	19	$329,261.13	13	$236,247.18	6	$268,682.16	7	$127,413.35
32	10	$205,680.99	17	$162,661.13	11	$355,738.59	10	$274,785.47	12	$370,179.44
33	12	$493,485.60	8	$309,237.27	15	$319,702.40	8	$119,023.26	5	$61,336.18
34	19	$199,922.01	20	$452,632.45	9	$196,471.14	14	$328,306.62	7	$79,005.43
35	8	$250,862.91	10	$112,585.45	8	$67,538.22	10	$106,353.70	5	$32,321.77
36	11	$515,831.13	6	$106,232.78	9	$99,605.97	10	$121,633.13
37	13	$415,681.95	6	$163,238.19	6	$290,670.32	6	$51,365.68
38	7	$159,112.90	4	$42,474.86	15	$268,282.32	10	$139,242.88
39	7	$282,188.37			9	$109,682.63	5	$49,440.35
40					9	$194,390.77	7	$174,350.88
41							3	$109,661.13
42							3	$58,277.14
43
44
45
46
47

(1)

The period of delinquency is based on the number of days payments are contractually past due. A contract is considered delinquent if the obligor paid less than (i) 95% of the scheduled payment on an agricultural contract by the due date, or (ii) 90% of the scheduled payment on a construction contract by the due date.

John Deere Capital Corporation

150-179 Day Delinquent—Payoff Amount(1)

As of the February 2021 Payment Date

	JDOT 2018-B		JDOT 2019		JDOT 2019-B		JDOT 2020		JDOT 2020-B
Month	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount
1	0	$—	0	$—	0	$—	0	$—	0	$—
2	0	$—	0	$—	0	$—	0	$—	0	$—
3	2	$48,705.71	0	$—	6	$206,244.49	0	$—	2	$148,655.04
4	13	$551,306.13	7	$490,462.81	7	$314,323.94	4	$431,413.28	4	$99,903.02
5	7	$350,271.04	4	$206,994.41	8	$312,142.46	6	$754,265.09	3	$164,816.99
6	11	$650,207.64	5	$104,679.94	4	$188,795.60	11	$515,846.18	4	$286,754.02
7	20	$545,452.48	7	$369,539.02	12	$1,109,081.30	7	$239,356.90
8	16	$962,305.03	12	$645,556.29	11	$751,030.35	9	$604,590.74
9	18	$800,864.45	10	$293,583.01	8	$290,121.25	7	$824,400.34
10	18	$809,316.45	15	$663,836.89	18	$934,343.11	10	$442,585.38
11	20	$1,563,824.86	11	$407,088.83	13	$904,935.94	11	$441,948.04
12	11	$776,930.57	19	$1,319,382.55	13	$783,642.40
13	16	$1,407,180.53	13	$756,786.39	10	$473,906.41
14	21	$1,078,739.42	20	$826,109.57	9	$611,392.18
15	10	$216,309.69	19	$760,695.57	9	$247,729.05
16	4	$140,936.37	11	$366,281.83	11	$746,784.94
17	5	$238,499.79	8	$447,317.69	12	$698,997.16
18	12	$464,847.07	9	$600,557.76	8	$321,342.28
19	9	$323,564.05	13	$316,023.09
20	11	$783,531.67	10	$341,111.11
21	4	$134,898.88	8	$247,434.24
22	20	$553,593.28	14	$625,122.70
23	13	$490,233.05	11	$334,621.01
24	10	$1,225,670.54
25	10	$357,257.74
26	9	$449,229.40
27	7	$177,711.20
28	7	$123,398.53
29	12	$371,697.33
30	4	$99,341.37
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47

(1)

The period of delinquency is based on the number of days payments are contractually past due. A contract is considered delinquent if the obligor paid less than (i) 95% of the scheduled payment on an agricultural contract by the due date, or (ii) 90% of the scheduled payment on a construction contract by the due date.

John Deere Capital Corporation

180+ Day Delinquent—Payoff Amount(1)

As of the February 2021 Payment Date

	JDOT 2016		JDOT 2016-B		JDOT 2017		JDOT 2017-B		JDOT 2018
Month	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount
1	0	$—	0	$—	0	$—	0	$—	0	$—
2	0	$—	1	$32,618.34	0	$—	0	$—	0	$—
3	0	$—	0	$—	0	$—	0	$—	1	$82,525.42
4	0	$—	1	$380,435.16	0	$—	1	$10,888.80	0	$—
5	9	$647,912.10	7	$626,885.33	4	$242,824.13	3	$143,188.78	2	$91,445.78
6	8	$637,747.28	15	$1,065,786.60	15	$2,031,378.03	7	$815,910.35	3	$162,021.91
7	10	$478,577.27	9	$905,810.75	17	$2,244,440.55	12	$948,502.15	7	$269,309.97
8	13	$738,015.10	13	$1,167,001.77	17	$1,290,745.73	13	$490,056.25	6	$230,534.72
9	14	$565,269.74	16	$1,891,737.11	13	$686,464.54	11	$696,439.23	19	$765,049.25
10	18	$1,070,687.62	13	$1,373,472.84	19	$1,018,081.39	12	$922,523.56	15	$547,407.43
11	24	$1,446,358.49	15	$883,421.06	20	$1,246,828.30	13	$963,753.44	23	$834,683.72
12	26	$2,142,008.70	18	$1,091,983.74	23	$1,339,616.36	15	$711,193.56	22	$890,392.23
13	22	$1,055,314.05	18	$1,029,782.94	22	$1,200,877.97	23	$1,055,768.51	28	$1,463,178.47
14	20	$1,017,847.14	20	$1,094,569.89	21	$848,614.11	25	$1,171,260.41	26	$1,501,375.42
15	19	$1,040,487.38	24	$1,148,472.48	21	$766,934.00	31	$1,290,577.60	23	$1,140,976.12
16	23	$1,732,738.82	26	$1,387,676.49	23	$1,021,213.77	32	$1,435,458.22	22	$877,179.07
17	29	$1,803,669.26	30	$1,436,246.84	20	$725,710.36	28	$1,281,396.13	21	$809,310.63
18	30	$1,988,173.69	31	$1,535,425.75	21	$768,697.68	32	$1,417,553.62	27	$1,213,414.53
19	27	$1,836,899.17	29	$1,328,803.74	21	$735,783.25	32	$1,593,550.71	27	$1,425,280.91
20	27	$1,684,866.74	27	$810,888.19	30	$1,244,720.41	30	$1,558,779.11	24	$1,205,591.63
21	24	$1,271,736.90	30	$843,728.96	28	$1,086,352.64	39	$1,710,211.98	27	$1,408,008.69
22	21	$1,367,946.93	28	$828,427.14	32	$1,213,698.63	34	$1,659,961.73	28	$1,283,822.70
23	24	$1,344,896.07	23	$611,166.15	29	$938,472.95	27	$1,281,991.59	29	$1,427,535.19
24	28	$1,468,014.15	23	$732,267.04	31	$1,019,829.15	41	$1,765,934.12	32	$1,436,212.40
25	24	$1,134,046.50	24	$677,293.10	38	$1,613,516.72	33	$1,444,411.86	36	$1,713,107.59
26	27	$1,180,233.64	23	$693,144.13	29	$1,217,529.60	36	$1,608,184.71	30	$1,457,486.81
27	25	$1,218,309.02	24	$579,127.52	24	$832,337.14	37	$1,857,222.00	34	$1,818,960.01
28	22	$914,020.53	22	$522,484.72	30	$921,096.83	35	$1,616,344.98	36	$1,779,023.07
29	25	$1,110,704.53	25	$576,790.38	30	$897,126.48	42	$2,020,915.16	34	$2,068,821.82
30	21	$990,936.93	27	$641,557.61	31	$1,101,378.05	37	$1,914,045.46	33	$1,854,902.33
31	22	$1,083,490.98	31	$670,999.54	32	$1,101,730.86	33	$1,646,283.01	25	$971,542.90
32	29	$1,021,664.43	31	$716,085.13	33	$1,040,518.80	32	$1,676,910.21	23	$794,512.41
33	33	$1,158,265.77	36	$801,819.52	40	$1,248,175.90	36	$1,440,632.09	24	$1,036,160.25
34	26	$1,217,276.48	30	$754,911.27	43	$1,399,917.78	36	$1,309,204.74	20	$485,516.62
35	31	$1,166,879.16	38	$785,122.03	43	$1,311,803.38	35	$1,276,042.04	17	$413,804.11
36	30	$1,201,326.28	35	$735,515.41	36	$1,160,157.82	32	$1,192,137.17
37	22	$1,269,716.63	28	$536,407.23	34	$1,046,525.97	32	$1,082,281.21
38	29	$1,230,311.85	24	$479,734.04	36	$1,040,435.31	32	$1,062,789.82
39	25	$1,087,255.42			35	$960,244.54	32	$1,023,317.38
40					30	$908,365.84	32	$961,848.74
41							31	$784,957.35
42							23	$698,745.59
43
44
45
46
47

(1)

The period of delinquency is based on the number of days payments are contractually past due. A contract is considered delinquent if the obligor paid less than (i) 95% of the scheduled payment on an agricultural contract by the due date, or (ii) 90% of the scheduled payment on a construction contract by the due date.

John Deere Capital Corporation

180+ Day Delinquent—Payoff Amount(1)

As of the February 2021 Payment Date

	JDOT 2018-B		JDOT 2019		JDOT 2019-B		JDOT 2020		JDOT 2020-B
Month	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount	#	Payoff Amount
1	0	$—	0	$—	0	$—	0	$—	0	$—
2	0	$—	0	$—	0	$—	0	$—	0	$—
3	0	$—	0	$—	0	$—	0	$—	0	$—
4	1	$27,417.78	0	$—	4	$102,296.31	0	$—	1	$122,868.15
5	7	$150,751.36	5	$465,800.38	10	$416,933.97	4	$518,432.44	4	$197,173.54
6	9	$402,036.15	5	$280,659.46	13	$506,260.38	5	$775,739.62	5	$227,040.72
7	10	$417,020.64	4	$207,473.80	13	$551,349.04	12	$1,117,947.14
8	21	$563,358.06	11	$588,076.75	20	$1,541,724.79	11	$1,035,146.85
9	30	$1,335,066.82	17	$942,459.46	26	$2,153,141.16	16	$1,307,307.65
10	32	$1,651,699.96	16	$775,020.07	22	$1,383,945.46	18	$1,799,963.06
11	37	$1,711,112.63	25	$1,146,837.17	28	$1,478,485.81	19	$1,800,162.20
12	39	$2,010,212.39	25	$1,010,810.44	29	$1,588,272.66
13	36	$1,467,305.42	34	$1,527,303.83	28	$1,412,301.51
14	41	$2,186,941.31	39	$1,840,565.99	21	$995,738.09
15	46	$2,572,954.67	43	$1,806,770.04	21	$1,053,792.15
16	49	$2,593,713.16	46	$2,046,489.77	25	$1,158,200.27
17	48	$2,625,530.13	29	$1,158,746.02	27	$1,351,687.80
18	48	$2,726,858.65	29	$1,139,244.62	24	$1,194,180.49
19	51	$2,887,986.61	25	$1,163,050.96
20	46	$2,653,967.93	22	$969,207.00
21	48	$3,065,524.57	23	$904,208.24
22	42	$2,741,183.18	24	$952,970.27
23	49	$2,920,373.64	31	$1,362,432.99
24	42	$2,549,635.55
25	40	$2,908,753.68
26	36	$2,032,899.85
27	35	$1,614,966.17
28	36	$1,648,630.68
29	31	$1,210,170.72
30	35	$1,401,804.60
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47

(1)

The period of delinquency is based on the number of days payments are contractually past due. A contract is considered delinquent if the obligor paid less than (i) 95% of the scheduled payment on an agricultural contract by the due date, or (ii) 90% of the scheduled payment on a construction contract by the due date.

John Deere Capital Corporation

Cumulative Prepayment History(1)

As of the February 2021 Payment Date

Month	JDOT 2016	JDOT 2016-B	JDOT 2017	JDOT 2017-B	JDOT 2018	JDOT 2018-B	JDOT 2019	JDOT 2019-B	JDOT 2020	JDOT 2020-B
1	22.94%	20.68%	15.70%	12.53%	14.84%	16.15%	16.15%	12.74%	27.29%	24.00%
2	21.22%	12.02%	15.58%	7.75%	22.31%	11.91%	19.07%	15.72%	27.30%	17.11%
3	16.46%	13.96%	12.47%	12.26%	17.86%	13.81%	16.76%	17.80%	21.54%	19.54%
4	14.48%	12.68%	11.24%	11.25%	15.76%	11.82%	14.28%	15.28%	19.73%	17.87%
5	14.80%	10.74%	12.91%	9.91%	16.06%	9.37%	15.54%	13.30%	20.17%	16.86%
6	13.74%	13.47%	11.65%	12.91%	15.17%	12.79%	15.22%	16.07%	19.08%	21.11%
7	12.77%	13.01%	10.94%	13.36%	13.94%	12.50%	15.94%	15.69%	18.59%
8	13.76%	13.20%	12.93%	12.83%	15.05%	13.05%	17.37%	15.13%	19.53%
9	13.30%	14.14%	12.29%	15.20%	14.42%	14.30%	16.26%	17.84%	19.06%
10	11.98%	13.69%	11.94%	14.82%	13.30%	14.31%	15.16%	17.83%	18.54%
11	13.37%	13.00%	13.19%	14.22%	14.21%	13.83%	16.21%	17.40%	20.35%
12	13.34%	13.15%	12.94%	14.31%	13.78%	14.16%	16.26%	17.94%
13	13.01%	12.67%	12.57%	13.77%	12.96%	13.60%	15.81%	17.24%
14	13.62%	12.14%	13.13%	13.22%	13.50%	14.08%	16.23%	17.02%
15	13.00%	12.37%	12.84%	13.78%	13.25%	14.71%	15.49%	17.55%
16	12.65%	12.28%	12.41%	13.34%	12.76%	14.29%	15.16%	17.01%
17	12.89%	11.26%	12.76%	12.32%	13.23%	13.68%	15.67%	16.34%
18	12.76%	12.59%	12.42%	13.32%	13.02%	14.51%	15.45%	18.36%
19	12.30%	12.55%	12.10%	13.10%	13.69%	14.71%	15.17%
20	12.72%	12.35%	12.69%	12.77%	14.27%	14.34%	16.23%
21	12.47%	13.24%	12.82%	13.32%	14.17%	14.93%	15.99%
22	11.97%	13.05%	12.12%	13.40%	13.63%	14.61%	15.50%
23	12.89%	12.77%	13.09%	13.13%	14.48%	14.37%	16.92%
24	13.09%	12.85%	12.89%	13.48%	14.39%	14.65%
25	13.15%	12.39%	12.79%	13.24%	13.86%	14.68%
26	13.28%	11.85%	13.22%	13.38%	14.21%	14.64%
27	13.01%	12.02%	13.26%	13.83%	13.88%	15.24%
28	12.70%	12.22%	12.95%	13.69%	13.48%	15.12%
29	12.75%	11.17%	13.44%	13.25%	13.90%	14.47%
30	12.83%	12.44%	13.21%	13.97%	13.84%	15.75%
31	12.48%	12.62%	13.78%	14.17%	13.72%
32	12.70%	12.32%	14.39%	13.73%	14.69%
33	12.86%	12.66%	14.41%	14.14%	14.57%
34	12.45%	12.68%	13.89%	13.80%	14.31%
35	13.40%	12.35%	14.51%	13.65%	15.28%
36	13.30%	12.48%	14.59%	14.09%
37	13.22%	11.96%	14.07%	13.85%
38	13.36%	12.21%	14.30%	13.40%
39	13.13%		14.00%	13.90%
40			13.68%	13.79%
41				13.44%
42				15.10%
43
44
45
46
47
48

(1)

The formula for calculating the percentages shown above is the percentage equivalent of 1 minus an amount equal to a fraction with the numerator equal to the actual note value at the end of such month and the denominator equal to the scheduled note value at the end of such month calculated using the initial cash flows at the cut-off date, raised to the power of a fraction with a numerator equal to 12 and a denominator equal to the number of collection periods elapsed since the cut-off date to the end of such month.

(1)

The formula for calculating the percentages shown above is the percentage equivalent of 1 minus an amount equal to a fraction with the numerator equal to the actual note value at the end of such month and the denominator equal to the scheduled note value at the end of such month calculated using the initial cash flows at the cut-off date, raised to the power of a fraction with a numerator equal to 12 and a denominator equal to the number of collection periods elapsed since the cut-off date to the end of such month.

The following table sets forth a summary of certain information relating to the original characteristics of JDCC’s prior securitized pools of retail agricultural and construction equipment receivables in the past five years. Totals may not add up to 100% due to rounding.

Characteristics of Prior Securitized Pools

Total Agricultural and Construction	JDOT 2016		JDOT 2016-B		JDOT 2017		JDOT 2017-B		JDOT 2018		JDOT 2018-B		JDOT 2019		JDOT 2019-B		JDOT 2020		JDOT 2020-B
Total Number of Pool Assets	17,247		17,737		17,488		19,056		17,870		18,927		21,599		20,737		20,167		13,858
Aggregate Balance as of original pool cut-off date (dollars in millions)	$802		$803		$812		$917		$812		$935		$1,097		$1,121		$1,069		$800
Average Balance	$46,514		$45,246		$46,453		$48,109		$45,464		$49,389		$50,810		$54,034		$68,414		$57,731
Range of Balances	$512–801,649		$555–899,264		$501–923,365		$500–944,254		$507–968,119		$505–1,025,596		$525–$951,852		$545–$945,172		$535–$1,010,608		$500-$957,579
Weighted Average Interest Rate	2.437%		2.231%		2.426%		2.483%		2.558%		2.739%		3.018%		3.199%		3.096%		2.861%
Weighted Average Original Term (months)	54.94		54.88		55.02		54.97		54.94		54.97		55.00		55.04		55.22		54.99
Weighted Average Remaining Term (months)	40.48		38.40		40.88		42.24		41.77		42.73		42.97		43.44		43.09		44.35
Weighted Average Credit Score of Obligors(1)	760		760		760		760		761		762		762		762		760		761
Range of Credit Scores of Obligors(1)	468–850		461–850		466–850		478–850		495–850		471–850		473–850		476–850		464–850		451–850
% without FICO® (% of aggregate balance as of original pool cut-off date)	13.38%		13.90%		14.28%		14.80%		14.95%		14.85%		16.01%		15.56%		18.29%		20.78%
Agricultural (% of aggregate balance as of original pool cut-off date)	75.20%		75.17%		74.90%		75.15%		74.77%		75.20%		75.28%		75.73%		75.02%		75.23%
New (% of aggregate balance as of original pool cut-off date)	34.36%		35.06%		34.02%		32.38%		33.73%		33.25%		35.78%		33.95%		37.15%		34.63%
Used (% of aggregate balance as of original pool cut-off date)	40.84%		40.11%		40.89%		42.76%		41.04%		41.95%		39.50%		41.77%		37.87%		40.60%
Construction (% of aggregate balance as of original pool cut-off date)	24.81%		24.83%		25.10%		24.85%		25.23%		24.80%		24.72%		24.27%		24.98%		24.77%
New (% of aggregate balance as of original pool cut-off date)	21.82%		21.87%		21.93%		21.40%		22.03%		21.54%		21.62%		20.65%		20.02%		19.21%
Used (% of aggregate balance as of original pool cut-off date)	2.99%		2.96%		3.16%		3.45%		3.20%		3.26%		3.10%		3.62%		4.96%		5.57%
State Concentration (top 5 states) (% of aggregate balance as of original pool cut-off date)	TX – 10.68 IA – 5.39 IL – 5.07 NE – 4.49 KS – 4.09	% % % % %	TX – 11.23 IA – 5.07 IL – 4.83 NE – 4.38 CA – 4.29	% % % % %	TX – 10.88 IA – 5.38 CA – 5.18 IL – 4.97 KS – 4.32	% % % % %	TX – 10.74 IA – 5.24 IL – 4.49 KS – 4.29 GA – 4.27	% % % % %	TX – 10.67 CA – 4.97 IL – 4.74 IA – 4.60 MO – 4.21	% % % % %	TX – 10.83 IA – 5.36 IL – 4.39 CA – 4.20 GA – 4.06	% % % % %	TX – 9.96 IA – 5.54 CA – 4.69 IL – 4.61 NE – 4.22	% % % % %	TX – 9.98 IL – 5.69 IA – 5.24 CA – 4.74 NE – 4.08	% % % % %	TX –11.76 IL – 4.99 IA – 4.95 CA – 4.24 NE – 4.17	% % % % %	TX –10.63 IL – 5.53 KS –5.24 IA – 4.92 NE – 4.61	% % % % %
Payment Frequency (% of aggregate balance as of original pool cut-off date)
Annual	62.14%		61.68%		60.48%		60.09%		59.51%		60.91%		60.79%		61.32%		60.82%		60.98%
Semiannual	2.20%		2.28%		2.62%		2.40%		2.22%		2.20%		2.08%		2.17%		2.06%		2.56%
Quarterly	0.64%		0.54%		0.43%		0.46%		0.36%		0.53%		0.44%		0.61%		0.45%		0.73%
Monthly	32.39%		33.24%		34.40%		34.65%		35.76%		34.09%		34.70%		33.47%		34.58%		33.26%
Other	2.63%		2.27%		2.08%		2.40%		2.15%		2.26%		1.99%		2.43%		2.08%		2.47%

(1)

Credit scores relate to the FICO® score of the obligors, which is a credit score derived from a scoring system created by the Fair Isaac Corporation. A FICO® score is used to evaluate creditworthiness on the basis of, among other things, information that a credit bureau keeps about the applicant for credit and the debt service-to-income ratio of the applicant. The highest FICO® score a person can receive is 850 and the lowest 300.